Exhibit 10.1

SENIOR SECURED CREDIT AGREEMENT,

dated as of August 2, 2002,

between

THE TITAN CORPORATION

as the Lender,

and

SUREBEAM CORPORATION

as the Borrower

SENIOR SECURED CREDIT AGREEMENT

THIS SENIOR SECURED CREDIT AGREEMENT, dated as of August 2, 2002, is between SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”), and THE TITAN CORPORATION, a Delaware corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Lender intends to distribute the Borrower’s common stock owned by Lender to the Lender’s stockholders in a tax-free spin-off (the “Spin-off”); and

WHEREAS, the Borrower has requested that the Lender make available to the Borrower a senior secured credit facility in the amount of Fifty Million Dollars ($50,000,000); and

WHEREAS, the Lender is willing to make such senior secured credit facility available upon and subject to the terms and conditions contained herein.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1             Defined Terms.  The following capitalized terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  “Control” of a Person means the power, directly or indirectly,

(a)           to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

(b)           to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

“Agreement” means this Senior Secured Credit Agreement, as it may be amended, restated, supplemented, or otherwise modified from time to time.

“Allowed Quarterly Maximum” is defined in Section 2.1(b).

“Annual Operating Plan” means the 2002-2003 annual operating plan prepared by the Borrower and previously delivered to the Lender, a copy of which is attached hereto as Exhibit A.

“Asset Sale” means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by the Borrower or any of its Subsidiaries of any of its property or assets, including the Capital Stock of any Subsidiary.

“Authorized Officer” means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Lender in the certificate of incumbency most recently delivered by such Obligor.

“Borrower” is defined in the preamble.

“Borrower Pledge Agreement” means the Pledge Agreement executed and delivered by the Borrower pursuant to Article V substantially in the form of Exhibit B hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Borrower Security Agreement” means the Security Agreement executed and delivered by the Borrower pursuant to Article V substantially in the form of Exhibit C hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Borrowing” means the Revolving Loans and/or the Letters of Credit, as the case may be.

“Borrowing Request” means a Revolving Loan request and certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto, together with such changes thereto as the Lender may from time to time reasonably request for the purpose of determining Borrower’s satisfaction of conditions for each Borrowing Request.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or San Diego, California.

“Capital Expenditures” means, for any period, the aggregate, or separate amount, as the case may be, of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date.

“Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any State thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; (c) commercial paper of United States and foreign banks and bank holding companies and their Subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; (d) marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment the highest credit rating by Moody’s and S&P; provided, that the maturities of all obligations of the type specified in clauses (a) through (d) above shall not exceed one hundred eighty (180) days; and (e) reverse purchase agreements covering obligations of the type specified in clause (a) above.

“Cash Equivalent Investment” means, at any time:

(a)           any direct obligation of (or unconditionally guaranteed by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than one year after such time;

(b)           commercial paper maturing not more than 270 days from the date of issue, which is issued by:

(i)            a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s;

(c)           any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by any bank organized under the laws of the United States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000;

(d)           any repurchase agreement having a term of 30 days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (c) which:

(i)            is secured by a fully perfected security interest in any obligation of the type described in clause (a); and

(ii)           has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e)           Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S & P’s and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) above.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means (i) the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Lender, the Borrower or its Subsidiaries, or any employee benefit plan of the Borrower or its Subsidiaries which acquires beneficial ownership of voting securities of the Borrower) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either the then outstanding shares of common stock of the Borrower or the combined voting power of the Borrower’s then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who immediately following the distribution date for the Spin-off (the “Distribution Date”) constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the Distribution Date whose election, or nomination for election by the Borrower’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Borrower of a reorganization, merger or consolidation, in each case with respect to which Persons who were the stockholders of the Borrower immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than sixty-six percent (66%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities or (iv) any “Change of Control” (or substantially similar provision) under (and as defined in) any Sub Debt Document; provided, however, any changes that occur directly as a result of the Spin-off shall not constitute a Change in Control.

“Closing Date” means the first date on which all of the conditions precedent set forth in Section 5.1 have been satisfied, but in no event shall such date be later than August 2, 2002.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

“Collateral Assignment of Rights under License Agreement” means the Collateral Assignment of Rights Under License Agreement executed and delivered by SB OperatingCo, Inc., now known as SB OperatingCo, LLC,  pursuant to Article V substantially in the form of Exhibit E hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Borrower Pledge Agreement, the Borrower Security Agreement, the Collateral Assignment of Rights under License Agreement; the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, each Copyright Security Agreement, each Trademark Security Agreement and each Patent Security Agreement.

“Commitment” means, as the context may require, the Revolving Loan Commitment and the Letter of Credit Commitment.

“Commitment Termination Event” means:

(a)           the occurrence of any Event of Default described in Section 9.1(i); or

(b)           the occurrence and continuance of any other Event of Default and either

(i)            the declaration by the Lender of all or any portion of the Revolving Loans to be due and payable pursuant to Section 9.3, or

(ii)           the giving of notice by the Lender to the Borrower that the Revolving Loan Commitment has been terminated.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto, together with such changes thereto as the Lender may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with Section 8.4 of this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness or any other obligation of any other Person (other than (i) by endorsements of instruments in the course of collection and (ii) guarantees of obligations of Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness).  The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit G to any Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Credit Extension” means the making of a Revolving Loan by the Lender or the issuance of a Letter of Credit.

“Credit Extension Request” means any Borrowing Request.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, restated, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

“Disbursement” is defined in Section 2.7(b).

“Disbursement Date” is defined in Section 2.7(b).

“Disqualified Stock” means any Capital Stock of the Borrower or any Subsidiary of the Borrower which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part, in each case in this clause (c) before the final Revolving Loan Maturity Date.

“Dollar” and the sign “$” mean lawful money of the United States.

“EBITDA” means, for the Borrower and its Subsidiaries, for any applicable period, the sum (without duplication) of the following:

(a)   Net Income,

minus

(b)   all amounts added by the Borrower and its Subsidiaries, in determining Net Income, representing either non-cash or non-recurring gains, including as a result of changes in accounting treatment under GAAP and including all royalty income recognized by the Borrower and its Subsidiaries in accordance with that certain Amended and Restated License Agreement dated October 17, 2001 between SB OperatingCo, Inc., now known as SB OperatingCo, LLC and the Lender, plus

(c)   the amount deducted by the Borrower and its Subsidiaries, in determining Net Income, representing amortization, as determined in accordance with GAAP,

plus

(d)   the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower and its Subsidiaries,

plus

(e)   the amount deducted, in determining Net Income, of Interest Expense of the Borrower and its Subsidiaries,

plus

(f)    the amount deducted, in determining Net Income, representing depreciation of assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

“EBITDA AOP Target” means that amount set forth as the Borrower’s EBITDA Target for the particular period in the Borrower’s Annual Operating Plan.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to pollution, public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections thereto.

“Event of Default” is defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Quarter” means a quarter ending on the last day of each March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31 of each year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “Fiscal Year 2001”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means each direct and indirect U.S. Subsidiary and Foreign Subsidiary of the Borrower whether now existing or hereafter acquired or organized, each of which shall be required to execute and deliver the Subsidiary Guaranty, or a supplement thereto; provided, however, with respect to Foreign Subsidiaries, Guarantor shall not include Foreign Subsidiaries to the extent that the granting of such Subsidiary Guaranty would cause material adverse tax consequences to the Borrower or such Foreign Subsidiary or would be violative of applicable law.

“Hazardous Material” means

(a)           any “hazardous substance”, as defined by CERCLA;

(b)           any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; or

(c)           any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct under any Environmental Law, all as amended.

“Hedging Agreements” means currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:

(a)           which is of a “going concern” or similar nature;

(b)           which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)           which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.4.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Incumbent Board” is defined in the definition of “Change in Control.”

“Indebtedness” of any Person means, without duplication:

(a)           all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b)           all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c)           all Capitalized Lease Liabilities of such Person;

(d)           net liabilities of such Person under all Hedging Obligations;

(e)           whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness or other obligations secured by (or for which the holder of such indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness or other obligations arising under conditional sales or other title retention agreements), whether or not such indebtedness or other obligations shall have been assumed by such Person or is limited in recourse;

(f)            all Contingent Liabilities of such Person;

(g)           the principal portion of all obligations of such Person under any Synthetic Lease;

(h)           all Disqualified Stock of such Person; and

(i)            all Lender Guaranties and Letters of Credit issued by or caused to be issued by the Lender on behalf of the Borrower.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (provided, Indebtedness shall not be calculated twice for purposes of this Agreement).

“Intellectual Property” is defined in Section 6.19.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

 “Interest Expense” means, for any Fiscal Quarter, the aggregate interest expense of the Borrower and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

“Investment” means, relative to any Person, (a) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, the Capital Stock or other debt or equity securities (including options, warrants or other rights to acquire such Capital Stock or other securities) of any other Person, (b) any direct or indirect purchase or other acquisition by such Person of any assets constituting a business unit of any Person or all or substantially all of a Person’s assets, (c) any direct or indirect loan, advance (excluding commission, travel, petty cash, relocation and similar advances to officers, directors, and employees made in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (c) any Hedging Agreements of such Person and (d) any Contingent Liability of such Person.  The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Issuance Request” means a Letter of Credit request duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit H hereto, together with such changes thereto as the Lender may from time to time reasonably request for the purpose of determining the Borrower’s satisfaction of conditions for each Issuance Request.

“Lender” is defined in the preamble.

“Lender Guaranties” means those outstanding guaranties of the Borrower’s obligations by the Lender set forth on Item 2.7 of the Disclosure Schedule.

“Lender Guaranty Disbursement” is defined in Section 2.7(b).

“Lender Guaranty Disbursement Date” is defined in Section 2.7(b).

“Lender Guaranty Outstandings” means, on any date, an amount equal to the sum of:

(a)   the then aggregate amount which is guarantied by the Lender under all issued and outstanding Lender Guaranties,

plus

                                (b) the then aggregate amount of all outstanding Lender Guaranty Reimbursement Obligations.

“Lender Guaranty Reimbursement Obligation” is defined in Section 2.7(c).

“Lender’s Credit Agreement” means that certain Senior Secured Credit Agreement dated as of May 23, 2002 among the Lender, various financial institutions from time to time parties thereto, Wachovia Bank, National Association, as administrative agent, The Bank of Nova Scotia and Comerica Bank-California, as syndication agents, and Branch Banking and Trust Company and Toronto Dominion (New York), Inc., as documentation agents (as such Senior Secured Credit Agreement may be amended, restated, supplemented, renewed, replaced, refinanced or otherwise modified from time to time whether or not with the same financial institutions).

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Lender or any of the Lender’s Affiliates, shareholders, directors, officers, employees, and agents (all such parties to the extent of their capacity only as lender and relating thereto, but not in any other capacity) in connection with or arising from:

(a)           any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;

(b)           any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

(c)           any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

(d)           the imposition of any lien for damages caused by, or the recovery of any costs for, the cleanup, release or threatened release of any Hazardous Material (i) by the Borrower or any of its Subsidiaries or (ii) in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

“Letter of Credit” is defined in Section 2.3.

“Letter of Credit Commitment” means the Lender’s obligation to cause the issuance of Letters of Credit pursuant to Section 2.3.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount of Five Million Dollars ($5,000,000), as such amount may be permanently reduced from time to time pursuant to Section 2.2 or Section 3.1.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of:

(a)   the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

                                (b)  the then aggregate amount of all outstanding Reimbursement Obligations.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Loan Documents” collectively means this Agreement, the Collateral Documents, each agreement pursuant to which the Lender is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with this Agreement or such other Loan Documents, whether or not specifically mentioned herein or therein.

“Material Adverse Effect” means the result of one or more events, changes or effects which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on (i) the business, results of operations, condition (financial or otherwise) or prospects of the Obligors, in each case, taken as a whole, or (ii) the validity or enforceability of any of the Loan Documents, or the rights, remedies and benefits available to the parties thereunder.

 “Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

“Net Proceeds” means (a) with respect to the issuance of any equity securities in excess of Twenty-Five Million Dollars ($25,000,000) (other than the issuance or exercise of stock options in connection with employee incentive programs or employee benefit programs or similar programs) of the Borrower or any of its Subsidiaries, the excess of (i) the proceeds received by the Borrower or any of its Subsidiaries from the sale or issuance to any Person of any stock, warrants, convertible securities or options or the exercise of any such warrants or options in excess of Twenty-Five Million Dollars ($25,000,000), over (ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance; (b) with respect to any Asset Sale (other than sales of inventory or equipment or systems built for customers in the ordinary course of the Borrower’s business), the excess of (i) the proceeds received from any Asset Sale over (ii) the reasonable cash costs of such Asset Sale, taxes paid or payable as a result thereof, and all reasonable and customary legal, investment banking, accounting, and other professional fees, sales commissions or disbursements actually incurred in connection with such Asset Sale which have not been paid to Affiliates of the Borrower in connection therewith; and (c) with respect to the incurrence or issuance of

Indebtedness, the excess of (i) the proceeds received from the incurrence or issuance of any Indebtedness (except for Indebtedness permitted by Section 8.2) of the Borrower or any of its Subsidiaries over (ii) the reasonable costs incurred in such transaction, and all reasonable and customary legal, investment banking, accounting, and other professional fees, sales commissions or disbursements actually incurred in connection with such transaction.

The amount of the proceeds described in clauses (a) and (b) above may, at the option of the Borrower and so long as no Default or Event of Default shall have occurred and be continuing, be used by the Borrower or a Subsidiary, as applicable, to purchase (x) (i) with respect to the proceeds described in clause (a), assets reasonably acceptable to the Lender and (ii) with respect to the proceeds described in clause (b), substantially similar assets useful in the business of the Borrower or such Subsidiary, (with such assets or interests described in clause (x), collectively, referred to as “Qualified Assets”) within 180 days (with respect to the proceeds described in clause (a)), and 360 days (with respect to the proceeds described in clause (b)), after the consummation (and with the proceeds) of such sale, conveyance or disposition. In the event the Borrower or such Subsidiary elects to exercise its right to purchase Qualified Assets with the Net Proceeds pursuant to this provision, the Borrower shall deliver a certificate of an Authorized Officer to the Lender within 120 days following the receipt of Net Proceeds (with respect to the proceeds described in clause (a) above) or within 180 days following receipt of Net Proceeds (with respect to the proceeds described in clause (b) above) setting forth the amount of the Net Proceeds which the Borrower or such Subsidiary expects to use to purchase Qualified Assets during such 180-day or 360-day period, as applicable.  Any amount of such Net Proceeds which the Borrower does not expect to use to purchase Qualified Assets shall be paid to the Lender in accordance with Section 3.1(d) on the 120th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (a) above) or the 180th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (b) above).  If the Borrower fails to deliver a certificate within such 120- or 180-day period, as applicable, specifying the amount of Net Proceeds which the Borrower expects to use to purchase Qualified Assets, all of the Net Proceeds received shall be paid to the Lender in accordance with Section 3.1(d) on the 120th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (a) above) or the 180th day following receipt of such Net Proceeds (with respect to the proceeds described in clause (b) above).

If and to the extent that the Borrower or such Subsidiary has elected to reinvest Net Proceeds referred to in clauses (a) and (b) as permitted above, then on the date which is 180 days or 360 days, as appropriate, after the relevant sale, conveyance or disposition, the Borrower shall deliver a certificate of an Authorized Officer to the Lender certifying as to the amount and use of such Net  Proceeds actually used to purchase Qualified Assets.  To the extent such Net Proceeds are not so used to purchase Qualified Assets then the Revolving Loans shall be repaid as set forth in Section 3.1(d) and the Revolving Loan Commitment Amount, pursuant to Section 2.2(b), shall be automatically reduced by an amount equal to the aggregate amount of such proceeds not so used to purchase Qualified Assets.

 “Non-Excluded Taxes” means any Taxes other than net income and franchise taxes imposed with respect to the Lender by the Governmental Authority under the laws of which the Lender is organized or in which it maintains its corporate office.

 “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with this Agreement, each other Loan Document and any Hedging Agreement between the Borrower and the Lender or an Affiliate of the Lender.

“Obligor” means, as the context may require, the Borrower and each other Person (other than the Lender) obligated under any Loan Document.

“Operating Expenses” means all research and development expenses plus all sales, general and administrative expenses of the Borrower and its Subsidiaries on a consolidated basis, excluding only non-cash asset impairment charges, as such expenses are determined under GAAP consistent with the Borrower’s historical accounting practices and classifications of expenses and consistent with the Annual Operating Plan.

“Organic Document” means, relative to any Obligor, as applicable, its certificate of incorporation, articles of organization, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s partnership interests, limited liability company interests or authorized shares of Capital Stock.

“Other Taxes” means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment being made or being required to be made hereunder or under the Revolving Note or from the execution, delivery, registration, recording or enforcement of this Agreement or any other Loan Document (but excluding income, franchise and related taxes of the Lender).

“Overadvance” is defined in Section 3.1(c).

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisitions” means an acquisition (whether pursuant to an acquisition of stock, assets or otherwise) by the Borrower or any Guarantor of any Person or the assets of any Person which meets all of the following conditions: (i) such Person is primarily engaged in a similar line of business as the Borrower or such Guarantor as of the Closing Date; (ii) all or substantially all of the assets acquired or owned by the Person being acquired are located in the

United States and such Person (in the case of an acquisition of Capital Stock) is organized under the laws of the United States or a state thereof or the District of Columbia and will become a Guarantor upon the consummation of such acquisition and otherwise comply with Section 7.7; (iii) all or substantially all of the Capital Stock or assets so acquired will become subject to Liens created under the Loan Documents; (iv) with respect to any single acquisition, or a series of related acquisitions with a single or aggregate net purchase price of greater than Two Million Dollars ($2,000,000), including any assumed Indebtedness (with any non-cash consideration being valued in good faith by senior management of the Borrower as set forth in an Officer’s Certificate delivered to the Lender), the Borrower has obtained the prior consent of the Lender (which consent shall not be unreasonably withheld); (v) immediately before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including under Section 8.1); (vi) the Borrower shall have delivered to the Lender a Compliance Certificate for the period of four (4) full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1) giving pro forma effect in accordance with this Agreement to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 8.4; and (vii) the Lender shall have received a certificate, dated a date reasonably acceptable to the Lender, of an Authorized Officer of the Borrower certifying as to a true and complete copy of each purchase agreement, and all other documents and instruments delivered in connection with the consummation of any Permitted Acquisitions and that are required to be delivered pursuant to the terms of the relevant purchase agreement and the Lender shall be reasonably satisfied with all amendments, waivers or other modifications of, or other forebearance to exercise any rights with respect to, any of the terms or provisions of such purchase agreements and the exhibits and schedules thereto.

“Permissive Prepayments” is defined in Section 3.1.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Pledge Agreement” means, as the context may require, the Borrower Pledge Agreement or the Subsidiary Pledge Agreement.

“Pledged Subsidiary” means, at any time, each Subsidiary in respect of which the Lender has been granted, at such time, a security interest in and to, or a pledge of, (i) any of the issued and outstanding shares of Capital Stock of such Subsidiary, or (ii) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower.

“Pro Forma Financial Statements” is defined in Section 5.1(j).

“Qualified Assets” is defined in the definition of “Net Proceeds”.

“Quarterly Maximum” is defined in Section 2.1.

“Quarterly Payment Date” means the first Business Day of January, April, July and October of each Fiscal Year.

“Regulation S-X” means Regulation S-X promulgated by the SEC.

“Reimbursement Obligation” is defined in Section 2.6(c).

“Release” means a “release”, as such term is defined in CERCLA.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

“Restricted Payment” means the declaration or payment of any dividend (other than dividends payable solely in common stock of the Borrower) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

“Revenue” means, for the Borrower and its Subsidiaries, revenue determined on a consolidated basis in accordance with GAAP.

“Revolving Loan” is defined in Section 2.1.

“Revolving Loan Commitment” means the Lender’s obligation to make Revolving Loans pursuant to Section 2.1.

“Revolving Loan Commitment Amount” means, on any date, Fifty Million Dollars ($50,000,000), as such amount may be reduced from time to time pursuant to Sections 2.2 and 3.1.

“Revolving Loan Commitment Termination Date” means December 31, 2003.  Upon such date, the Revolving Loan Commitment shall terminate automatically and without any further action.

“Revolving Loan Maturity Date” means December 31, 2005.

“Revolving Note” means a promissory note of the Borrower payable to the Lender, in the form of Exhibit I hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Rating Services.

“SEC” means the Securities and Exchange Commission.

“Security Agreement” means, as the context may require, the Borrower Security Agreement and the Subsidiary Security Agreement, in each case as amended, restated, supplemented, or otherwise modified from time to time.

“Solvent” means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property sold as a going concern of such Person is (y) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, taking into account the amount that can reasonably be expected to be reimbursed or paid by a Person that is not affiliated with such Person.

“Spin-off” is defined in the first paragraph in the Recitals to this Agreement.

“Stated Amount” means on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

“Stated Expiry Date” is defined in Section 2.6(a).

“Sub Debt Documents” means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated in accordance with Section 8.11.

“Subordinated Debt” means unsecured Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other terms reasonably satisfactory to the Lender.

“Subordinated Notes” means, collectively, any promissory notes evidencing Subordinated Debt, as such notes or instruments may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.11.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.  Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guaranty” means the subsidiary guaranty executed and delivered by each Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit J hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary Pledge Agreement” means the Pledge Agreement executed and delivered by each Subsidiary that in turn has any Subsidiaries, substantially in the form of Exhibit K hereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary Security Agreement” means, collectively, each Security Agreement executed and delivered by any Subsidiary in favor of the Lender pursuant to the terms of this Agreement, in substantially the form of Exhibit L, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Synthetic Lease” means any synthetic lease, tax retention operating lease or off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

“Taxes” means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to any Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“U.C.C.” means the Uniform Commercial Code as from time to time in effect in the State of California.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unutilized Amount” is defined in Section 2.1(f).

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof or the District of Columbia.

 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Welfare Plan” means a “welfare plan”, as such term is defined in section 3(1) of ERISA.

“Weighted Average Term Debt Rate” means the rate obtained by, for any date of determination, multiplying the Lender’s average daily debt outstanding on the Lender’s Credit Agreement by the average daily effective interest rate under the Lender’s Credit Agreement divided by the total number of days for that given period.  The Effective Weighted Average Term Debt Rate shall include, but not be limited to, the interest rate charged, the non-utilization fees charged and any other debt financing costs incurred by the Lender or charged by the Lender’s syndicated bank group under the Lender’s Credit Agreement.

“wholly owned” means any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower and the officers, directors or employees of such Subsidiary.

Section 1.2             Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

Section 1.3             Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4             Accounting and Financial Determinations.    Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 8.4) shall be made, in accordance with, those generally accepted accounting principles (“GAAP”) in effect on the Closing Date. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE
PROCEDURES AND NOTES

Section 2.1             Revolving Loan Commitment/Availability.  (a)             On the terms and subject to the conditions set forth in this Agreement, from time to time on any Business Day occurring after the Closing Date but prior to the Revolving Loan Commitment Termination Date, the Lender will make loans (“Revolving Loans”) to the Borrower in an aggregate principal amount outstanding not to exceed at any one time the Revolving Loan Commitment Amount less the Letter of Credit Outstandings and the Lender Guaranty Disbursements; provided, however, outstanding Revolving Loans may exceed the Revolving Loan Commitment Amount if, and only to the extent that, a Lender Guaranty Disbursement is made at a time when the sum of outstanding Revolving Loans, plus Letter of Credit Outstandings, plus Lender Guaranty Outstandings exceeds the Revolving Loan Commitment Amount.  To the extent there is availability under the Revolving Loan Commitment Amount at the time a Revolving Loan is made on account of a Lender Guaranty Disbursement, such Revolving Loan will reduce the availability on a dollar for dollar basis.  Notwithstanding the foregoing, in no event shall the Lender be obligated to make Revolving Loans (and for this purpose only, Revolving Loans shall not include Revolving Loans made pursuant to Section 2.6(b)) or to cause to be issued Letters of Credit on behalf of the Borrower that collectively have an aggregate principal amount and an aggregate undrawn face amount exceeding Twelve Million Five Hundred Thousand Dollars ($12,500,000) during any one (1) of Lender’s Fiscal Quarters (the “Quarterly Maximum”); provided, however, for the third Fiscal Quarter in Fiscal Year 2002, such Quarterly Maximum shall be Seventeen Million Dollars ($17,000,000), provided however, that Ten Million Dollars ($10,000,000) of the Fifteen Million Dollar ($15,000,000) Borrowing to be made on the Closing Date and the One Hundred Fifty Three Thousand Seven Hundred Fifty Nine and 72/100 Dollar ($153,759.72) Borrowing to be made on the Closing Date (the “Interest Borrowing”) shall not be applied toward such Quarterly Maximum; provided further that Revolving Loans made during a particular Fiscal Quarter may exceed the Quarterly Maximum or the Allowed Quarterly Maximum (defined below) if, and only to the extent, that a Revolving Loan made on account of a Lender Guaranty Disbursement would cause the Revolving Loans plus the Letters of Credit issued during such Fiscal Quarter to exceed the Quarterly Maximum or Allowed Quarterly Maximum for such Fiscal Quarter.  To the extent there is availability under the Quarterly Maximum or the Allowed Quarterly Maximum at the time a Revolving Loan is made on account of a Lender Guaranty Disbursement, such Revolving Loan will reduce the availability of the Quarterly Maximum or the Allowed Quarterly Maximum on a dollar for dollar basis.  The Quarterly Maximum may be reduced as set forth in the following paragraphs.

(b)           For the third and fourth Fiscal Quarters in Fiscal Year 2002 and the first Fiscal Quarter of Fiscal Year 2003, no Borrowings will be available if the Borrower was not in compliance with its covenants set forth in Section 8.4 during the immediately preceding Fiscal Quarter.

(c)           For each of the second, third and fourth Fiscal Quarters in Fiscal Year 2003, the Quarterly Maximum shall be subject to the following:  (i) if the Borrower’s EBITDA for the immediately preceding Fiscal Quarter (or for the second preceding Fiscal Quarter in accordance with Section 2.5) is less than twenty-five percent (25%) of the EBITDA AOP Target for such preceding Fiscal Quarter, then the Borrower is limited to Borrowings of Five Million Dollars ($5,000,000) for such Fiscal Quarter, provided that no Borrowings shall be available to the Borrower unless the Borrower covenants in writing to the Lender to restrict its Operating Expenses during the current Fiscal Quarter to an amount not to exceed Five Million Dollars ($5,000,000), not taking into account amounts allowed to be carried forward as provided in Section 8.4(b) (provided further that if the Borrower makes such a covenant and fails to comply with such covenant during such Fiscal Quarter, then no Borrowings shall be available in the next Fiscal Quarter); and (ii) if the Borrower’s EBITDA for such preceding Fiscal Quarter is twenty-five percent (25%) of the EBITDA AOP Target for such preceding Fiscal Quarter, the Borrower may borrow up to fifty percent (50%) of the Quarterly Maximum (the “Allowed Quarterly Maximum”).  The Allowed Quarterly Maximum for such Fiscal Quarter shall increase pro rata with the percentage increase that the Borrower’s EBITDA for such preceding Fiscal Quarter was above twenty-five percent (25%) of the EBITDA AOP Target for such preceding Fiscal Quarter, but in no event to exceed the Quarterly Maximum.  During the second Fiscal Quarter of Fiscal Year 2003, the following shall apply in determining the portion of the Quarterly Maximum available for Borrowing during such Fiscal Quarter:  The EBITDA AOP Target for the first Fiscal Quarter of Fiscal Year 2003 is negative $2,169,000.  If the Borrower’s EBITDA is negative $2,350,000 or better during the first Fiscal Quarter of Fiscal Year 2003, then one hundred percent (100%) of the Quarterly Maximum ($12,500,000) will be available for Borrowings during the second Fiscal Quarter of Fiscal Year 2003.  If the Borrower’s EBITDA is negative $3,000,000 during such Fiscal Quarter, then fifty percent (50%) of the Quarterly Maximum or $6,250,000 will be available for Borrowings during the second Fiscal Quarter of Fiscal Year 2003.  If the Borrower’s EBITDA is between negative $2,350,000 and negative $3,000,000 during such Fiscal Quarter, then the amount of the Quarterly Maximum shall be determined by linear interpolation between fifty percent (50%) of the Quarterly Maximum and one hundred percent (100%) of the Quarterly Maximum.  No Borrowings shall be available in the second Fiscal Quarter of Fiscal Year 2003 if Borrower achieves negative EBITDA in excess of $3,000,000 during the first Fiscal Quarter of Fiscal Year 2003.

(d)           Beginning with the second Fiscal Quarter of Fiscal Year 2003, if the Borrower has negative EBITDA in any Fiscal Quarter, the Borrower may not make any Borrowings in the Fiscal Quarter immediately following.

(e)           If the Borrower or any of its Subsidiaries receives proceeds from the sale or issuance to any Person of any stock, warrants or options or the exercise of such warrants or options and such proceeds are not used to prepay the Revolving Loans in accordance with Section 3.1, the Borrower must exhaust such proceeds before any Borrowings may be made hereunder.

(f)            Subject to Sections 2.6(b) and 2.7(b), no Revolving Loan will be made after the Revolving Loan Commitment Termination Date.  Subject to Section 2.1(a), no Revolving Loan will be made which will result in the aggregate principal amount of the Revolving Loans then outstanding exceeding the Revolving Loan Commitment Amount less the Letter of Credit Outstandings and the Lender Guaranty Disbursements, or which would result, in any Fiscal Quarter, in Borrowings in excess of the Quarterly Maximum.  However, notwithstanding the foregoing, to the extent that the Borrower borrows less than the Quarterly Maximum available for Borrowings (as determined in accordance with Section 2.1) in any prior Fiscal Quarter in Fiscal Year 2002 (such unutilized Quarterly Maximum being referred to herein as the “Unutilized Amount”), then such Unutilized Amount shall be available, in addition to the Quarterly Maximum, for Borrowings during such subsequent Fiscal Quarter in Fiscal Year 2002.

(g)           Any amounts paid by the Borrower as a Permissive Prepayment under Section 3.1 during any Fiscal Quarter, may be reborrowed or issued as Letters of Credit in any subsequent Fiscal Quarter notwithstanding that the Borrower has not delivered the Compliance Certificate as required under Section 2.5, and such amounts when so borrowed or issued as Letters of Credit shall not be calculated as part of the Quarterly Maximum and shall not be subject to reduction as provided in Section 2.1(c), provided that, subject to Sections 2.6(b) and 2.7(b) no Revolving Loan will be made after the Revolving Loan Commitment Termination Date and, subject to Section 2.1(a),  no Revolving Loan will be made which will result in the aggregate principal amount of the Revolving Loans then outstanding exceeding the Revolving Loan Commitment Amount less the Letter of Credit Outstandings and Lender Guaranty Disbursements.

Section 2.2             Reduction of the Commitment Amounts.  The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount, on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one (1) Business Day’s prior notice to the Lender and be permanent, and any partial reduction of the Revolving Loan Commitment Amount shall be in a minimum amount of One Million Dollars ($1,000,000) and in an integral multiple of Five Hundred Thousand Dollars ($500,000).

Section 2.3             Letter of Credit Commitment.  On the terms and subject to the conditions set forth in this Agreement, from time to time on any Business Day occurring from and after the Closing Date, but prior to the fifth (5th) Business Day prior to the Revolving Loan Commitment Termination Date, the Lender will (a) cause to be issued one or more standby letters of credit (each a “Letter of Credit”) for the account of the Borrower in the Stated Amount requested by the Borrower on such day or (b) cause to be extended the Stated Expiry Date of a standby Letter of Credit previously issued hereunder to a date not later than the earlier of (i) five (5) Business Days prior to the Revolving Loan Maturity Date or (ii) twelve (12) months from the date of such extension or issuance; provided, however, that with respect to Letters of Credit with an aggregate undrawn face amount not exceeding Five Hundred Thousand Dollars ($500,000), the Stated Expiry Date of such Letters of Credit may be up to twenty-four (24) months following the issuance or extension thereof.  No Letter of Credit will be caused to be issued which, taking into account the issuance of such Letter of Credit, would either cause the Letter of Credit Outstandings to exceed the Letter of Credit Commitment Amount or cause the aggregate principal amount of the Revolving Loans then outstanding plus the Letter of Credit Outstandings and the Lender Guaranty Disbursements to exceed the Revolving Loan Commitment Amount.

Section 2.4             Borrowing Procedure for Revolving Loans.  By delivering a Borrowing Request to the Lender on or before 11:00 a.m., California time, on a Business Day prior to the Revolving Loan Commitment Termination Date, the Borrower may from time to time irrevocably request, on not less five (5) Business Days’ notice and not more than seven (7) Business Days’ notice, that a Borrowing of a Revolving Loan be made in a minimum amount of One Million Dollars ($1,000,000) and an integral multiple of Five Hundred Thousand Dollars ($500,000), subject to the Quarterly Maximum and the other terms and conditions contained herein.  On the terms and subject to the conditions of this Agreement, each Borrowing of a Revolving Loan shall be made on the Business Day specified in such Borrowing Request.  The Lender shall make such funds available to transfer to the accounts the Borrower shall have specified in its Borrowing Request.  The Borrower may not request more than one (1) Borrowing (excluding Letters of Credit) per calendar month; provided, for the month of August 2002, the Borrower may request two (2) Borrowings, two (2) on the Closing Date and one (1) additional Borrowing.

Section 2.5             Borrowing Procedure for Revolving Loans and Letters of Credit. The Borrower may not request any Borrowing (and no Borrowing shall be made) during any particular Fiscal Quarter of the Borrower after sixty (60) days following the end of a prior Fiscal Quarter of the Borrower prior to the Borrower’s completion and delivery to the Lender of a Compliance Certificate that includes the Borrower’s certification as to the Borrower’s compliance for the preceding Fiscal Quarter.  During the first sixty (60) days of any of the Borrower’s Fiscal Quarters, prior to the Borrower’s completion and delivery of the Compliance

Certificate for the preceding Fiscal Quarter, the availability under the Revolving Loan Commitment and the Letter of Credit Commitment will be based upon the Borrower’s Compliance Certificate for the second preceding Fiscal Quarter.

Section 2.6             Letters of Credit.

(a)   Issuance Procedures.  By delivering to the Lender an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request on not less than seven (7) nor more than fifteen (15) Business Days’ notice, that the Lender cause to be issued, or cause to be extended the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Lender and the issuer of the Letter of Credit, solely for the purposes described in Section 7.8.  Borrower agrees that it shall work directly with the issuing bank in connection with the issuance of any Letter of Credit.  Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) five (5) Business Days prior to the Revolving Loan Maturity Date or (ii) twelve (12) months from the date of its issuance; provided, however, that with respect to Letters of Credit with an aggregate undrawn face amount not exceeding Five Hundred Thousand Dollars ($500,000), the Stated Expiry Date of such Letters of Credit may be up to twenty-four (24) months following the issuance or extension thereof. No Letter of Credit will be caused to be issued which, taking into account the issuance of such Letter of Credit, would either cause the Letter of Credit Outstandings to exceed the Letter of Credit Commitment Amount or cause the aggregate principal amount of the Revolving Loans then outstanding plus the Letter of Credit Outstandings to exceed the Revolving Loan Commitment Amount.

(b)   Disbursements.  The Lender will notify the Borrower, promptly upon the Lender receiving knowledge thereof, of the presentment for payment of any Letter of Credit, together with notice of the date (the “Disbursement Date”) such payment shall have been or be made (each such payment, a “Disbursement”).  Prior to 1:00 p.m., California time, on the first (1st) Business Day following the Lender giving written notice to the Borrower of the Disbursement Date, the Borrower will reimburse the Lender for all amounts which the Lender has disbursed to reimburse the issuing bank in connection with such issuing bank’s honor of a draw under such Letter of Credit, together with interest thereon at a rate per annum equal to the Weighted Average Term Debt Rate for the period from the Disbursement Date through the date of such reimbursement (a “Lender Disbursement”).  Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Lender upon each Lender Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued pursuant hereto (whether the account party on such Letter of Credit is the Borrower or a Subsidiary).  In the event the Borrower fails to so reimburse the Lender for any Lender Disbursement, the Lender shall be deemed to have made, without further notice to the Borrower, a Revolving Loan (notwithstanding that the Revolving Loan Commitment Termination Date may have passed), and interest shall accrue from the Disbursement Date, in the principal amount equal to the amount drawn under such Letter of Credit, and, for this purpose, the conditions precedent in Article V or any other Borrower requirements hereunder shall not apply.  Any Revolving Loan deemed to be made pursuant to this Section 2.6(b) and advanced after the Revolving Loan Maturity Date shall be immediately due and payable.

(c)   Reimbursement.  The obligation (a “Reimbursement Obligation”) of the Borrower under Section 2.6(b) to reimburse the Lender with respect to each Lender Disbursement (including interest thereon)  shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender or the issuer of the Letter of Credit, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Lender’s or the issuer’s good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit, except to the extent of the Lender’s and the issuer’s gross negligence or willful misconduct.

(d)   Deemed Disbursements.  Upon the occurrence and during the continuation of any Event of Default under Section 9.1(i) or upon notification by the Lender to the Borrower of its obligations under this Section following the occurrence and during the continuation of any other Event of Default:

(i)            the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Lender (notwithstanding that such amount may not in fact have been paid or disbursed); and

(ii)           the Borrower shall be immediately obligated to reimburse the Lender for the amount deemed to have been so paid or disbursed.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Lender and held as collateral security for the Reimbursement Obligations and all other Obligations.  When all Events of Default giving rise to the deemed disbursements under this Section have been cured or waived, the Lender shall, if no other Events of Default is then existing, return to the Borrower all amounts then on deposit with the Lender pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations and/or all other Obligations.

(e)   Nature of Reimbursement Obligations.  The Borrower and each other Obligor shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Lender nor any other issuer of the Letter of Credit (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

(i)            the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(ii)           the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(iii)          failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(iv)          errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

(v)           any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Lender hereunder.  In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Lender in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor, and shall not put the Lender under any resulting liability to any Obligor.

Section 2.7             Lender Guaranties.

(a)   Lender Guaranties.  The Lender has issued guaranties for those obligations of the Borrower set forth on Item 2.7 of the Disclosure Schedule.

(b)   Disbursements.  The Lender will notify the Borrower promptly of any demand for payment under a Lender Guaranty, together with notice of the date (the “Lender Guaranty Disbursement Date”) such payment shall be made (each such payment, a “Lender Guaranty Disbursement”).  Subject to the terms and provisions of such Lender Guaranty and applicable laws, the Lender shall make such payment to the beneficiary (or its designee) of such Lender Guaranty.  Each Lender Guaranty Disbursement and any obligation of the Borrower for payment assumed by the Lender shall be deemed to have made, without further notice to the Borrower, as a Revolving Loan (notwithstanding that the Revolving Loan Commitment Termination Date may have passed) in the principal amount equal to the amount demanded of and paid by the Lender under such Lender Guaranty, and, for this purpose, the conditions precedent in Article V or any other Borrower requirements shall not apply.

(c)   Reimbursement.  The obligation (a “Lender Guaranty Reimbursement Obligation”) of the Borrower under Section 2.7(b) to reimburse the Lender with respect to each Lender Guaranty Disbursement (including interest thereon)  shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender, including any defense based upon the failure of any Lender Guaranty Disbursement to conform to the terms of the applicable Lender Guaranty (if, in the Lender’s good faith opinion, such Lender Guaranty Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Lender Guaranty Disbursement, except to the extent of the Lender’s gross negligence or willful misconduct.

(d)   Deemed Disbursements.  Upon the occurrence and during the continuation of any Event of Default under Section 9.1(i) or upon notification by the Lender to the Borrower of its obligations under this Section following the occurrence and during the continuation of any other Event of Default:

(i)            the aggregate amount guarantied under all Lender Guaranties shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Lender (notwithstanding that such amount may not in fact have been paid or disbursed); and

(ii)           the Borrower shall be immediately obligated to reimburse the Lender for the amount deemed to have been so paid or disbursed.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Lender and held as collateral security for the Lender Guaranty Reimbursement Obligations and all other Obligations.  Provided, however, if the Borrower can provide adequate assurances that the Lender Guaranties are not reasonably likely to be drawn upon, the Lender may, in its sole and absolute discretion, waive the Borrower’s requirements under this Section 2.7(d).  When all Events of Default giving rise to the deemed disbursements under this Section have been cured or waived, the Lender shall, if no other Event of Default is then existing, return to the Borrower all amounts then on deposit with the Lender pursuant to this Section which have not been applied to the satisfaction of the Lender Guaranty Reimbursement Obligations and/or all other Obligations.

(e)   Nature of Lender Guaranty Reimbursement Obligations.  The Borrower and each other Obligor shall assume all risks of the acts, omissions or misuse of any Lender Guaranty by the beneficiary thereof.  The Lender (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

(i)            the form, validity, sufficiency, accuracy, genuineness or legal effect of any Lender Guaranty, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate or fraudulent;

(ii)           the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Lender Guaranty or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(iii)          failure of the beneficiary to comply fully with conditions required in order to demand payment under a Lender Guaranty;

(iv)          errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

(v)           any loss or delay in the transmission or otherwise of any document or draft required in order to make a Lender Guaranty Disbursement under a Lender Guaranty.

(f)    Release of Lender Guaranties.  The Borrower shall use reasonable efforts to obtain the Lender’s full and unconditional release from the Lender Guaranties as soon as reasonably possible, but in any event prior to the Revolving Loan Maturity Date.  In the event that one or more of the Lender Guaranties is outstanding on the Revolving Loan Maturity Date, if all of the other Obligations hereunder and under each of the other Loan Documents have been fully and indefeasibly satisfied, and no Event of Default then exists, neither this Agreement nor the other Loan Documents shall govern or apply to Lender Guaranty Reimbursement Obligations of the Borrower with respect to Lender Guaranty Disbursements advanced after the Revolving Loan Maturity Date, provided that the Borrower shall have entered into a reimbursement agreement and provided collateral to the Lender to secure its reimbursement obligations under the Lender Guaranties in form and amount reasonably satisfactory to the Lender.

Section 2.8             Disclaimer.  None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Lender hereunder.  In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Lender in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor, and shall not put the Lender under any resulting liability to any Obligor.

Section 2.9             Guaranty Fee.  The Borrower shall pay the Lender a monthly fee equal to ten percent (10%) of the monthly payment amount guaranteed pursuant to the Lender Guaranties then outstanding and ten percent (10%) of the monthly payments of any kind made by the Lender under the leases entered into by the Lender on behalf of the Borrower identified on Item 2.9 of the Disclosure Schedule (collectively, the “Guaranty Fee”).  The Borrower shall pay the Guaranty Fee quarterly in arrears on the last day of each Fiscal Quarter.  If the Borrower fails to pay any Guaranty Fee when due, then the amount unpaid shall be deemed to be made, without further notice to the Borrower, as a Revolving Loan.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.1             Repayments and Prepayments.  The Borrower shall repay in full the unpaid principal amount of each Revolving Loan upon the Revolving Loan Maturity Date.  Prior thereto, payments and prepayments of Revolving Loans shall or may be made as set forth below.

(a)           The Borrower shall make the following principal reductions on the last day of each Fiscal Quarter during each of the following periods:

(i)            during Fiscal Year 2002       None

(ii)           during Fiscal Year 2003                       None

(iii)          during Fiscal Year 2004                       quarterly payments equal to thirteen and three-quarters percent (13.75%) of the outstanding principal balance of the Revolving Loans as of December 31, 2003

(iv)          during Fiscal Year 2005                       quarterly payments equal to twenty-five percent (25%) of the outstanding principal balance of the Revolving Loans as of December 31, 2004

(iv)          on December 31, 2005                          one hundred percent (100%) of the then outstanding principal balance of the Revolving Loans and all accrued interest

                Repayments under Section 3.1(a) shall permanently reduce the Revolving Loan Commitment Amount in the amount of each required principal payment as of the date that such payment is required to be made, and the Letter of Credit Commitment Amount shall be correspondingly reduced.

(b)           From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan, provided, however, that:

(i)            all such voluntary prepayments shall require at least three (3) but no more than seven (7) Business Days’ prior written notice to the Lender; and

(ii)           all such voluntary partial prepayments shall be in an aggregate minimum amount of One Million Dollars ($1,000,000) and an integral multiple of Five Hundred Thousand Dollars ($500,000).

(c)           Subject to Section 2.1(a), on each date when the sum of the aggregate outstanding principal amount of all Revolving Loans exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time, including pursuant to Section 2.2) less the Letter of Credit Outstandings and the Lender Guaranty Disbursements (the amount of such excess being an “Overadvance”), the Borrower shall make a mandatory prepayment of the Overadvance, together with accrued interest thereon.

(d)           Concurrently with the receipt (or deemed receipt) of any Net Proceeds or any insurance proceeds or condemnation proceeds (or after the expiration of any period designated for the purchase of Qualified Assets, if appropriate) by the Borrower or any of its Subsidiaries, the Borrower shall make a mandatory prepayment of the Revolving Loans in an amount equal to one hundred percent (100%) of such Net Proceeds (provided, however, the Borrower shall only be required to make a mandatory prepayment of the Revolving Loans in an amount equal to fifty percent (50%) of the Net Proceeds described in clause (a) of the definition of Net Proceeds) which has not been used to purchase Qualified Assets, insurance proceeds or condemnation proceeds to be applied as set forth in Section 3.2.  Provided, however, the Borrower may, with the Lender’s prior written consent, which consent shall not be unreasonably withheld, use insurance proceeds for the purchase of Qualified Assets or the rebuilding of any structure to which the insurance proceeds relate, upon conditions reasonably acceptable to the Lender.  The Borrower will, prior to prepaying the Revolving Loans, give the Lender telephone notice (promptly confirmed in writing) thereof.

(e)           On or before the last Business Day of each Fiscal Quarter of the Borrower, the Borrower shall make a mandatory prepayment of the Revolving Loans in an amount equal to the aggregate amount of cash and cash equivalents in the Borrower’s and its Subsidiaries’ accounts, as of the last day of such Fiscal Quarter in excess of Five Million Dollars ($5,000,000) (excepting Net Proceeds which are not subject to mandatory prepayment pursuant to Section 3.1(d) above), however, such mandatory prepayment shall not exceed the amount of the Revolving Loans outstanding at that time.  Such mandatory prepayment shall be made by wire transfer of immediately available funds.

(f)            The Borrower shall make a scheduled repayment of the aggregate outstanding principal amount of the Revolving Loans immediately upon any acceleration of the Revolving Loan Maturity Date pursuant to Section 9.2 or Section 9.3.

Each prepayment of the Revolving Loans made pursuant to this Section shall be without premium or penalty, unless as a result of such prepayment the Lender uses the proceeds of such prepayment to repay or prepay indebtedness outstanding under the Lender’s Credit Agreement (in the Lender’s sole discretion) and the Lender is thereby subject to a premium or penalty under the Lender’s Credit Agreement, in which case the Borrower shall promptly reimburse the Lender for such premium or penalty.  No prepayment of principal of the Revolving Loans pursuant to clause (b), (c), (d) or (e) shall cause a reduction in the Revolving Loan Commitment Amount and such amounts may be reborrowed prior to the Revolving Loan Commitment Termination Date.  Prepayments under clauses (b), (d) or (e) shall be referred to herein as the “Permissive Prepayments”.

Section 3.2             Application.  Each prepayment or repayment of the principal of the Revolving Loans shall be made together with accrued interest in accordance with Section 3.5 and shall be applied, to the extent of such prepayment or repayment, first, to accrued interest and then to the principal amount thereof.

Section 3.3             Interest Rate.  Except as specifically provided in the next succeeding sentence, the Revolving Loans shall accrue interest at the Weighted Average Term Debt Rate plus three percent (3.0%) per annum, or the maximum interest rate allowable by law, if and to the extent applicable, whichever is lower.  The Interest Borrowing shall not bear or accrue interest on the principal amount thereof during the period from the Closing Date through December 31, 2002.  The outstanding principal amount of the Interest Borrowing shall commence to bear interest on January 1, 2003, and shall thereafter accrue interest at the rates applicable to other Revolving Loans under this Agreement.

Section 3.4             Default Rate.  Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on all Obligations, including, without limitation, overdue interest and other amounts due under this Agreement, at a rate per annum equal to two percent (2.0%) above the otherwise applicable interest rate.

Section 3.5             Interest Payment Dates.  Interest accrued on each Revolving Loan shall be payable, without duplication:

(a)           on the Revolving Loan Maturity Date;

(b)           on the date of any payment or prepayment, in whole or in part, of principal outstanding on any Revolving Loan, on the principal amount so paid or prepaid;

(c)           beginning as of January of Fiscal Year 2003, on the third Business Day of each month after the Lender provides the Borrower notice of the amount of the interest payment due, including information as to the applicable interest rate; provided, however, the cumulative amount of all interest accrued on the outstanding principal amount of the Revolving Loans for the period from the Closing Date through December 31, 2002 (the “Cumulative 2002 Interest”) shall automatically, provided no Default of Event of Default has occurred and is continuing, constitute a Borrowing on and as of January 1, 2003 in the principal amount equal to the Cumulative 2002 Interest and shall thereafter accrue interest at the rates applicable to other Borrowings, and shall correspondingly reduce the amount available under the Revolving Loan Commitment Amount (but shall not be deemed a Borrowing for purposes of determining the number of Borrowings that the Borrower may request under this Agreement in any given month or be counted toward the Quarterly Maximum in any given month).  The Lender may provide notice of the interest payment due by facsimile or electronic mail addressed to the Chief Financial Officer of the Borrower and notice shall be deemed given when such notice is sent by the Lender;

(d)           on that portion of any Revolving Loans the Revolving Loan Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Revolving Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Revolving Maturity Date, any scheduled date for repayment of the Revolving Loans, upon acceleration or otherwise) shall be payable upon demand.

Section 3.6             Letter of Credit Fees.   The Borrower agrees to pay to the Lender, on demand, any fees or expenses, of any kind, reasonably incurred by the Lender in securing the issuance of any Letter of Credit hereunder, whether pursuant to Lender’s Credit Agreement or otherwise.

ARTICLE IV

TAXES AND OTHER PROVISIONS

Section 4.1             Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by the lenders under the Lender’s Credit Agreement or any Person controlling such lenders, and costs or expenses or other amounts associated with such increased capital costs are passed on to the Lender under Lender’s Credit Agreement, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts (or in the case of amounts passed on to the Lender under Lender’s Credit Agreement, the pro rata portion (defined as a percentage equal to the percentage obtained by the Revolving Loan Commitment Amount divided by the amount available to the Lender under Lender’s Credit Agreement) of such amounts) sufficient to compensate the Lender for such increased capital costs.  A statement of the Lender, or a statement provided to the Lender under Lender’s Credit Agreement, as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttably presumptive evidence of the amount of such loss or expense.  In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

Section 4.2             Taxes.

(a)           Any and all payments by the Borrower and each other Obligor under this Agreement and each other Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent such Taxes are required by law to be deducted or withheld.  In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower or any other Obligor to or on behalf of the Lender hereunder or under any other Loan Document, then:

(i)            if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for herein or in such other Loan Document; and

(ii)           the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a) (i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b)           In addition, the Borrower and each other Obligor shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c)           As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within forty-five (45) days of any such payment being due, the Borrower shall furnish to the Lender a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes.

(d)           The Borrower shall indemnify the Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) the Lender (and whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority) arising out of this Agreement.  Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that the Lender shall be under no obligation to provide any such notice to the Borrower).   In addition, the Borrower shall indemnify the Lender for any incremental Taxes that may become payable by the Lender as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Lender, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes.  With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor.  The Borrower acknowledges that any payment made to the Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of this clause shall apply.

Section 4.3             Payments, Computations, etc.  Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Revolving Note, or any other Loan Document shall be made by the Borrower to the Lender.  All such payments required to be made to the Lender shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., California time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

Section 4.4             Setoff.  The Lender shall, upon the occurrence and during the continuance of any Event of Default described in Section 9.1(i), have the right to appropriate and apply to the payment of the Obligations (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Lender or any Affiliate of the Lender.  The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender or its Affiliate; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.  Notwithstanding the foregoing, nothing in this Agreement or other Loan Documents is intended to affect rights or obligations or apply in any way to agreements other than the Loan Documents.

ARTICLE V

CONDITIONS TO CREDIT EXTENSIONS

Section 5.1             Conditions Precedent to the Effectiveness of this Agreement.  This Agreement shall become effective on the date when each of the conditions precedent set forth in this Section 5.1 have been satisfied (unless waived by the Lender or unless the deadline for delivery has been extended by the Lender).  All such conditions may occur contemporaneously but shall be deemed to have occurred simultaneously.

(a)           Execution of Agreement. The Lender shall have received this Agreement, duly executed and delivered on behalf of the Borrower.

(b)           Resolutions, etc.  The Lender shall have received from the Borrower and each Guarantor, (i) a copy of a good standing certificate, dated a date reasonably near the Closing Date, and (ii) a certificate, dated the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, as to:

(i)            resolutions of such Person’s Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated by the Loan Documents to be performed by such Person;

(ii)           the incumbency and signatures of those of its officers, authorized to act with respect to each Loan Document to be executed by such Person; and

(iii)          the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary, of such Person, canceling or amending its prior certificate.

(c)           Closing Date Certificate.  The Lender shall have received a certificate (the “Closing Date Certificate”), dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct in all material respects.  All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Lender.

(d)           Revolving Note.  The Lender shall have received the Revolving Note.

(e)           Pledge Agreements.  The Lender shall have received,

(i)            the Borrower Pledge Agreement (which Pledge Agreement shall be substantially in accordance with the provisions of Section 7.7(b)), dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower, together with:

(1)   certificates evidencing all of the issued and outstanding shares of Capital Stock of each of its Subsidiaries, except to the extent such pledge would be violative of applicable law, owned by the Borrower, which certificates shall be accompanied by undated stock powers duly executed in blank; and

(2)   all Pledged Notes (as defined in the Borrower Pledge Agreement), if any, evidencing Indebtedness of any of the Borrower’s Subsidiaries payable to the Borrower duly endorsed to the order of the Lender;

(ii)           the Subsidiary Pledge Agreement (which Pledge Agreement shall be substantially in accordance with the provisions of Section 7.7(b)), dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Guarantor, together with:

(1)   certificates evidencing all of the issued and outstanding shares of Capital Stock owned by such Guarantor which certificates shall be accompanied by undated stock powers duly executed in blank; and

(2)   all Pledged Notes (as defined in the Subsidiary Pledge Agreement), if any, evidencing Indebtedness payable to a Guarantor duly endorsed to the order of the Lender; and

(iii)          the Lender and its counsel shall be satisfied that  the Lien granted to the Lender in the collateral described above is a first priority (or local equivalent thereof) security interest; and  no Lien exists on any of the collateral described above other than the Lien created in favor of the Lender pursuant to a Loan Document.

(f)            Security Agreements.  The Lender shall have received the Borrower Security Agreement, duly executed by the Borrower, and the Subsidiary Security Agreement, executed by each Guarantor, each dated as of the Closing Date, together with:

(i)            copies of Uniform Commercial Code financing statements (Form UCC-1), naming the applicable Obligor as a debtor and the Lender as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests of the Lender pursuant to the applicable Security Agreement;

(ii)           copies of proper Uniform Commercial Code Form UCC-2 termination statements necessary to release all Liens and other rights of any Person in any collateral described in such Security Agreement previously granted by any Person, together with evidence that the Borrower or applicable Obligor has the authority to file such termination statements, and such other Uniform Commercial Code Form UCC-2 termination statements as the Lender may reasonably request from such Obligors; and

(iii)          certified copies of Uniform Commercial Code search results, or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Obligor (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements.

(iv)          the Lender and its counsel shall be satisfied that the Lien granted to the Lender in the collateral described above is a first priority (or local equivalent) security interest (subject to the filing of the documents described in clause f(i) above); and no other effective Lien (other than Liens permitted under Section 8.3) exists on any of the collateral described above other than the Lien created in favor of the Lender pursuant to a Loan Document.

(g)           Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement.  The Lender shall have received the Patent Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by the Borrower and any Subsidiary of the Borrower that is required to execute and deliver such Loan Documents pursuant to this Agreement.

(h)           Deposit Account Control Agreements.  The Lender shall have received a Deposit Account Control Agreement, in form and substance satisfactory to the Lender, dated as of the Closing Date, duly executed and delivered by the Borrower and any Subsidiary of the Borrower that is required to execute such Loan Documents pursuant to this Agreement and each financial institution where Borrower or any Subsidiary maintains cash deposits.

(i)            Collateral Assignment of Rights under License Agreement.  The Lender shall have received a Collateral Assignment of Rights Under License Agreement dated as of the Closing Date, duly executed and delivered by SB OperatingCo, LLC.

(j)            Financial Information, etc.  The Lender shall have received financial statements of the Borrower (including notes thereto), consisting of (i) consolidated financial statements of the Borrower and its Subsidiaries including balance sheets as of the end of each of the last two Fiscal Years and income and cash flow statements as of the end of and for each of the last three Fiscal Years, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with the report thereon which shall not contain an Impermissible Qualification; (ii) comparable unaudited historical and pro forma interim financial statements covering all quarterly or other appropriate periods subsequent to the Fiscal Year most recently ended (the “Pro Forma Financial Statements”) and (iii) such final projections in respect of the Obligors and their respective Subsidiaries as the Lender may reasonably request; and all such financial statements, historical or pro forma, delivered pursuant to this clause (i) shall be in compliance with the requirements of Regulation S-X for a public offering registered under the Securities Act of 1933, and all financial statements and projections referred to in this clause (i) shall not be materially inconsistent with financial statements, projections and estimates previously provided to the Lender.

(k)           Compliance Certificate.  In the event a Credit Extension is contemplated to be made on the Closing Date, the Lender shall have received a Compliance Certificate on a pro forma basis as if the Credit Extension to be made on the Closing Date had occurred as of June 30, 2002 and as to such items therein as the Lender reasonably requests, dated the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive officer, the chief financial officer, the treasurer or the assistant treasurer of the Borrower.

(l)            Subsidiary Guaranty.  The Lender shall have received the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by each Guarantor.

(m)          Insurance.  The Lender shall have received certificates of insurance from one or more insurance companies satisfactory to the Lender, evidencing coverage required to be maintained pursuant to this Agreement and each other Loan Document.

(n)           Opinions of Counsel.  The Lender shall have received opinions, dated the Closing Date and addressed to the Lender from Luce Forward Hamilton & Scripps in form and substance reasonably satisfactory to the Lender.

(o)           Material Adverse Change.  Since March 31, 2002, there shall not have occurred or become known to the Lender any event or events, adverse condition or change that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)           Payment of Outstanding Indebtedness, etc.  After giving effect to the transactions contemplated by this Agreement, no Obligor shall have outstanding any Indebtedness or preferred stock other than (i) with respect to the Revolving Loans, Letters of Credit and the Lender Guaranties hereunder, and (ii) the Indebtedness permitted under Section 8.2.  The Lender shall have received payoff letters satisfactory in form and substance to the Lender with respect to any Indebtedness to be repaid on the Closing Date.

(q)           Consents, etc.  All governmental and third party approvals and consents  required to be obtained prior to the Closing Date in connection with the financing contemplated pursuant to this Agreement (including the execution and delivery of this Agreement and each other Loan Document required hereunder by each Obligor and the performance of their respective Obligations) and continuing operations of the Borrower and each Guarantor shall have been obtained and be in full force and effect (and, to the extent requested by the Lender, the Lender shall have received true and correct copies of such approvals and consents) and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by this Agreement and the other Loan Documents.

(r)            Litigation, etc.  There shall exist no pending or, to the knowledge of the Borrower, threatened, litigation, proceedings or investigations which involve any Loan Document or which could reasonably be expected to have a Material Adverse Effect.

(s)           Due Diligence.  The Lender shall have completed and be satisfied in its sole discretion with respect to its comprehensive due diligence in all matters pertaining to the business, properties, operations, financial condition or prospects of the Borrower and its Subsidiaries, including, without limitation, business, accounting, tax, legal and environmental due diligence and any documentation as the Lender may require in its sole discretion.

(t)            Closing Fees, Expenses, etc.  The Lender shall have received for its own account all fees, costs and expenses due and payable pursuant to Section 10.3 of this Agreement, if then invoiced (in reasonable detail).

(u)           Legal Details, etc.  All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Lender and its counsel.  The Lender and its counsel shall be satisfied as of the Closing Date with the terms and conditions of each agreement entered into in connection herewith and with all legal, tax and accounting matters relating to this Agreement and the other Loan Documents, including, without limitation, any such matters pertaining to the Lender’s unconditional release from all guaranties or surety or indemnification arrangements with respect to the Borrower’s Indebtedness or Indebtedness of the Borrower’s customers (or the Borrower’s reimbursement of the Lender with respect to any liabilities that the Lender may become subject to under such guaranties or surety or indemnification arrangements).  In addition, the corporate, capital and legal structure of the Borrower and its Subsidiaries, and all organizational documents of the Borrower and its Subsidiaries, shall be satisfactory to the Lender.  The Lender and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Lender or its counsel may reasonably request.

(v)           No Material Adverse Change in the Market.  There shall not have occurred and be continuing (i) any general suspension of trading in securities on the New York or American Stock Exchange or in the NASDAQ National Market System (other than circuit breakers), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) any other material adverse change in banking or capital market conditions that has had or could reasonably be expected to have a material adverse effect on the syndication of leveraged bank credit facilities or the consummation of high yield offerings, as the case may be.

(w)          Margin Regulations.  All Revolving Loans and other Credit Extensions made by the Lender shall be in full compliance with all applicable requirements of Regulations T, U and X of the F.R.S. Board.

Section 5.2             All Credit Extensions.  The obligation of the Lender to make any Credit Extension (including the initial Credit Extension, if any) shall be subject to Section 2.1 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

(a)           Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Credit Extension, the following statements shall be true and correct:

(i)            the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all respects (with respect to representations and warranties qualified by materiality or Material Adverse Effect) and in all material respects (with respect to all other representations and warranties) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date unless such representations and warranties are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii)           except as disclosed by the Borrower to the Lender pursuant to Section 6.7,

(1)   no labor controversy, litigation, action, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any Obligor, or any of their respective properties, business, assets or revenues, which is reasonably likely to, if adversely determined, have a Material Adverse Effect, or which purports to involve the transactions contemplated by this Agreement or would adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

(2)   no development shall have occurred in any labor controversy, litigation, action, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect; and

(iii)          no Default or Event of Default shall have then occurred and be continuing.

(b)           Credit Extension Request, etc.  The Lender shall have received a Borrowing Request for Revolving Loans being requested or an Issuance Request for Letters of Credit being requested.  Each of the delivery of a Borrowing Request or an Issuance Request, as applicable, and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2(a) are true and correct in all material respects.

(c)           Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

(d)           Compliance Certificate.  The Lender shall have received a Compliance Certificate on a pro forma basis as if the Credit Extension had been made as of the most recent practicable date for demonstrating compliance with the covenants set forth in Section 8.4 and as to such items therein as the Lender reasonably requests, dated the proposed date of the Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive officer, the chief financial officer, the treasurer or the assistant treasurer of the Borrower.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to Lender as set forth in this Article.

Section 6.1             Organization, etc.  The Borrower and each of its Subsidiaries is (a)  validly organized and existing and in good standing, or if a Foreign Subsidiary the equivalent of good standing, under the laws of the state or jurisdiction of its incorporation or organization, and (b) duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it except where the failure to hold such licenses, permits and other approvals would not result in a Material Adverse Effect.

Section 6.2             Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the execution, delivery and performance by the Borrower and any of its applicable Subsidiaries of each agreement entered into in connection herewith are in each case within each such Person’s powers, have been duly authorized by all necessary action, and do not:

(a)           contravene any such Person’s Organic Documents;

(b)           contravene any contractual restriction binding on or affecting any such Person;

(c)           contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

(d)           result in, or require the creation or imposition of, any Lien on any of such Person’s properties (except as permitted by this Agreement).

Section 6.3             Government Approval, Regulation, etc.  Except as set forth in Item 6.3 of the Disclosure Schedule, and except for filings or recordings to perfect the Lender’s security interests, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person other than those that have been duly obtained or made and which are in full force and effect is required for the due execution, delivery or performance by the Borrower or any other Obligor of any Loan Document to which it is a party or in connection with the transactions contemplated under this Agreement.  Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 6.4             Validity, etc.  This Agreement and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

Section 6.5             Financial Information.  The financial statements of the Borrower and its Subsidiaries furnished to the Lender pursuant to Section 5.1(i) have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.  All balance sheets, all statements of operations, shareholders’ equity and cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

Section 6.6             No Material Adverse Effect.  No Material Adverse Effect has occurred since March 31, 2002 with respect to the Borrower and its Subsidiaries.

Section 6.7             Litigation, Labor Controversies, etc.  There is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding, arbitration, governmental investigation or labor controversy (a) affecting the Borrower or any of its Subsidiaries or any Obligor, or any of their respective properties, businesses, assets or revenues, which is reasonably likely to, if adversely determined, have a Material Adverse Effect, except as disclosed in Item 6.7 of the Disclosure Schedule or (b) which purports to involve the transactions contemplated by this Agreement or affect the legality, validity or enforceability of this Agreement or any other Loan Document.

Section 6.8             Subsidiaries.  The Borrower has no Subsidiaries, except those Subsidiaries

(a)           which are identified in Item 6.8 of the Disclosure Schedule; or

(b)           which constitute Investments permitted by Section 8.5 or which are permitted to have been organized or acquired in accordance with Sections 8.5 or 8.9.

Section 6.9             Ownership of Properties.  The Borrower and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.3.

Section 6.10           Taxes.  The Borrower and each of its Subsidiaries has timely filed all tax returns and reports required by law to have been filed by it, and all such tax returns are complete, accurate and correct in all material respects.  The Borrower and each of its Subsidiaries has paid all material taxes and governmental charges due and payable on or prior to the date hereof, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

Section 6.11           Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan under circumstances in which the Pension Plan has insufficient assets to pay all of its benefit liabilities (as required by section 4041(b)(1) of ERISA), and no contribution failure has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group, if any, of any material liability, material fine or material penalty.  Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 6.12           Environmental Warranties.  Except as set forth in Item 6.12 of the Disclosure Schedule:

(a)           all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

(b)           there have been no past, and there are no pending or to the Borrower’s best knowledge threatened:

(i)            actions, investigations, claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which could result in a liability to the Borrower or its Subsidiaries in excess of $250,000 individually or $500,000 in the aggregate, or

(ii)           actions, investigations, complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law which could result in a liability to the Borrower or its Subsidiaries in excess of $250,000 individually or $500,000 in the aggregate;

(c)           to the Borrower’s best knowledge, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to result in a liability to the Borrower or its Subsidiaries in excess of $250,000 individually or $500,000 in the aggregate;

(d)           the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

(e)           to the Borrower’s best knowledge, no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f)            to the Borrower’s best knowledge, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to result in a liability to the Borrower or its Subsidiaries in excess of $250,000 individually or $500,000 in the aggregate;

(g)           neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any response costs, remedial work, damage to natural resources or personal injury, including claims under CERCLA;

(h)           to the Borrower’s best knowledge, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or could reasonably be expected to result in a liability to the Borrower or its Subsidiaries in excess of $250,000 individually or $500,000 in the aggregate; and

(i)            to the Borrower’s best knowledge, no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

Section 6.13           Accuracy of Information.  None of the factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any of the transactions contemplated hereby or the financing contemplated hereby (true and complete copies of which were furnished to the Lender in connection with its execution and delivery hereof), contains any untrue statement of a material fact, and none of the other factual information hereafter furnished in connection with this Agreement or any other Loan Document  by the Borrower or any other Obligor to Lender will contain any untrue statement of a material fact on the date as of which such information is dated or certified and, as of the date of the execution and delivery of this Agreement by the Lender, the information delivered prior to the date of execution and delivery of this Agreement (unless such information specifically relates to a prior date) does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make any information not misleading.

Section 6.14           Regulations T, U and X.  No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

Section 6.15           Compliance with Laws.  None of the Borrower or any of its Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate in any material respect, any law, rule or regulation (including any Food and Drug Administration or United States Department of Agriculture law, rule or regulation or any Environmental Law or any zoning or building law, rule or regulation or any ordinance, code or approval or building permits) or any restrictions of record or agreements affecting such material properties or assets, and none of the Borrower or any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could result in a Material Adverse Effect.

Section 6.16           Labor Matters. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters.  All payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.  The consummation of the transactions contemplated by this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is bound.

Section 6.17           Security Documents. (a) Each Pledge Agreement is effective to create in favor of the Lender a legal, valid and enforceable security interest in the collateral (as defined in such Pledge Agreement) and, when such collateral is delivered to the Lender and for so long as the Lender continues to hold such collateral, such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such collateral, in each case prior and superior in right to any other Person.

(b)           Each Security Agreement is effective to create in favor of the Lender a legal, valid and enforceable security interest in the collateral (as defined in each such Security Agreement) and, when financing statements in appropriate form are filed in the appropriate offices or other necessary steps are taken by the Lender to perfect its security interests, each Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 8.3.

Section 6.18           Insurance. The Borrower and each of its Subsidiaries maintains insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries, and also maintains all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Section 6.19           Intellectual Property. The Borrower and each of its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and, except as disclosed in Item 6.19 of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries have received any notice or are otherwise aware of any infringement or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Borrower or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could result in a Material Adverse Effect.  To the knowledge of the Borrower, upon due inquiry, the business of the Borrower and its Subsidiaries as currently conducted does not infringe or conflict with any Intellectual Property rights or franchise rights of any Person.

Section 6.20           Solvency.  The Borrower and its Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Obligor (including, without limitation, the making of the Revolving Loans, the issuance of the Letters of Credit, the delivery of each Subsidiary Guaranty and the Liens created by the Collateral Documents) on any date on which this representation is made, will be, Solvent.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower agrees with the Lender that until the Commitments have expired or terminated, all Letters of Credit have been cancelled or otherwise terminated, and all Obligations have been paid and performed in full, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

Section 7.1             Financial Information, Reports, Notices, etc.  The Borrower will furnish or cause to be furnished to the Lender copies of the following financial statements, reports, notices and information:

(a)           as soon as available and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower;

(b)           as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its

Subsidiaries, and the related consolidated statements of stockholders’ equity and cash flow and the consolidated statements of income of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lender, stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Default or Event of Default;

(c)           concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief executive, financial or accounting Authorized Officer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 8.4, (ii) stating that no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, specifying the details of such Default or Event of Default and the action that the Borrower has taken or proposes to take with respect thereto) and (iii) showing the outstanding balance of all Revolving Loans as of the applicable Fiscal Quarter;

(d)           as soon as possible and in any event within five (5) days after the Borrower or any of its Subsidiaries obtains knowledge of the occurrence of a Default or Event of Default, a statement of the chief executive, financial or accounting Authorized Officer of the Borrower setting forth details of such Default of Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

(e)           as soon as possible and in any event within five (5) days after the Borrower or any of its Subsidiaries obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Lender requests, copies of all documentation relating thereto;

(f)            promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

(g)           immediately upon becoming aware of (i) the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

(h)           promptly upon receipt thereof from the Borrower’s audit committee, copies of all “management letters” submitted to the Borrower by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

(i)            as soon as available and in any event within fifteen (15) days after the end of each Fiscal Year a copy of Borrower’s Annual Operating Plan; and

(j)            such other financial and other information as the Lender may from time to time reasonably request (including information and reports in such detail as the Lender may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Section 7.2             Maintenance of Existence; Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to,

(a)           except as otherwise permitted by Section 8.9, preserve and maintain its legal existence; and

(b)           comply in all material respects with all applicable laws, rules, regulations and orders, including, but not limited to, ERISA, employee benefits, Food and Drug Administration and United States Department of Agriculture laws, rules and regulations, and including the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable.

Section 7.3             Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower determines in good faith that the continued maintenance of such property is no longer economically desirable.

Section 7.4             Insurance.  The Borrower will, and will cause each of its Subsidiaries to:

(a)           maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

(b)           all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Lender as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty (30) days’ prior written notice (or ten (10) days’ prior written notice with respect to failure to pay the premium), to the Lender and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

Section 7.5             Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit its offices, to discuss its financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower’s and its Subsidiaries’ financial matters with the Lender or its representatives whether or not any representative of the Borrower is present so long as the Borrower has been given reasonable prior written notice of such meeting) and to examine (and photocopy extracts from) any of its books and records.  The Borrower shall pay any fees of such independent public accountants incurred in connection with the Lender’s exercise of its rights pursuant to this Section.

Section 7.6             Environmental Law Covenant.  The Borrower will, and will cause each of its Subsidiaries to:

(a)           use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

(b)           promptly notify the Lender and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

Section 7.7             Future Subsidiaries; Collateral.  The Borrower shall promptly notify the Lender upon any Person becoming a Subsidiary, or upon an Obligor directly or indirectly acquiring additional Capital Stock of any existing Subsidiary or real property described in clause (d) below, and (except to the extent that, for Foreign Subsidiaries, the granting of a Subsidiary Guaranty or Subsidiary Pledge Agreement would cause material adverse tax consequences to the Borrower or such Foreign Subsidiary or would be violative of applicable law):

(a)           such Person shall (i) execute and deliver to the Lender a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement and (ii) to the extent such Subsidiary is required to pledge stock of a Subsidiary pursuant to clause (b) of Section 7.7, execute and deliver to the Lender a supplement to the Subsidiary Pledge Agreement, if not already a party thereto as a pledgor, in a manner satisfactory to the Lender;

(b)           the Borrower and each Subsidiary shall, pursuant to the applicable Pledge Agreement (as supplemented, if necessary, by a foreign pledge agreement in form and substance satisfactory to the Lender), pledge to the Lender all of the outstanding shares of Capital Stock of (i) each U.S. Subsidiary and (ii) any Subsidiary that is not a U.S. Subsidiary owned (other than where such ownership is in such U.S. Subsidiary’s capacity as a nominee shareholder) directly by the Borrower or such U.S. Subsidiary (provided that, subject to the last sentence of the penultimate paragraph of this Section, not more than sixty-five percent (65%) of the Capital Stock of any Foreign Subsidiary shall be so pledged), along with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence satisfactory to the Lender that the security interest in such uncertificated securities has been perfected (as a first priority Lien) by the Lender, in accordance with the U.C.C. or any other similar or local or foreign law which may be applicable);

(c)           the Borrower and each Subsidiary shall, pursuant to the applicable Pledge Agreement, pledge to the Lender, all intercompany notes evidencing Indebtedness in favor of the Borrower or such Subsidiary (which shall be in a form acceptable to the Lender); and

(d)           if such Person owns any real property, such Obligor will execute and deliver to the Lender a Mortgage, together with, in the case of real property, mortgagee’s title insurance policies in amounts, in form and substance (including, if available, a revolving credit endorsement) and issued by insurers satisfactory to the Lender, and such policies shall be accompanied by evidence of the payment in full of all premiums thereon;

together, in each case, with such opinions of legal counsel for the Borrower, which may be the corporate general counsel of the Borrower (which shall be from counsel satisfactory to the Lender) relating thereto, which legal opinions shall be in form and substance satisfactory to the Lender.  The Borrower agrees that if, as a result of a change in law after the date hereof, (i) a Foreign Subsidiary can execute and deliver a supplement to the Subsidiary Guaranty or execute and deliver a supplement to the Subsidiary Pledge Agreement as a pledgor or (ii) the Borrower or any Subsidiary can pledge more than sixty-five percent (65%) of the Capital Stock of any Foreign Subsidiary or any intercompany Indebtedness of any Subsidiary evidenced by a note or other instrument, in any such case without material adverse tax consequences to the Borrower or such Subsidiary, then the provisions of clause (a) of this Section shall thereafter apply to any Foreign Subsidiary and/or (as the case may be) the provisions of clause (b) of this Section shall thereafter apply to one hundred percent (100%) of the Capital Stock of such Foreign Subsidiary.

The Borrower shall, and shall cause each of its Subsidiaries to, cause the Lender to have at all times a first priority perfected security interest (subject only to Liens permitted under Section 8.3) in all of the property (real and personal, including Capital Stock owned by such Obligors) now or hereafter acquired from time to time by the Borrower and such Subsidiaries to the extent the same is of the type of property that constitutes “Collateral” (as defined in any Loan Document) or is required to be pledged or assigned to the Lender hereunder.   Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, promptly execute, deliver and/or file (as applicable) Uniform Commercial Code financing statements and other instruments and documentation deemed necessary by the Lender to grant and perfect such security interest, in each case in form and substance satisfactory to the Lender.

Section 7.8             Use Of Proceeds.  The Borrower will apply the Revolving Loans as set forth below:

(i)            to repay principal and accrued interest on those certain demand notes dated May 24, 2002, June 14, 2002 and July 26, 2002, respectively, each in the amount of Five Million Dollars ($5,000,000), provided that the proceeds of such demand notes shall have been and shall be after repayment hereunder be used for the purposes set forth in subsections (ii), (iii) and (iv) hereof;

(ii)           for working capital and general corporate purposes of the Borrower;

(iii)          to pay fees and expenses related to the Revolving Loans; and

(iv)          to finance Capital Expenditures.

The Borrower will use the Letters of Credit for working capital and general corporate purposes of the Borrower.

Section 7.9             Down Payment on International Sales.  The Borrower shall, and shall cause each Subsidiary, in connection with agreements entered into after the date of this Agreement, to receive, on all sales made to buyers located outside of the United States, prior to shipment, at least a ten percent (10%) cash down payment of the sales price of the inventory or an irrevocable standby or documentary letter of credit in favor of the Borrower in an amount equal to at least ten percent (10%) of the sales price of the inventory, issued by a United States recognized commercial bank or financial institution which is rated A-1 (or better) by S&P or P-1 (or better) by Moody’s or issued by a foreign bank and confirmed by a United States recognized commercial bank or financial institution, which, at the time of confirmation, is rated A-1 (or better) by S&P or P-1 (or better) by Moody’s and payable at the counter of such bank or institution that provides customary draw procedures to protect the seller of goods in international markets; provided, however, the Lender may waive in a writing signed by the Lender’s chief financial officer such requirement for contracts entered into after the Closing Date.

Section 7.10           Contract Obligations.  The Borrower shall, and shall cause each Subsidiary, to perform in accordance with its material terms every contract, agreement, obligation or other arrangement to which such Person is a party or by which it or any of its property is bound, including government contracts, if any.  In the event that any material default or material performance deficiency occurs, the Borrower shall notify the Lender promptly in writing.  The Borrower shall provide the Lender promptly with copies of any cure notices or default notices it may receive on any contract or from any party and detail the proposed corrective action.  At the Lender’s request, the Borrower shall also provide the Lender with copies of any stop work notices in effect at the date of the Lender’s request.

Section 7.11           Notice of Claims Under Lender Guaranties.  Promptly, and in any case within seven (7) days notice thereof, notify the Lender of any demand or event or circumstance that is reasonably likely to cause a demand under any Lender Guaranty.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that until the Revolving Loan Commitment has expired or terminated and all Obligations have been paid and performed in full, the Borrower will not, and will not permit its Subsidiaries to, do any of the following.

Section 8.1             Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities primarily engaged in by the Borrower and its Subsidiaries as of the Closing Date and activities reasonably incidental thereto.

Section 8.2             Indebtedness.  The Borrower will not, without the Lender’s prior written consent, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

(a)           Indebtedness in respect of the Obligations;

(b)           Indebtedness existing as of the Closing Date which is identified in Item 8.2 of the Disclosure Schedule;

(c)           unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and the Guarantors (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Guarantor) and (ii) in respect of performance, surety, statutory, appeal or similar bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d)           unsecured Indebtedness not to exceed Two Million Dollars ($2,000,000) in the aggregate, which is convertible into equity upon terms and conditions reasonably acceptable to the Lender;

(e)           Indebtedness of any Guarantor owing to the Borrower or any other Guarantor, which Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Lender, duly executed and delivered in pledge to the Lender pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged); and

(f)            Indebtedness of the Borrower and the Guarantors in respect of purchase money Indebtedness and Capitalized Lease Liabilities which does not exceed $5,000,000 in the aggregate at any time outstanding;

provided, however, that no Indebtedness otherwise permitted by clause (d) shall be assumed or otherwise incurred if a Default or Event of Default has occurred and is then continuing or would result therefrom.

Section 8.3             Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a)           Liens securing payment of the Obligations;

(b)           Liens existing as of the Closing Date and disclosed in Item 8.3 of the Disclosure Schedule securing Indebtedness described in clause (b) of Section 8.2; provided that no such Lien shall encumber any additional collateral and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;

(c)           Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)           Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e)           Liens incurred or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, statutory and appeal bonds or performance and similar bonds;

(f)            judgment Liens in existence for less than forty-five (45) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 9.1(f), or attachment, pre-judgment or similar Liens in existence less than twenty (20) days after the entry thereof or which have been vacated, discharged, released or bonded over in a manner reasonably satisfactory to the Lender within such time period;

(g)           easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; and

(h)           Liens securing payment of Indebtedness of the type described in clause (f) of Section 8.2 used to purchase or lease assets of the Borrower or any Guarantor so long as such Lien extends only to the asset or assets so financed.

Section 8.4             Financial Condition and Operations.  The Borrower will not permit to occur any of the events set forth below:

(a)           Maximum Capital Expenditures.  (i) If the Borrower’s Revenue for any Fiscal Quarter in Fiscal Year 2002 is greater than eighty-five percent (85%) of the quarterly revenue target set forth in the Annual Operating Plan for such Fiscal Quarter, the Borrower will not incur cumulative Capital Expenditures during the next Fiscal Quarter (including Capital Expenditures incurred during such Fiscal Quarter and all prior Fiscal Quarters during Fiscal Year 2002) greater than Five Hundred Thousand Dollars ($500,000) in excess of the capital expenditure budget for that next Fiscal Quarter and all prior Fiscal Quarters during Fiscal Year 2002, set forth in the Annual Operating Plan.

(ii)  If the Borrower’s Revenue for any Fiscal Quarter in Fiscal Year 2002 is less than eighty-five percent (85%) of the quarterly revenue target set forth in the Annual Operating Plan for such Fiscal Quarter, the Borrower will not incur cumulative Capital Expenditures during the next Fiscal Quarter (including Capital Expenditures incurred during such Fiscal Quarter and all prior Fiscal Quarters during Fiscal Year 2002) greater than Five Hundred Thousand Dollars ($500,000) in excess of the “adjusted plan” model capital expenditure budget for that next Fiscal Quarter and all prior Fiscal Quarters during Fiscal Year 2002, set forth in the Annual Operating Plan.

(b)           Operating Expenses.  (i)  If the Borrower’s Revenue for any Fiscal Quarter in Fiscal Year 2002 is greater than eighty-five percent (85%) of the quarterly revenue target set forth in the Annual Operating Plan for such Fiscal Quarter, then for the following Fiscal Quarter, the Borrower may not incur Operating Expenses in excess of Five Hundred Thousand Dollars ($500,000) more than the Operating Expenses, excluding amortization and depreciation included in Operating Expenses, for such Fiscal Quarter set forth in the Annual Operating Plan.  However, notwithstanding the foregoing, to the extent that in any Fiscal Quarter Borrower was limited in the incurrence of Operating Expenses as provided herein, and its Operating Expenses for such Fiscal Quarter were less than Five Hundred Thousand Dollars ($500,000) more than the Operating Expenses, excluding amortization and depreciation included in Operating Expenses, for such Fiscal Quarter set forth in the Annual Operating Plan, the Borrower may use such unincurred Operating Expenses in the subsequent Fiscal Quarter.

(ii)  If the Borrower’s Revenue for any Fiscal Quarter in Fiscal Year 2002 is equal to or less than eighty-five percent (85%) of the quarterly revenue target set forth in the Annual Operating Plan for such Fiscal Quarter, then for the following Fiscal Quarter:

the Borrower may not incur Operating Expenses in excess of Five Hundred Thousand Dollars ($500,000) more than the product of ((D-E) x ((C-B)/(A-B))) + E, where:

                                                A=Fiscal Quarter Revenue of the immediately preceding Fiscal Quarter from the Annual Operating Plan.

                                                B=Fiscal Quarter Revenue of the immediately preceding Fiscal Quarter from the “adjusted plan” model in the Annual Operating Plan.

                                                C=Actual Revenue from the immediately preceding Fiscal Quarter.

                                                D=Operating Expenses of the following Fiscal Quarter from the Annual Operating Plan.

E=Operating Expenses of the following Fiscal Quarter from the “adjusted plan” model in the Annual Operating Plan.

(c)           Any calculation to determine compliance with clauses (a), (b), (d), (e) or (f) of this Section 8.4 or to determine whether a Default or Event of Default has occurred or would occur as a result of a particular transaction under those clauses shall be on a pro forma basis and calculated on the assumption that any Permitted Acquisitions or other relevant transaction which occurred during the relevant period were consummated on the first day of such period.

Section 8.5             Investments.  The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a)           Investments existing on the Closing Date and identified in Item 8.5 of the Disclosure Schedule, and Investments in SB OperatingCo, Inc. after its conversion (the “Conversion”) to a limited liability company;

(b)           Cash Equivalent Investments;

(c)           without duplication, Investments to the extent permitted as Indebtedness pursuant to Section 8.2;

(d)           Investments by way of contributions to capital or purchases of equity (i) by the Borrower in any Guarantor or by such Guarantor in other Guarantors; or (ii) by any Subsidiary in the Borrower;

(e)           Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f)            Investments by way of Permitted Acquisitions;

(g)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)           Investments consisting of any deferred portion of the sales price received by the Borrower or any Guarantor in connection with any Asset Sale permitted under Section 8.10;

(i)            Hedging Agreements; and

(j)            after the Closing Date, other Investments (other than any acquisition of any Person) in an amount not to exceed $500,000 in the aggregate over the remaining term of this Agreement;

provided, however, that

(i)            any Investment which when made complies with the requirements of clauses (a), (b) or (c) of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

(ii)           no Investment otherwise permitted by clauses (c), (d), (e), (f), (g) or (j) shall be permitted to be made if any Default or Event of Default has occurred and is continuing or would result therefrom; and

(iii)          after the Closing Date the aggregate amount of acquisitions (whether pursuant to an acquisition of stock, assets constituting a business unit of any Person or all or substantially all of the assets of any Person or Persons or otherwise and including any assumed debt) by the Borrower or any Guarantor of any Person or Persons or the assets of any Person or Persons shall not exceed $2,000,000 over the remaining term of this Agreement.

Section 8.6             Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a)           dividends or distributions payable in common stock of the Borrower and its Subsidiaries;

(b)           Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries of the Borrower; or

(c)           redemptions of Capital Stock in accordance with the exercise of mandatory put rights under existing agreements with employees, and future agreements with employees that have been consented to by the Lender in writing, provided that the aggregate amount of such redemptions shall not exceed One Million Dollars ($1,000,000) in any Fiscal Year.

provided, however, both before and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or caused thereby.

Section 8.7             Subordinated Debt.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt; (b) pay or cause to be paid any consideration, whether by way of payment of principal, interest, fee, indemnity or otherwise, to (i) any holder of any Indebtedness (in its capacity as such) that is subordinate or junior in right of payment to amounts owing hereunder or (ii) any holder (in its capacity as such) of any Capital Stock or other securities of any Obligor or any warrants, options or subscription rights with respect to any Capital Stock of any Obligor (whether as payment of such obligations, Capital Stock, securities, warrants, options or subscription rights or otherwise or as inducement to, any consent, waiver or amendment of any of the terms or provisions of the documentation evidencing such Subordinated Debt or such Capital Stock, securities, warrants, options or subscription rights); (c) refinance, redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt; or (d) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; provided that:

(a)           the Borrower and its Subsidiaries may pay, in the case of interest only, interest on such Subordinated Debt no earlier than the stated, scheduled date for such payment of interest set forth in the Sub Debt Documents governing such Subordinated Debt, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(b)           the Borrower and its Subsidiaries may make Restricted Payments as permitted under Section 8.6.

Section 8.8             Stock of Subsidiaries.  The Borrower will not permit any of its Subsidiaries to, (a) issue any Capital Stock (whether for value or otherwise) to any Person other than (i) officers or employees of the Guarantors, in connection with incentive compensation programs or employee benefit plans or (ii) the Borrower or another wholly owned Guarantor, or (b) other than as set forth in Section 8.6, become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock; provided, however, that the options and warrants issued by the Guarantors as set forth in Item 8.8 of the Disclosure Schedule shall be permitted.

Section 8.9             Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or change its corporate structure, except:

(a)           as contemplated by the Conversion;

(b)           any Guarantor may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Guarantor, and the assets or stock of any Guarantor may be purchased or otherwise acquired by the Borrower or any other Guarantor; provided, that in no event shall any Guarantor consolidate with or merge with and into any other Guarantor unless after giving effect thereto, the Lender shall have a perfected pledge of and security interest in and to, at least the same percentage of the issued and outstanding shares of Capital Stock of the surviving Person as the Lender had immediately prior to such merger or consolidation in form and substance satisfactory to the Lender and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Lender to create, perfect or maintain the collateral position of the Lender therein as contemplated by this Agreement; and

(c)           so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any Guarantor may (to the extent permitted by clause (f) and clause (iii) following clause (j) of Section 8.5) purchase all or substantially all of the assets or stock of any Person (or any division thereof) (other than the Borrower or any Subsidiary, such intercompany transactions being subject to clause (b)), or acquire such Person by merger.

Section 8.10           Permitted Dispositions.  Other than in connection with the Borrower’s incentive compensation arrangements, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey (including by way of merger), or grant options, warrants or other rights with respect to, any of the Borrower’s or such Subsidiaries’ assets (including accounts receivable of the Borrower and its Subsidiaries and Capital Stock of its Subsidiaries) to any Person in one transaction or series of transactions unless such transaction is (a) in the ordinary course of its business, including sales of inventory or equipment or systems built for customers in the ordinary course of the Borrower’s business within the United States or sales of inventory or equipment or systems built for customers in the ordinary course of Borrower’s business outside of the United States in accordance with the provisions of Section 8.15; or (b) a transaction among the Borrower and/or the Guarantors permitted by Section 8.9(b).

Section 8.11           Modification of Certain Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:

(a)           the Sub Debt Documents, other than any amendment, supplement, waiver or modification which (x) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (y) reduces the rate or extends the date of payment of the interest, premium (if any) or fees payable on such Subordinated Debt, or (z) makes the covenants, events of default or remedies in such Sub Debt Documents less restrictive on the Borrower; or

(b)           the Borrower’s or any Subsidiary’s Organic Documents (provided that SB OperatingCo, LLC may enter into documents relating to its conversion to a limited liability company provided the Lender has reviewed and approved the terms of such documents) to the extent that any such change would be adverse to the interests of the Lender.

Section 8.12           Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement or contract (i) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person that is not one of its Affiliates.

Section 8.13           Restrictive Agreements, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

(a)           the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except for usual terms in contracts or agreements providing for restrictions on transfer or assignment);

(b)           the ability of any Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

(c)           the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained in this Agreement and any other Loan Document.

Section 8.14           Sale and Leaseback.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person involving an amount of sale proceeds in excess of $2,500,000 in the aggregate.  The Net Proceeds of such sale and leaseback shall be applied by the Borrower pursuant to Section 3.1(d).

Section 8.15           Shipment of Assets Outside of U.S.  Without the Lender’s prior written consent, which consent shall not be unreasonably withheld, the Borrower will not ship any fixed assets or a group of fixed assets, in one or more shipments, outside of the United States; provided, however, that without the Lender’s prior written consent, the Borrower may ship inventory to an unaffiliated customer in the ordinary course of business if the Borrower receives a minimum payment of at least ten percent (10%) of the sales price of the inventory or an irrevocable standby or documentary letter of credit in favor of the Borrower in an amount equal to at least ten percent (10%) of the sales price of the inventory, issued by a United States recognized commercial bank or financial institution which is rated A-1 (or better) by S&P or P-1 (or better) by Moody’s or issued by a foreign bank and confirmed by a United States recognized commercial bank or financial institution, which, at the time of confirmation, is rated A-1 (or better) by S&P or P-1 (or better) by Moody’s and payable at the counter of such bank or financial institution that provides customary draw procedures to protect the seller of goods in the international markets.  Provided further, that the Borrower, within eighteen (18) months following the Closing Date may ship to its existing Tech Ion facility under construction in Brazil up to four accelerator guns and related system components, without further consent from the Lender.

Section 8.16           Modification of Lender Guaranty Documents.  So long as the Lender remains a guarantor under any of the Lender Guaranties, the Borrower shall not agree to and shall not permit any modifications, amendments, consents or waivers of any provisions to the underlying documents relating to the Lender Guaranties, nor shall the Borrower exercise any option to extend the term of the underlying documents relating to the Lender Guaranties, without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole and absolute discretion, provided that the Lender shall not unreasonably withhold its consent to a modification, amendment, consent or waiver if such modification, amendment, consent or waiver could not, in any way, have an adverse effect upon the Lender’s obligations under the Lender Guaranties.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1             Events of Default.  Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.

(a)           Non-Payment of Obligations.  The Borrower shall default in the payment or prepayment when due of:

(i)            any principal of or interest on any Revolving Loan and such default shall continue unremedied for three (3) Business Days after such amount becomes due; or

(ii)           any fee described in Article III or any other monetary Obligation and such default shall continue unremedied for a period of three (3) days (including one Business Day) after such amount was due.

(b)           Breach of Warranty.  Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect (i) in any respect when made or deemed to have been made (with respect to representations and warranties qualified by materiality or a Material Adverse Effect) or (ii) in any material respect when made or deemed to have been made (with respect to all other representations or warranties).

(c)           Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1, Section 7.8, Section 7.9 or Article VIII or any Obligor shall default in the due performance or observance of its obligations under (i) Articles III or IV of the Subsidiary Guaranty, (ii) Articles III or IV of a Security Agreement, or (iii) Articles III or IV of a Pledge Agreement.

(d)           Non-Performance of Other Covenants and Obligations.  Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Lender.

(e)           Default on Other Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (including for purposes of this Section 9.1(e), all items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of a Person as of the date at which Indebtedness is to be determined, but excluding Indebtedness described in Section 9.1(a)) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

(f)            Judgments.  Any judgment or order for the payment of money in excess of $250,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof.

(g)           Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:

(i)            the institution of any steps by the Borrower, any member of its Controlled Group, if any, or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $250,000; or

(ii)           a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

(h)           Change in Control.  Any Change in Control shall occur, and Lender determines, in its sole and absolute discretion, that such Change in Control shall constitute an Event of Default.

(i)            Bankruptcy, Insolvency, etc.  The Borrower or any of its Subsidiaries shall:

(i)            become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii)           apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii)          in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided, that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Loan Documents;

(iv)          permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided, that the Borrower, each Subsidiary and each Obligor hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Loan Documents; or

(v)           take any action authorizing, or in furtherance of, any of the foregoing.

(j)            Impairment of Security, etc.  Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien (except due solely to any action or inaction by the Lender).

(k)           Failure of Subordination.  Unless otherwise waived or consented to by the Lender in writing, the subordination provisions relating to any Subordinated Debt (the “Subordination Provisions”) shall fail to be enforceable by the Lender in accordance with the terms thereof, or the monetary Obligations shall fail to constitute “Senior Indebtedness” or “Secured Debt” (or similar term) referring to the Obligations; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Lender or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

Section 9.2             Action if Bankruptcy.  If any Event of Default described in Section 9.1(i) shall occur, the Revolving Loan Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Revolving Loans and all other Obligations shall automatically be and become immediately due and payable, without presentment, protest, notice or demand (all of which are hereby expressly waived by the Borrower).

Section 9.3             Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 9.1(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, at its option, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Revolving Loans and other Obligations to be due and payable and/or the Revolving Loan Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Revolving Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further presentment, protest, notice or demand (all of which are hereby expressly waived by the Borrower).

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1           Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender.

No failure or delay on the part of the Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 10.2           Notices.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other party.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

Section 10.3           Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Lender  (including the reasonable fees, costs and out-of-pocket expenses of counsel to the Lender) in connection with:

(a)           (i) any due diligence investigation of the Borrower and its Subsidiaries and (ii) the negotiation, preparation, execution and delivery and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

(b)           the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

(c)           the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable by it in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Revolving Note, or any other Loan Documents.  The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to the Lender) incurred by the Lender in connection with (y) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations and (z) the enforcement of any Obligations.

Section 10.4           Indemnification.  In consideration of the execution and delivery of this Agreement by the Lender, the Borrower hereby indemnifies, exonerates and holds Lender and its officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(a)           any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with transactions contemplated hereby or by any other Loan Document or transactions which are financed with proceeds of any Revolving Loan;

(b)           the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to fund any Credit Extension);

(c)           any Indemnified Liabilities (as defined in Lender’s Credit Agreement) which Lender is required to pay under Lender’s Credit Agreement and that arise out of or relate to the Lender’s borrowings under the Lender’s Credit Agreement that are used to finance any Revolving Loans;

(d)           any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not an Indemnified Party is party thereto;

(e)           any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to Environmental Laws or the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

(f)            the presence on or under, or the Release or threatened Release from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

(g)           Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of the Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party to the extent caused by or resulting from the relevant Indemnified Party’s gross negligence or willful misconduct.  The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, the Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent the Lender is liable due to its ownership, possession, or operation of property.  It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower’s obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 10.5           Survival.  The obligations of the Borrower under Sections 4.1, 4.2, 10.3 and 10.4 shall survive any termination of this Agreement, the payment in full of all the Obligations and the termination of the Revolving Loan Commitment.  The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

Section 10.6           Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.7           Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

Section 10.8           Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender  shall have been received by the Lender.

Section 10.9           Governing Law; Entire Agreement.  THIS AGREEMENT, THE REVOLVING NOTE AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR MORTGAGE HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.  This Agreement, the Revolving Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

Section 10.10         Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however:

(a)           that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender;

(b)           the Lender may transfer, sell or assign its rights hereunder to:

(i)            to one or more commercial banks, other financial institutions or special purpose investment funds which are organized for the specific purpose of making, acquiring, participating in or investing in loans of the type made pursuant to this Agreement;

(ii)           to any of its Affiliates.

Section 10.11         Confidentiality.  The Lender shall hold all non-public information (which has been identified as such by the Borrower or any of its Subsidiaries) provided to it by the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement in accordance with its customary procedures for handling confidential information of this nature, but may make disclosure to any of its examiners, regulators, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or any other Loan Document or as reasonably required by any potential bona fide transferee or assignee, or in connection with the exercise of remedies under a Loan Document, or to any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that unless specifically prohibited by applicable law or court order, the Lender shall use reasonable efforts to promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information; provided further, however, that the Lender shall not be liable to the Borrower if any such Person fails to provide such notice; prior to any such disclosure pursuant to this Section 10.11, the Lender shall require any such bona fide transferee and assignee receiving a disclosure of non-public information to agree, for the benefit of the Borrower and its Subsidiaries, in writing to be bound by this Section 10.11; and to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.11; and except as may be required by an order of a court of competent jurisdiction or other applicable law, and to the extent set forth therein, the Lender shall not be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

Section 10.12         Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.13         Waiver of Jury Trial.  THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SUREBEAM CORPORATION
By:	/s/ L. A. OBERKFELL
L. A. Oberkfell President Chief Executive Office

9276 Scranton Road, Suite 600 San Diego, California 92121

THE TITAN CORPORATION
By:	/s/ MARK W. SOPP
Mark W. Sopp Senior Vice President Chief Financial Officer

3033 Science Park Road San Diego, CA 92121

EXHIBITS

Exhibit A          Annual Operating Plan

Exhibit B          Borrower Pledge Agreement

Exhibit C          Borrower Security Agreement

Exhibit D          Borrowing Request

Exhibit E           Collateral Assignment or Rights under License Agreement

Exhibit F           Compliance Certificate

Exhibit G          Copyright Security Agreement

Exhibit H          Issuance Request

Exhibit I            Revolving Note

Exhibit J           Subsidiary Guaranty

Exhibit K          Subsidiary Pledge Agreement

Exhibit L           Subsidiary Security Agreement

SCHEDULE I

DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 2.7  Lender Guaranties

Description

Chicago Facility Lease dated November 17, 2000 with Bradley Associates Limited Partnership
Los Angeles Facility Lease dated March 26, 2002 with XH Partners, L.P.
Iowa Dept. of Economic Development

ITEM 2.9  Leases entered into by the Lender on behalf of the Borrower

Description

Lease dated August 22, 2000 with B/G Management Co for the lease of certain property in Dublin, California
Lease dated August 15, 2000 with Czapla DBA Zendex for the lease of certain property in Dublin, California
Lease dated February 1, 2001 with Cloverleaf Cold Storage Co for the lease of certain property in Sioux City, Iowa
Lease dated May 15, 2000 with Embassy Tower Limited Partnership for the lease of certain property in Omaha, Nebraska
Lease dated January 1, 2001 with Cooperative Real Estate Investment Company for the lease of certain property In Saudi Arabia

ITEM 6.3   Governmental Approval, Regulation.

N/A

ITEM 6.7  Litigation.

Corporate Brands, Inc. — Seeking $185,408.44.

ITEM 6.8  Existing Subsidiaries*.

1.                             SB OperatingCo, Inc. (wholly-owned)

                                                which was previously named SureBeam Corporation

                                                and before that was named Titan Scan Corp.

                                                and before that was named Titan Purification, Inc.

                                                This entity has been or will be converted to a Delaware limited liability company, SB OperatingCo, LLC.

1

                2.                             Titan SureBeam Brazil Inc.

                3.                             SureBeam Brasil Ltda

*There may be other Subsidiaries, the Borrower agrees to update this Item 6.8 upon confirming information regarding other Subsidiaries.

ITEM 6.11  Employee Benefit Plans.

N/A

ITEM 6.12  Environmental Matters.

N/A

ITEM 8.2 Outstanding Indebtedness.

None, except (i) in favor of Lender, (ii) accounts payable that occur in the ordinary course of business, (iii) endorser liability arising in the ordinary course of business, and (iv) as disclosed in the financial statements as of March 31, 2002 filed with the SEC and furnished to Lender.

ITEM 8.3  Liens.

Crown Credit Company—Lease for forklift equipment

Certain vendors may have purported to retain purchase money security interests pursuant to their standard purchase agreements or invoices in the ordinary course of business, but there have been no UCC Financing Statements filed.

ITEM 8.5  Investments.

Investments in Subsidiaries to the Closing Date.

Investments as disclosed in the financial statements as of March 31, 2002 filed with the SEC and furnished to Lender.

Investments in Hawaii Pride LLC.—loan of approximately $5,400,000

Investments in SureBeam Middle East—joint venture wherein the Borrower has invested approximately $250,000

ITEM 8.8  Options and Warrants.

None.

2

EXHIBIT A

SureBeam Corporation

FY 2002 AOP

	Q1	Q2	Q3	Q4	Total
Capital Expenditures	9,325	9,625	6,900	11,600	37,450

SureBeam Corporation

FY 2002 Adjusted AOP

	Q1	Q2	Q3	Q4	Total
Revenue	6,000	3,950	3,400	3,500	16,850
Operating Expenses (excluding amortization & depreciation)	7,528	4,688	3,775	3,137	19,128
Capital Expenditures	9,325	5,900	3,000	1,000	19,225

SureBeam Corporation

2002 AOP

	FY 2002
	FY02 Q1 Actual	FY02 Q2 Actual	FY02 Q3 Forecast	FY02 Q4 Forecast	FY02 Total Forecast
Revenue
Processing	272	284	400	750	1,706
System Sales	2,242	2,557	4,392	8,684	17,875
Affiliate	4,502	7,944	3,360	3,030	18,836
Total	7,016	10,785	8,152	12,464	38,417
COS
Processing	1,161	1,535	1,500	1,930	6,126
System Sales	1,856	1,853	2,689	5,142	11,540
Affiliate	2,831	3,631	2,800	2,525	11,787
Total	5,848	7,019	6,989	9,597	29,453
Gross Margin	1,168	3,766	1,163	2,867	8,964
	17%	35%	14%	23%	23%
Operating Expenses
Sales and Marketing	1,778	3,096	3,400	2,840	11,114
Administration	2,463	2,538	2,275	2,397	9,673
Total SG&A	4,241	5,634	5,675	5,237	20,787
R&D	315	181	500	600	1,596
Corp Allocation	1,100	—	—	—	1,100
Amortization	812	229	138	138	1,317
Deferred Comp.	3,800	3,800	6,412	2,555	16,567
Total Operating Exp	10,268	9,844	12,725	8,530	41,367
Operating Income	(9,100)	(6,078)	(11,562)	(5,663)	(32,403)
Other Income	(1,007)	(1,041)	(1,000)	(1,000)	(4,048)
Interest Net	886	65	425	625	2,001
Income Before Taxes	(8,979)	(5,102)	(10,987)	(5,288)	(30,356)
Taxes (0%)	—	—	—	—	—
Net Income	(8,979)	(5,102)	(10,987)	(5,288)	(30,356)
EPS	(0.14)	(0.08)	(0.16)	(0.08)	(0.46)
Shares	62,794	66,877	67,500	69,500	65,900
EBITDA	(3,894)	(1,254)	(4,012)	(2,070)	(11,230)
EBITDA RECONCILIATION
Deferred Comp	3,800	3,800	6,412	2,555	16,567
Amortization	812	357	138	138	1,445
Depreciation	594	667	1,000	900	3,161
	5,206	4,824	7,550	3,593	21,173

SureBeam Corporation

2003 AOP

	FY 2003
	FY03 Q1 Forecast	FY03 Q2 Forecast	FY03 Q3 Forecast	FY03 Q4 Forecast	FY03 Total Forecast
Revenue
Processing	2,175	3,262	4,894	7,341	17,672
System Sales	7,384	10,500	13,484	15,659	47,027
Affiliate	4,441	3,238	4,622	3,000	15,301
Total	14,000	17,000	23,000	26,000	80,000
COS
Processing	2,220	2,500	2,900	3,300	10,900
System Sales	4,530	6,400	8,190	9,495	28,616
Affiliate	3,701	2,698	3,852	2,500	12,751
Total	10,431	11,598	14,942	15,295	52,267
Gross Margin	3,569	5,402	8,058	10,705	27,733
	25%	32%	35%	41%	35%
Operating Expenses
Sales and Marketing	4,500	4,500	4,000	4,000	17,000
Administration	2,500	2,600	2,700	2,800	10,600
Total SG&A	7,000	7,100	6,700	6,800	27,600
R&D	400	400	400	400	1,600
Corp Allocation	—	—	—	—	—
Amortization	138	138	138	138	552
Deferred Comp.	2,555	2,555	2,468	1,320	8,898
Total Operating Exp	10,093	10,193	9,706	8,658	38,650
Operating Income	(6,524)	(4,791)	(1,648)	2,047	(10,917)
Other Income	(900)	(900)	(900)	—	(2,700)
Interest Net	625	625	625	625	2,500
Income Before Taxes	(6,249)	(4,516)	(1,373)	1,422	(10,717)
Taxes (0%)	—	—	—	—	—
Net Income	(6,249)	(4,516)	(1,373)	1,422	(10,717)
EPS	(0.09)	(0.06)	(0.02)	(0.02)	(0.15)
Shares	70,000	70,000	70,000	70,000	70,000
EBITDA	(2,269)	505	4,082	7,670	9,987
EBITDA RECONCILIATION
Deferred Comp	2,555	2,555	2,468	1,320	8,898
Amortization	138	138	138	138	552
Depreciation	1,562	2,603	3,124	4,165	11,454
	4,255	5,296	5,730	5,623	20,904

SureBeam Corporation

2002 Adjusted AOP

	FY 2002
	FY02 Q1 Forecast	FY02 Q2 Forecast	FY02 Q3 Forecast	FY02 Q4 Forecast	FY02 Total Forecast
Revenue
Total	6,000	3,950	3,400	3,500	16,850
COS
Total	4,800	3,606	3,160	3,410	14,976
Gross Margin	1,200	344	240	90	1,874
	20%	9%	7%	3%	11%
Operating Expenses
Sales and Marketing	3,150	1,810	1,900	1,340	8,200
Administration	3,000	2,000	1,275	1,297	7,572
Total SG&A	6,150	3,810	3,175	2,637	15,772
R&D	1,000	500	500	400	2,400
Corp Allocation	478	478	200	200	1,356
Amortization	772	353	123	123	1,371
Deferred Comp.	3,800	3,800	3,300	3,300	14,200
Total Operating Exp	12,200	8,941	7,298	6,660	35,099
Operating Income	(11,000)	(8,597)	(7,058)	(6,570)	(33,225)
Other Income	(1,000)	(1,000)	(1,000)	(1,000)	(4,000)
Interest Net	1,800	200	400	600	3,000
Income Before Taxes	(11,800)	(7,797)	(6,458)	(6,170)	(32,225)
Taxes (0%)	—	—	—	—	—
Net Income	(11,800)	(7,797)	(6,458)	(6,170)	(32,225)
EPS	(0.19)	(0.12)	(0.10)	(0.09)	(0.49)
Shares	61,400	67,000	67,500	71,500	65,900
EBITDA	(6,128)	(3,844)	(2,635)	(2,247)	(14,854)
EBITDA RECONCILIATION
Deferred Comp	3,800	3,800	3,300	3,300	14,200
Amortization	772	353	123	123	1,371
Depreciation	300	600	1,000	900	2,800
	4,872	4,753	4,423	4,323	18,371

EXHIBIT B

BORROWER PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Pledge Agreement”), dated as of August 2, 2002, is made by SUREBEAM CORPORATION, a Delaware corporation (the “Pledgor”), in favor of THE TITAN CORPORATION, a Delaware corporation (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of  August 2, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), between the Pledgor and Pledgee, the Pledgee has agreed to make Credit Extensions to the Borrower;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement;

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Pledgee to make Credit Extensions (including the initial Credit Extension) to the Pledgor pursuant to the Credit Agreement, the Pledgor agrees as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1             Certain Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Act” is defined in Section 6.2.

“Certificated Interests” means, collectively, all Pledged Shares evidenced by certificates.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

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“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other shares of Capital Stock constituting Collateral, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Pledged Interests made in the ordinary course of business and not as a liquidating dividend.

“Interest Rate Hedging Agreements” means interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect against fluctuations in interest rates, entered into for the purpose of hedging interest rate risk with respect to the Obligations.

“Interest Rate Hedging Obligations” means all liabilities of the Pledgor under Interest Rate Hedging Agreements.

“LLC” means each limited liability company listed from time to time as a Pledged Interest Issuer on Attachment 1 hereto.

“LLC Interest” means the entire ownership interest of the Pledgor in each Pledged Interest Issuer that is an LLC listed on Attachment 1 hereto, including such Pledgor’s capital account, its gain, loss, deduction and credit of such Pledged Interest Issuer, the Pledgor’s interest in all distributions made or to be made by such Pledged Interest Issuer to the Pledgor and all of the other rights, titles and interests of the Pledgor as an owner or a member of such Pledged Interest Issuer, whether set forth in the operating or membership agreement of such Pledged Interest Issuer, by separate agreement or otherwise.

“Partnership” means each general partnership or limited partnership listed from time to time as a Pledged Interest Issuer on Attachment 1 hereto.

“Partnership Interest” means the entire ownership interest of the Pledgor in each Pledged Interest Issuer that is a Partnership listed on Attachment 1 hereto, including the Pledgor’s capital account, its gain, loss, deduction and credit of such Pledged Interest Issuer, the Pledgor’s interest in all distributions made or to be made by such Pledged Interest Issuer to the Pledgor and all of the other rights, titles and interests of the Pledgor as an owner, a general partner or a limited partner of such Pledged Interest Issuer, whether set forth in the partnership agreement of such Pledged Interest Issuer, by separate agreement or otherwise.

“Pledge Agreement” is defined in the preamble.

“Pledged Interest Issuers” means each Person identified in Attachment 1 hereto as the issuer of the Pledged Interests (including the maker of each Pledged Note) identified opposite the name of such Person and each Person whose ownership, equity or other similar interests, including shares of Capital Stock, Partnership Interests and LLC Interests, are, or are required to be, pledged hereunder and under the Credit Agreement from time to time.

“Pledged Interests” means (i) all Pledged Shares and (ii) all Pledged Notes.

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“Pledged Notes” means all promissory notes of any Pledged Interest Issuer identified on Attachment 1 hereto, and any promissory notes issued to Pledgor in the future, as such promissory notes are amended, restated, supplemented or otherwise modified from time to time, in accordance with Section 4.1.6, together with any promissory note of any Pledged Interest Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Shares” means (a) all ownership, equity or other similar interests, including shares of Capital Stock, Partnership Interests and LLC Interests, of any Pledged Interest Issuer listed on Attachment 1 hereto and any shares of Capital Stock, Partnership Interests and LLC Interests of any Pledged Interest Issuer obtained in the future by the Pledgor, (b) the certificates representing all such ownership, equity or similar interests and (c) all securities convertible into, and all warrants, options or other rights to acquire, such ownership, equity or similar interests; but excluding all shares of voting stock of each class of any Foreign Subsidiary in excess of sixty five percent (65%) of the total issued and outstanding shares of the voting stock of each such class.

“Pledgee” is defined in the preamble.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2.

“Termination Date” means the date on which all Obligations have been indefeasibly paid in full in cash, all Commitments have been fully terminated and all Letters of Credit have been canceled or otherwise terminated.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Pledgee’s security interest in any Collateral is governed by the Uniform Commercial Code (including Articles thereof) as in effect in a jurisdiction other than the State of California, “U.C.C.” shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 1.2             Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3             U.C.C. Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

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ARTICLE II
PLEDGE

SECTION 2.1             Grant of Security Interest.  The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Pledgee, and the Pledgor hereby grants to the Pledgee, to secure the Secured Obligations, a continuing security interest in, all of the following property (the “Collateral”):

(a)           all Pledged Interests;

(b)           all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under any partnership agreement, limited liability company agreement or similar agreement which governs the rights and obligations of the holder of ownership, equity or similar interests in a Pledged Interest Issuer;

(c)           all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust;

(d)           all Dividends, Distributions, interest and without duplication, other payments and rights with respect to any Pledged Interest; and

(e)           all Proceeds of any of the foregoing.

SECTION 2.2           Security for Obligations.  This Pledge Agreement secures the payment in full of all Obligations of the Pledgor now or hereafter existing under the Credit Agreement, each other Loan Document and each Interest Rate Hedging Agreement, whether for principal, interest, costs, fees, indemnities, expenses, Interest Rate Hedging Obligations or otherwise (including all Obligations of the Pledgor now or hereafter existing under this Pledge Agreement and each other Loan Document to which such Pledgor is or may become a party), with all such Obligations being referred to as the “Secured Obligations”.

SECTION 2.3             Pledge and Transfer of Pledged Interests.  Any Certificated Interests representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments or documents of transfer or assignment, duly executed in blank by the Pledgor or, if any Collateral is in the form of uncertificated securities, confirmation and evidence satisfactory to the Pledgee that the Pledgor has taken all actions requested by the Pledgee to provide for the transfer to and perfection by the Pledgee of the security interests in such uncertificated securities in accordance with the U.C.C. and any other applicable law.

SECTION 2.4             Dividends on Pledged Interests.

(a)           In the event that any Dividend or other payment is to be paid on any Pledged Interests (including any payment of any principal or interest on any Pledged Note) at a time when no Default has occurred and is continuing or would result therefrom, such Dividend or payment may be paid directly to the Pledgor; and

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(b)           If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Pledgee.

SECTION 2.5             Continuing Security Interest.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall:

(a)           remain in full force and effect until the Termination Date;

(b)           be binding upon the Pledgor and its successors, transferees and assigns; and

(c)           inure to the benefit of and be enforceable by the Pledgee.

Without limiting clause (c), the Pledgee may assign or otherwise transfer (in whole or in part) the Revolving Note or any Credit Extension or Commitment held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to the Pledgee under any Loan Document (including this Pledge Agreement) or otherwise, in each case as provided in Section 10.10 of the Credit Agreement.

Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)), and at such time the Pledgee will, at the Pledgor’s sole expense, deliver to the applicable Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments previously delivered to the Pledgee representing or evidencing all Pledged Interests, together with all other Collateral held by the Pledgee hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1             Representations and Warranties, etc.  In order to induce the Pledgee to enter into the Credit Agreement and to make Credit Extensions thereunder, the Pledgor represents and warrants to the Pledgee as set forth in this Article III.

SECTION 3.1.1              Ownership, No Liens, etc.  The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) its Collateral, free and clear of all Liens, options and other charges, except any Lien granted pursuant hereto in favor of the Pledgee.

SECTION 3.1.2              Valid Security Interest.  With respect to U.S. entities, the execution and delivery of this Pledge Agreement, together with (a)(i) in the case of Collateral in the form of a Certificated Interest, the delivery of such Collateral to the Pledgee together with undated stock powers executed in blank by the Pledgor, (ii) in the case of Collateral in the form of an uncertificated security, the registration in the name of the Secured Party as owner with the Pledged Interest Issuer of such uncertificated security, or (iii) in the case of Collateral in the form

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of Pledged Notes, delivery of such Collateral and an allonge to such Collateral to the Pledgee, or (b) in the case of other than Certificated Interests, the filing of U.C.C. financing statements in the filing offices listed on Attachment 2 hereto, is effective to create a valid, perfected, first priority security interest in such Collateral and all Proceeds thereof, securing the Secured Obligations.  Upon the performance of the actions set forth in the first sentence of this Section 3.1.2, no further action is necessary to perfect or protect such security interest in the Collateral and the Proceeds thereof.  The Pledgor agrees that it shall take all necessary actions reasonably requested by the Pledgee to create a valid, perfected security interest in non-U.S. entities.

SECTION 3.1.3              As to Pledged Interests.  In the case of

(a)           any Pledged Interests (other than Pledged Notes) constituting Collateral,

(i)            all of such Pledged Interests are duly authorized, and validly issued, fully paid, and non-assessable, and constitute that percentage of the issued and outstanding shares of Capital Stock, Partnership Interests, LLC Interests and other ownership interests of each Pledged Interest Issuer set forth on Attachment 1 hereto; and

(ii)           the Pledgor has delivered to the Pledgee true and complete copies of the partnership, membership, operating or ownership agreements, as applicable, for each Pledged Interest Issuer that is an LLC or a Partnership, which agreements are currently in full force and effect and have not been amended or modified except as disclosed to the Pledgee in writing; and

(b)           each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and no default or event of default has occurred and is continuing thereunder.

SECTION 3.1.4              Location of Pledgor.  The jurisdictions in which the Pledgor is located for purposes of Section 9307 of the U.C.C. are set forth in Attachment 1 hereto.

SECTION 3.1.5              Nature of Pledged Interests.  No LLC Interests or Partnership Interests are Certificated Interests.

ARTICLE IV
COVENANTS

SECTION 4.1             Covenants.  The Pledgor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by the obligations set forth in this Article IV.

SECTION 4.1.1              Protect Collateral; Further Assurances, etc.  The Pledgor covenants and agrees that it will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral except in favor of the Pledgee hereunder or as permitted in the Credit Agreement). The Pledgor will warrant and defend the right and title herein granted unto the

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Pledgee in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons.  The Pledgor agrees that from time to time, at the expense of the Pledgor, it will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Pledgor will not, without thirty (30) days’ prior written notice to the Pledgee, (i) change its name or structure so as to make any financing or other statement filed pursuant to this Pledge Agreement become seriously misleading or (ii) change the jurisdiction in which it is located to other than those specified in Section 3.1.4 hereof.  The Pledgor further covenants and agrees as follows:

(a)     If the Pledgor shall become entitled to receive or shall receive any stock or other certificate (including any certificate representing a Dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Collateral (or otherwise in respect thereof), the Pledgor shall accept the same as the agent of the Pledgee, hold the same in trust for the Pledgee and deliver the same forthwith to the Pledgee in the exact form received, duly endorsed (in blank) by the Pledgor to the Pledgee, if required, together with an undated stock power or other necessary instrument of transfer covering such certificate duly executed in blank by the Pledgor, to be held by the Pledgee, subject to the terms of this Pledge Agreement, as additional security for the Secured Obligations.  In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Pledged Interest Issuer shall be held by the Pledgee as additional security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of any Collateral shall be received by the Pledgor, then the Pledgor shall, until such money or property is paid or delivered to the Pledgee, hold such money or property in trust for the Pledgee, segregated from other funds of the Pledgor, as additional collateral securing the Secured Obligations.

(b)     Except as otherwise expressly permitted by the Credit Agreement, without the prior written consent of the Pledgee, the Pledgor will not (i) consent to any material modification, extension or alteration of the terms of any partnership, membership or operating agreement of the LLCs or the Partnerships or (ii) accept a surrender of any partnership, membership or operating agreement of any of the LLCs or the Partnerships, as applicable, or waive any breach of or default under any such agreement by any other party thereto.

(c)     The Pledgor will advise the Pledgee promptly, in reasonable detail (i) of any Lien or claim made or asserted against any part of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event relating specifically to the Pledgor or its assets which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

SECTION 4.1.2              Registration of Pledged Interests, etc.  The Pledgor shall execute and deliver to the applicable Pledged Interest Issuer instructions to register, substantially in the form of Exhibit A hereto, and cause each Pledged Interest Issuer to execute and deliver to

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the Pledgee the Transaction Statement, substantially in the form of Exhibit B hereto, confirming that each Pledged Interest Issuer (in which the Pledgor owns a Pledged Interest (other than in the case of a Certificated Interest or a Pledged Note)) has registered the pledge by the Pledgor effected by this Pledge Agreement on its books.  In addition, the Pledgor agrees that it shall cause each issuer of Certificated Interests to execute and deliver to the Pledgee an acknowledgment in a form satisfactory to the Pledgee.

SECTION 4.1.3              Stock Powers, etc.  The Pledgor agrees that all Certificated Interests constituting Collateral delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments or documents of transfer acceptable to the Pledgee, as are necessary under all applicable laws to perfect the Lien in favor of the Pledgee on such Collateral.  The Pledgor will, from time to time upon the request of the Pledgee, promptly deliver to the Pledgee such stock powers, instruments, and similar documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgee may reasonably request and will, from time to time upon the request of the Pledgee after the occurrence, and during the continuance, of any Event of Default, promptly transfer any Pledged Interests or other shares of Capital Stock or other ownership interests constituting Collateral into the name of any nominee designated by the Pledgee.

SECTION 4.1.4              Continuous Pledge.  The Pledgor will, at all times, keep pledged to the Pledgee pursuant hereto all Pledged Interests and all other shares of Capital Stock or other ownership interests constituting Collateral, all Dividends and Distributions with respect thereto (provided that if no Event of Default shall have occurred or be continuing, such Dividends and Distributions may be used for working capital or other purposes), all Pledged Notes, all interest, principal and other proceeds received by the Pledgee with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral, and will not permit any Pledged Interest Issuer to issue any Capital Stock or other ownership interests or any options, warrants or other rights to subscribe for or purchase Capital Stock (other than as permitted by the Credit Agreement) which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

SECTION 4.1.5              Voting Rights; Dividends, etc.  The Pledgor agrees:

(a)     after any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Pledgor and without any request therefor by the Pledgee, such Pledgor will deliver (properly endorsed where required hereby or requested by the Pledgee) to the Pledgee all Dividends, Distributions, all other cash payments, and all Proceeds of the Collateral, all of which shall be held by the Pledgee as additional Collateral for use in accordance with Section 6.4 hereof; and

(b)     after any Event of Default shall have occurred and be continuing and the  Pledgee has notified the Pledgor of the Pledgee’s intention to exercise its voting power under this Section 4.1.5:

(i)      the Pledgee may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or

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other shares of Capital Stock or other ownership interests constituting Collateral and the Pledgor hereby grants the Pledgee an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Collateral; and

(ii)     to promptly deliver to the Pledgee such additional proxies and other documents requested by the Pledgee as may be necessary to allow the Pledgee to exercise such voting power.

All Dividends, Distributions, cash payments and Proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Pledgee, shall, until delivery to the Pledgee, be held by the Pledgor separate and apart from its other property in trust for the Pledgee.  The Pledgee agrees that unless an Event of Default shall have occurred and be continuing and the Pledgee shall have given the notice referred to in clause (b), the Pledgor shall have the exclusive voting power with respect to any shares of Capital Stock or other ownership interests (including any of the Pledged Interests) constituting Collateral and the Pledgee shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of Capital Stock or other ownership interests (including any of the Pledged Interests) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement, any other Loan Document or any Interest Rate Hedging Agreement.

SECTION 4.1.6              Additional Undertakings.  The Pledgor will not, without the prior written consent of the Pledgee, take or omit to take any action the taking or the omission of which could with reasonable likelihood result in any impairment or alteration of any Instrument constituting Collateral.  In furtherance of the foregoing, the Pledgor agrees that it will not, without the prior written consent of the Pledgee, which consent shall not be unreasonably withheld:

(a)     enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying Instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

(b)     take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other Instrument constituting Collateral.

SECTION 4.1.7              Pledgor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)     the Pledgor shall remain liable to perform all of its duties and obligations as an owner of the Pledged Interests, to the same extent as if this Pledge Agreement had not been executed;

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(b)     the exercise by the Pledgee of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations as owner of the Pledged Interests; and

(c)     the Pledgee shall not have any obligation or liability as an owner of any Pledged Interest as applicable, by reason of this Pledge Agreement.

ARTICLE V
ATTORNEY IN FACT

SECTION 5.1             Pledgee Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee’s discretion, after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument or document which the Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)     to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)     to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a); and

(c)     to file any claims or take any action or institute any proceedings which the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

SECTION 5.2             Pledgee May Perform.  If the Pledgor fails to perform any agreement contained herein, the Pledgee may perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5 hereof.

SECTION 5.3             Pledgee Has No Duty.  The powers conferred on the Pledgee hereunder are solely to protect its interests in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral or responsibility for:

(a)     ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not the Pledgee has or is deemed to have knowledge of such matters; or

(b)     taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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SECTION 5.4             Reasonable Care.  Other than the exercise of reasonable care in the custody and preservation of the Collateral in its possession, the Pledgee shall have no duty with respect thereto.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.  The Pledgee shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Pledgee in good faith.

ARTICLE VI
REMEDIES

SECTION 6.1             Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)     The Pledgee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at  the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)     The Pledgee may:

(i)    transfer all or any part of the Collateral into the name of the Pledgee or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)   notify the parties obligated on any of the Collateral to make payment to the Pledgee of any amount due or to become due thereunder;

(iii)          enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)    endorse any checks, drafts, or other writings in the Pledgor’s name to allow collection of the Collateral;

(v)   take control of any Proceeds of the Collateral;

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(vi)    execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments or other documents of conveyance or transfer with respect to all or any of the Collateral;

(vii)   accelerate any Pledged Note which may be accelerated in accordance with its terms and take any other action to collect upon any Pledged Note (including, without limitation, making any demand for payment thereon); and

(viii)    to vote all or any part of the Pledged Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral (including, without limitation, under all operating agreements, partnership agreements or other agreements relating to the Collateral) and otherwise act with respect thereto as if the Pledgee were the outright owner thereof.

SECTION 6.2                 Securities Laws.  If the Pledgee shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1 hereof, the Pledgor agrees that, upon request of the Pledgee, the Pledgor will, at the Pledgor’s own expense:

(a)     execute and deliver, and cause each issuer of the Collateral contemplated to be sold and cause the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Pledgee, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Act”) and comparable legislation in other jurisdictions, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Pledgee, are necessary or advisable, all in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and comparable legislation, rules and regulations in other jurisdictions;

(b)           use its best efforts to qualify the Collateral under the applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Pledgee;

(c)           cause each such Pledged Interest Issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Act and comparable legislation in other jurisdictions; and

(d)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Pledgee by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 6.2 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, the Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Pledgee) of the Collateral on the

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date the Pledgee shall demand compliance with this Section 6.2.  Notwithstanding the provisions of this Section 6.2, the Pledgee shall not be obligated to register any of the Collateral under the Act in connection with the exercise of remedies hereunder and may elect, in its sole discretion, to sell the Collateral or any part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale be effected without such registration.

SECTION 6.3         Compliance with Restrictions.  The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable or accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4             Application of Proceeds.  All cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as additional collateral security for, or then or at any time thereafter be applied in whole or in part by the Pledgee against all or any part of the Secured Obligations as follows:

(i)      first, to the payment of all Obligations owing to the Pledgee pursuant to Section 10.3 of the Credit Agreement and Section 6.5 hereof;

(ii)           second, after payment in full of the amounts specified in clause (i), to the payment of all other Obligations owing to the Pledgee, with such amounts applied first to fees and expenses, then to accrued and unpaid interest, then to the outstanding principal amount of the Revolving Loan, and then to Letter of Credit Outstandings and then to Interest Rate Hedging Obligations, if any; and

(iii)      third, payment in full of the amounts specified in clauses (i) and (ii), and following the Termination Date, to the Pledgor or any other Person lawfully entitled to receive such surplus.

SECTION 6.5                 Indemnity and Expenses.  The Pledgor hereby agrees to indemnify and hold harmless the Pledgee from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Pledgee’s gross negligence or willful misconduct.  Upon demand, the Pledgor agrees that it will pay to the Pledgee the amount of any

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and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Pledgee may incur in connection with:

(a)           the administration of this Pledge Agreement, the Credit Agreement and any other Loan Document;

(b)           the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)           the exercise or enforcement of any of the rights of the Pledgee hereunder; or

(d)           the failure by the Pledgor to perform or observe any of the provisions hereof.

The provisions of this Section 6.5 shall survive the Termination Date.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1                 Loan Document.  This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7.2                 Protection of Collateral.  The Pledgee may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Pledgee may from time to time take any other action which the Pledgee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.3                 Binding on Successors, Transferees and Assigns; Assignment.  This Pledge Agreement shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by Pledgee and its successors, transferees and assigns; provided, however, that the Pledgor may not assign any of its obligations hereunder without the prior written consent of the Pledgee.

SECTION 7.4                 Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.5                 Notices.  All notices and other communications provided for hereunder shall be given in accordance with Section 10.2 of the Credit Agreement.

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SECTION 7.6                 No Waiver; Remedies.  No failure on the part of the Pledgee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7                 Captions.  Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

SECTION 7.8                 Severability.  Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 7.9                 Counterparts.  This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 7.10               Governing Law, Entire Agreement, etc.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERCEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[Remainder Of Page Left Blank Intentionally.]

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IN WITNESS WHEREOF, the Pledgor has caused this Borrower Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SUREBEAM CORPORATION, as Pledgor

By:	/s/ DAVID A. RANE

David A. Rane Senior Vice President, Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED:

THE TITAN CORPORATION, as Pledgee
By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President, Chief Financial Officer

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EXHIBIT A

INSTRUCTION TO REGISTER PLEDGE

__________ __, ____

[                        ]

Attention: ________________

Ladies and Gentlemen:

The undersigned, a [member] [partner] [shareholder] of ___________, [a ___________ limited liability company] [a __________ corporation] [a ___________ partnership] (the “Company”), hereby instructs the Company to register on the books of the Company the pledge of the undersigned’s [membership] [partnership] interest in favor of The Titan Corporation, a Delaware corporation (the “Pledgee”), pursuant to the Borrower Pledge Agreement, dated as of August 2, 2002, made by the undersigned in favor of the Pledgee.

Very truly yours,

SUREBEAM CORPORATION

By:
Name:
Title:

cc:  The Titan Corporation

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EXHIBIT B

TRANSACTION STATEMENT

___________ __, ____

To:          The Titan Corporation

Attention:

This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of The Titan Corporation (the “Pledgee”), as follows:

1.             Uncertificated Securities:

The entire [limited liability company] [partnership] interests of SUREBEAM CORPORATION in the undersigned [limited liability company] [_____ partnership] [corporation].

2.             Registered Owner:

SUREBEAM CORPORATION

3.             Pledged in favor of:

The Titan Corporation,

   as the Pledgee

4.             There are no liens or restrictions of the undersigned [limited liability company] [_______ partnership] [corporation] and no adverse claims to which the uncertificated securities are or may be subject known to the undersigned [limited liability company] [______ partnership] [corporation], other than in favor of The Titan Corporation, in its capacity as the Pledgee.

5.             The pledge was registered on _______ __, ____.

6.             No transfer of the uncertificated securities shall be made without the prior written consent of the Pledgee.

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THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

Very truly yours,

[NAME OF PLEDGED INTEREST ISSUER]

By:
Name:
Title:

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ATTACHMENT 1

Pledged Interests

Issuer	Class	Certificate Numbers, if applicable	Number of Shares or percentage ownership interest
SB OperatingCo, LLC			100%

Pledged Notes

Location of Pledgor (Section 3.1.4)

SureBeam Corporation — Delaware

9276 Scranton Road, Suite 600

San Diego, California  92121

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Exhibit C

BORROWER SECURITY AGREEMENT

This BORROWER SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of August 2, 2002, is made by SUREBEAM CORPORATION, a Delaware corporation (the “Grantor”) in favor of THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Grantor and the Secured Party, the Secured Party has agreed to make Credit Extensions to the Grantor;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1             Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Chattel Paper” has the meaning provided in the U.C.C.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in Section 4.1.2(b).

“Commercial Tort Claims” means any claim arising in tort now or hereafter owned,

acquired, or received by Grantor in which Grantor now holds or hereafter acquires any right or interest.

“Computer Hardware and Software Collateral” means:

(a)           all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

(b)           all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)           all firmware associated therewith;

(d)           all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)           all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Contracts” means all agreements between the Grantor and one or more additional parties.

“Contract Rights” means all rights of the Grantor (including, without limitation, all rights to payment) under each Contract.

“Copyright Collateral” means all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

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“Credit Agreement” is defined in the first recital.

“Deposit Accounts” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution, including those Deposit Accounts set forth in Item G of Schedule I hereto.

“Documents” has the meaning provided in the U.C.C.

“Equipment” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, all equipment in all of its forms of the Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto.

“Fixtures” has the meaning provided in the U.C.C., and in any event, includes, without limitation, with respect to the Grantor, regardless of where located, any of the fixtures, systems, machinery, apparatus, equipment or fittings of any kind or nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including sign, escalator, elevator, any heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning or air cooling, refrigerating, food preparation, incinerating or power, loading or unloading, boilers, communication, switchboard, tank, pump, filter, sprinkler or other fire prevention or extinguishing fixture, system, machinery, apparatus or equipment, and any engine, motor, dynamo, machinery, pipe, pump, tank, conduit or duct constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

“General Intangibles” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, with respect to the Grantor, all Contracts, agreements, Instruments and indentures in any form, and portions thereof, to which the Grantor is a party or under which the Grantor has any right, title or interest or to which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising thereunder and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

“Goods” has the meaning provided in the U.C.C.

“Grantor” is defined in the preamble.

“Instrument” has the meaning provided in the U.C.C.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and

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Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Interest Rate Hedging Agreements” means interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect the Grantor against fluctuations in interest rates, entered into for the purpose of hedging interest rate risk.

“Interest Rate Hedging Obligations” means all liabilities of the Grantor under Interest Rate Hedging Agreements.

“Inventory” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, all inventory in all of its forms of the Grantor, wherever located, including

(i)            all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

(ii)           all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and

(iii)          all goods which are returned to or repossessed by the Grantor,

and all accessions thereto, products thereof and documents therefor.

“Investment Property” has the meaning provided in the U.C.C.

“Letter of Credit Right” means any right of the Grantor to payment or performance under a letter of credit (as such term in defined in Article 5 of the U.C.C.), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Patent Collateral” means:

(a)   all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule II attached hereto;

(b)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)           all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto; and

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(d)           all Proceeds of, and rights associated with, the foregoing (including license royalties and  Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto, and all rights corresponding thereto throughout the world.

“Payment Intangibles” has the meaning provided in the U.C.C.

“Promissory Notes” has the meaning provided in the U.C.C.

“Proceeds” has the meaning provided in the U.C.C., and shall include, in any event, with respect to the Grantor, any and all currently owned or after-acquired (a) Receivables, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by the Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral, (b) proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, including by reason of the loss, nonconformity or interference with the use of, defects or infringement of rights in, or damage to, any of the Collateral, (c) payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (d) claims of the Grantor against third parties arising out of the loss, nonconformity, interference with the use of, defects or infringements of rights in, or damage to, any of the Collateral, including any claim (i) for past, present or future infringement of any patent or patent license, copyright or copyright license or (ii) for past, present or future infringement or dilution of any Trademark or Trademark license or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license, (e) certificates, dividends, cash, Instruments or other forms of money, currency or funds and other Property received or distributed in respect of or in exchange for any Investment Property, (f) cash or other forms of money, currency or funds and other proceeds received under and in respect of any letter of credit or other support obligation, (g) rights arising out of any of the Collateral, and (h) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

“Receivables” means “accounts” (as such term is defined in the U.C.C.), including but not limited to rights to payments for goods sold or leased or services rendered, whether now existing or hereafter arising, including, without limitation, rights evidenced by an account, note, Contract, security agreement, Chattel Paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Grantor to secure the foregoing, (b) all of the Grantor’s right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the

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foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other Instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

“Secured Obligations” is defined in Section 2.2.

“Secured Party” is defined in the preamble.

“Securities Account” has the meaning provided in the U.C.C., including without limitation those Securities Accounts listed in Item H of Schedule I hereto.

“Security Agreement” is defined in the preamble.

“Supporting Obligations” has the meaning provided in the U.C.C.

“Termination Date” means the date on which all Obligations have indefeasibly been paid in full in cash, all Commitments have been fully terminated and all Letters of Credit and Lender Guaranties have been canceled or otherwise terminated.

“Trademark Collateral” means:

(a)   all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto;

(b)           all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto;

(c)           all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

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(d)           all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)           all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “U.C.C.” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 1.2             Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3             U.C.C. Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

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SECTION 2.1             Grant of Security.  The Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party, to secure the Secured Obligations, a security interest in all of the following, whether now or hereafter existing or acquired by the Grantor (the “Collateral”):

(a)           the Collateral Account;

(b)           all Commercial Tort Claims;

(c)           all Computer Hardware and Software Collateral;

(d)           all Contracts, together with any Contract Rights arising thereunder;

(e)           all Deposit Accounts;

(f)            all Equipment;

(g)           all Fixtures;

(h)           all Intellectual Property Collateral;

(i)            all Inventory;

(j)            all Investment Property;

(k)           all Letter of Credit Rights;

(l)            all Receivables;

(m)          all Securities Accounts;

(n)           all Supporting Obligations;

(o)     all other Goods, Chattel Paper, Documents, Instruments (including, without limitation, Promissory Notes), and General Intangibles (including, without limitation, Payment Intangibles and tax refunds) of the Grantor now or hereafter existing;

(p)           all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(q)           all of the Grantor’s other personal property and rights of every kind and description and interests therein; and

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(r)            all products and Proceeds of and from any and all of the foregoing Collateral (including Proceeds which constitute property of the types described in clauses (a) through (q) and, to the extent not otherwise included, all payments under insurance which the Grantor is entitled to receive (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in, any of the Grantor’s rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9407(a) or 9408(a) of the U.C.C. or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 2.2             Security for Obligations.  This Security Agreement secures the payment of all Obligations of the Grantor now or hereafter existing under the Credit Agreement and each other Loan Document, whether for principal, interest, costs, fees, expenses, Interest Rate Hedging Obligations or otherwise, with all such obligations being collectively referred to as the “Secured Obligations”.

SECTION 2.3             Continuing Security Interest; Transfer of Notes.  This Security Agreement shall create a continuing security interest in the Collateral and shall:

(a)           remain in full force and effect until the Termination Date;

(b)           be binding upon the Grantor and its successors, transferees and assigns; and

(c)           inure to the benefit of the Secured Party.

The Secured Party may assign or otherwise transfer (in whole or in part) the Revolving Note or any Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Secured Party under any Loan Document (including this Security Agreement) or otherwise, subject, however, to the provisions of Section 10.10 of the Credit Agreement.

SECTION 2.4             Grantor Remains Liable.  Anything herein to the contrary notwithstanding:

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(a)           the Grantor shall remain liable under the Contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such Contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)           the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such Contracts or agreements included in the Collateral; and

(c)           the Secured Party shall not have any obligation or liability under any such Contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1     Representations and Warranties.  The Grantor represents and warrants to the Secured Party as set forth in this Section.

SECTION 3.1.1              Location of Collateral, etc.  All of the Equipment and Inventory of the Grantor is located at the places specified in Item A and Item B, respectively, of Schedule I hereto, except for such property in transit in the ordinary course.  None of the Equipment and Inventory has, within the four (4) months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A and Item B, respectively, of Schedule I hereto except as set forth in the footnote thereto.  The place(s) of business and chief executive office of the Grantor and the office(s) where the Grantor keeps its records concerning the Receivables, and all originals of all Chattel Paper  which evidence Receivables, are located at the address set forth in Item D of Schedule I hereto.  The Grantor has no trade names other than those set forth in Item E of Schedule I hereto.  During the four (4) months preceding the date hereof, the Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item F of Schedule I hereto.  All Receivables, if such receivables are in excess of Two Hundred Fifty Thousand Dollars ($250,000), and otherwise at the request of Secured Party, evidenced by a promissory note or other Instrument, negotiable Document or Chattel Paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party and delivered and pledged to the Secured Party pursuant to Section 4.1.7 hereof.

SECTION 3.1.2              Ownership, No Liens, etc.  The Grantor and/or its Subsidiaries (with respect to Collateral shown on Schedules II through V hereto) owns its Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this

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Security Agreement and except as permitted by the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Security Agreement or as have been filed in connection with Liens permitted pursuant to Section 8.3 of the Credit Agreement.

SECTION 3.1.3              Possession and Control.  The Grantor has exclusive possession and control of its Equipment and Inventory, except for such property in transit in the ordinary course.

SECTION 3.1.4              Negotiable Documents, Instruments and Chattel Paper.  The Grantor has, contemporaneously herewith, delivered to the Secured Party possession of all originals of all negotiable Documents, Instruments and Chattel Paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Secured Party).

SECTION 3.1.5              Intellectual Property Collateral.  With respect to any Intellectual Property Collateral the loss, impairment or infringement of which is reasonably likely to have a Material Adverse Effect:

(a)           such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(b)           such Intellectual Property Collateral is valid and enforceable;

(c)           the Grantor (and/or its Subsidiaries) has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world, in each case where it is commercially reasonable to do so;

(d)           other than as previously disclosed in writing to the Secured Party, the Grantor (and/or its Subsidiaries) is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

(e)           the Grantor has performed and will continue to perform and cause all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable, unless the Grantor (i) has reasonably and in good faith determined that any of the Intellectual Property Collateral is of negligible economic value to the Grantor, or (ii) has a reasonable and valid business purpose to do otherwise.

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The Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing necessary to the conduct of the Grantor’s business as presently conducted.

SECTION 3.1.6              Validity, Priority, etc.  Assuming the proper filing of one or more financing statements identifying the Collateral with the proper local, state and/or federal authorities, the security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing first priority perfected security interests in the Collateral (subject to Liens permitted under the Credit Agreement), securing payment of the Secured Obligations, to the extent such security interests may be perfected by the filing of financing statements or other filings with the United States Patent and Trademark Office or United States Copyright Office.

SECTION 3.1.7              Authorization, Approval, etc.  Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required under U.S. law, except for necessary filings in connection with the U.C.C., either:

(a)           for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor; or

(b)           for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder.

SECTION 3.1.8              Compliance with Laws.  The Grantor is in compliance in all material respects with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which is reasonably likely to have a Material Adverse Effect or which is reasonably likely to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

ARTICLE IV

COVENANTS

SECTION 4.1             Certain Covenants.  The Grantor covenants and agrees that until the Revolving Loan Commitment and Letter of Credit Commitment have expired or terminated, and all Secured Obligations have been paid and performed in full, the Grantor will perform, comply with and be bound by the obligations set forth in this Article.

SECTION 4.1.1              As to Equipment and Inventory.  The Grantor hereby agrees that it shall:

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(a)           keep all the Equipment and Inventory (other than Inventory sold or certain Equipment in transit and is permitted under the Credit Agreement in the ordinary course of business, or except as otherwise provided in the Credit Agreement or any of the other Loan Documents) at the places therefor specified in Section 3.1.1 hereof or, upon thirty (30) days’ prior written notice to the Secured Party, at such other places in a jurisdiction within the United States where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.7 hereof shall have been taken with respect to the Equipment and Inventory (collectively, “Specified Locations”);

(b)           cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual or good business practice; and forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Secured Party a statement respecting any material loss or damage to any of the Equipment; and

(c)           pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

SECTION 4.1.2              As to Receivables and Contracts.

(a)           The Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all Chattel Paper which evidences Receivables, located at the address(es) set forth in Item D of Schedule I hereto, or, upon thirty (30) days’ prior written notice to the Secured Party, at such other locations in a jurisdiction within the United States where all actions required by the first sentence of Section 4.1.7 hereof shall have been taken with respect to the Receivables; not change its name except upon thirty (30) days’ prior written notice to the Secured Party; hold and preserve such records and Chattel Paper; and permit representatives of the Secured Party at any time during normal business hours to inspect (upon reasonable prior written notice so long as no Event of Default shall have occurred and be continuing) and make abstracts from such records and Chattel Paper.  In addition, the Grantor shall give the Secured Party a supplement to Schedule I hereto on each date a Compliance Certificate is required to be delivered to the Secured Party under the Credit Agreement, which shall set forth any changes to the information set forth in Section 3.1.1 hereof.

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(b)           Upon written notice by the Secured Party to the Grantor pursuant to this clause, all Proceeds of Collateral received by the Grantor shall be delivered in kind to the Secured Party for deposit to a deposit account (the “Collateral Account”) of the Grantor maintained with Comerica Bank-California and the Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Secured Party until delivery thereof is made to the Secured Party.  The Secured Party will not give the notice referred to in the preceding sentence unless there shall have occurred and be continuing an Event of Default.

(c)           The Secured Party shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand, or to the payment of any Secured Obligations at any time that an Event of Default shall exist.

(d)           The Grantor shall not enter into any government contract which prohibits assignment to the Secured Party of any payments due or to become due thereunder, other than contracts for which the government has determined that a prohibition on assignment of claims is in the government’s interest.

(e)           Without the Lender’s prior written consent, which consent shall not be unreasonably withheld, the Grantor shall not cause the aggregate value of Receivables or Contracts or Contract Rights and the value of similar Receivables and Contracts as to which a Lien in favor of the Secured Party cannot be granted hereunder pursuant to the final paragraph of Section 2.1 hereof, or pursuant to any Subsidiary Security Agreement, to exceed $500,000 at any time.

SECTION 4.1.3              As to Collateral.

(a)           Until the occurrence and continuance of an Event of Default, the Grantor (i) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Secured Party may reasonably request following the occurrence of an Event of Default or, in the absence of such request, as the Grantor may reasonably deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.  The Secured Party may, at any time following an

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Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon request of the Secured Party following an Event of Default, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

(b)           After an Event of Default, the Secured Party is authorized to endorse, in the name of the Grantor, any item, howsoever received by the Secured Party, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.1.4              As to Intellectual Property Collateral.  The Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of the Grantor:

(a)           The Grantor shall not do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, unless the Grantor shall either (i) reasonably and in good faith determine that any of the Patent Collateral is of negligible economic value to the Grantor, or (ii) has a reasonable and valid business purpose to do otherwise.

(b)           The Grantor shall not, and the Grantor shall not permit any of its licensees to:

(i)      fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

(ii)           fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral,

(iii)          fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration,

(iv)          adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral,

(v)           use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or

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application for registration of all of the Trademark Collateral has been made, and

(vi)          do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable,

unless the Grantor shall either (x) reasonably and in good faith determine that any of the Trademark Collateral is of negligible economic value to the Grantor, or (y) have a reasonable and valid business purpose to do otherwise.

(c)           The Grantor shall not do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or be placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless the Grantor shall either (i) reasonably and in good faith determine that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Grantor, or (ii) have a reasonable and valid business purpose to do otherwise.

(d)           The Grantor shall notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or be placed in the public domain or become invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

(e)           In no event shall the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly upon such filing informs the Secured Party, and upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

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(f)            The Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

(g)           The Grantor shall, contemporaneously herewith, execute and deliver to the Secured Party a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, and shall execute and deliver to the Secured Party any other document required to acknowledge or register or perfect the Secured Party’s interest in any part of the Intellectual Property Collateral.

SECTION 4.1.5              Insurance.  The Grantor will maintain or cause to be maintained with financially sound and reputable insurance companies insurance with respect to its business and properties (including the Equipment and Inventory) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Credit Agreement and will, upon the request of the Secured Party, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by the Grantor in accordance with this Section.  Without limiting the foregoing, the Grantor further agrees as follows:

(a)           Each policy for property insurance shall show the Secured Party as loss payee.

(b)           Each policy for liability insurance shall show the Secured Party as an additional insured.

(c)           Each insurance policy shall provide that at least thirty (30) days’ prior written notice of cancellation or of lapse shall be given to the Secured Party by the insured (or at least ten (10) days’ prior written notice of cancellation shall be given with respect to failure to pay the premium).

(d)           The Grantor shall, if so requested by the Secured Party, deliver to the Secured Party a copy of each insurance policy.

SECTION 4.1.6              Transfers and Other Liens.  The Grantor shall not:

(a)           sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as may be permitted by the Credit Agreement; or

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(b)           create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement, including the cure periods set forth therein.

SECTION 4.1.7              Further Assurances, etc.  The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable (provided that it is reasonable), or that the Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Grantor will:

(a)           mark conspicuously each Document (evidencing title) included in the Inventory, each Chattel Paper included in the Receivables, and at the request of the Secured Party, upon the occurrence and during the continuance of an Event of Default each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Document, Chattel Paper, or Collateral is subject to the security interest granted hereby;

(b)           if any Receivable shall be evidenced by a Promissory Note or other Instrument, negotiable Document or Chattel Paper, deliver and pledge to the Secured Party hereunder such Promissory Note, Instrument, negotiable Document or Chattel Paper duly endorsed and accompanied by duly executed Instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; provided, however, if such evidences amounts less than Two Hundred Fifty Thousand Dollars ($250,000) such delivery and pledge shall be at Secured Party’s request;

(c)           execute and file such financing or continuation statements, or amendments thereto, and such other Instruments or notices as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Secured Party hereby;

(d)           promptly execute and file any notice or other required form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof, as the Secured Party may reasonably request; and

(e)           furnish to the Secured Party, from time to time at the Secured Party’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

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With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor.  A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE V

ATTORNEY IN FACT

SECTION 5.1             Secured Party Appointed Attorney-in-Fact.  The Grantor hereby irrevocably appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s discretion, following the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

(d)           to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.1.7 hereof).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable until the Obligations are satisfied and coupled with an interest.

SECTION 5.2             Secured Party May Perform.  If any Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2 hereof.

SECTION 5.3             Secured Party Has No Duty.  In addition to, and not in limitation of, Section 2.4(c) hereof, the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable

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care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4             Reasonable Care.  Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Secured Party shall have no duty with respect thereto.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.  The Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Secured Party in good faith.

ARTICLE VI

REMEDIES

SECTION 6.1             Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may:

(i)            require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon the request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

(ii)           reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, or advertise for sale or lease the Collateral;

(iii)          without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from

20

time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(iv)          withdraw all monies, securities and Instruments in the Collateral Account for application to the Obligations; and

(v)           license or sublicense, whether on an exclusive or nonexclusive basis, any Trademark Collateral, Patent Collateral or Copyright Collateral included in the Intellectual Property Collateral for such term and on such conditions and in such manner as the Secured Party shall in its sole judgment determine.

(b)           All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 6.2) in whole or in part by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect.  The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Secured Party is entitled from the Grantor.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full in cash of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)           To the extent the Grantor has the right to do so, the Grantor authorizes the Secured Party to take possession of the Collateral, or any part of it, and to pay, purchase, contract, or compromise any encumbrance, charge, or Lien which, in the opinion of the Secured Party, appears to be prior or superior to its security interest.

(d)           The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases.

(e)           To the maximum extent permitted by law, the Grantor waives all claims, damages, and demands against the Secured Party arising out of the repossession, retention, or sale of the Collateral.

(f)            As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under

21

Securities Act of 1933, as amended (as so amended the “Act”), the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 6.1(f), and shall not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Secured Party may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In addition to a private sale as provided above in this Section 6.1(f), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Secured Party may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(g)           The Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to the Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.2             Indemnity and Expenses.

22

(a)           The Grantor agrees to indemnify the Secured Party and its officers, employees, and agents from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Secured Party.

(b)           The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with:

(i)            the administration of this Security Agreement;

(ii)           the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(iii)          the exercise or enforcement of any of the rights of the Secured Party hereunder; or

(iv)          the failure by Grantor to perform or observe any of the provisions hereof.

The provisions of this Section 6.2 shall survive the Termination Date.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1             Loan Document.  This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2             Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor here from, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3             Notices.  All notices and other communications provided for hereunder shall be given in accordance with Section 10.2 of the Credit Agreement.

SECTION 7.4             Captions.  Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

23

SECTION 7.5             Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

SECTION 7.6             Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

SECTION 7.7             Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.  THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[Remainder of page left blank intentionally.]

24

IN WITNESS WHEREOF, the Grantor has caused this Borrower Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

SUREBEAM CORPORATION, as Grantor
By:	/s/ DAVID A. RANE

David A. Rane Senior Vice President, Chief Financial Officer

THE TITAN CORPORATION, as Secured Party
By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President, Chief Financial Officer

25

SCHEDULE I

Item A.  Location of Equipment

Location	Description
9276 Scranton Road, Suite 600	Leasehold improvements, furniture
San Diego, CA 92121	and computer equipment

6780 Sierra Court, Suite A	Leasehold improvements, furniture,
Dublin, CA 94568	machinery and computer equipment.

9040 Activity Road, Suite A	Leasehold improvements, furniture
San Diego, CA	and computer equipment

2640 Murray Street	Furniture, computer equipment and machinery
Sioux City, IA 51111

9300 Underwood Avenue Suite 150	Leasehold improvements, furniture and
Omaha, NE 68114-2684	computer equipment

3285 East Vernon Avenue	Leasehold improvements, furniture,
Vernon, CA 90058	computer equipment and machinery

300 Regency Drive	Leasehold improvements, furniture,
Glendale Heights, IL60139	computer equipment and machinery

400 Discovery Drive	Machinery and equipment
College Station, TX 77845

Avenida Brasil 19001	Leasehold improvements, furniture,
(Proximo Ao lado Pavilhao 100	computer equipment and machinery
CEASA) Rio de Janeiro, RJ
Brazil 21-531-140

Abbraj Att’awuneya BLDG	Leasehold improvements, furniture and
8th floor North	computer equipment
King Fahad Road
Riyadh 11533
Kingdom of Saudi Arabia

26

Item B.  Location of Inventory

Location	Description
9276 Scranton Road, Suite 600	Inventory
San Diego, CA 92121

6780 Sierra Court, Suite A	Inventory
Dublin, CA 94568

9040 Activity Road, Suite A	Inventory
San Diego, CA

*Item C.  Location of Lock Boxes

		Contact
Bank Name and Address	Account Number	Person
Comerica Bank California	1891382754
600 B Street	1891505008
San Diego, CA 92101

Item D.  Place(s) of Business and Chief Executive Office

Current:	9276 Scranton Road, Suite 600
San Diego, CA 92121

Former:	3033 Science Park Road
San Diego, CA 92121

Item E.  Trade Names

SB OperatingCo, LLC (8/1/02)

SB OperatingCo, Inc. (8/3/00)

SureBeam Corporation (4/17/00)

Titan Scan Corp. (8/25/98)

Titan Purification Inc. (12/8/97)

SureBeam Brasil LTDA

* Accounts are SB OperatingCo, LLC and/or Borrower accounts.

27

Item F.  Merger or Other Corporate Reorganization

*Item G.  Location of Deposit Accounts

		Contact
Bank Name and Address	Account Number	Person
Comerica Bank California	1891507129
600 B Street	1891428169
San Diego, CA 92101	1891427583
	1891382747
	1891427591
	1891507970
	2176994453
	1891504993

Item H.  Location of Securities Accounts

Contact
Bank Name and Address	Account Number	Person

                None.

28

SCHEDULE II

Item A.  Patents

Country	Patent No.	Issue Date	Title

U.S.	5,590,602	1/7/1997	Conveyor System Utilizing Articles Carriers
PCT	5,994,706	11/30/1999	Article Irradiation System ________ Intermediate Wall of ________ Shielding Material Within Loop of Conveyor System That Transports the Articles
U.S. PCT EPO JAP CA	5,994,706	11/30/1999	Article Irradiation System in Which Articles Transporting Conveyor is Closely Encompassed by Shielding Material
U.S. AUS DAN CAN EPO JAP KR MA	5,396,074	3/7/1995	Irradiation System Utilizing Conveyor Transported Article Carriers
U.S.	6,127,687	10/3/2000	Article Irradiation System having Intermediate Wall of Radiation Shielding Material Within Loop of Conveyor System that transports the Articles.
U.S.	6,236,055	5/22/2001	Article Irradiation System having Intermediate Wall of Radiation Shielding Material Within Loop of Conveyor System that transports the Articles.
U.S.	6,285,030	9/4/2001	Article Irradiation System in Which Article Transporting Conveyor is Closely Encompassed by Shielding
U.S.	6,294,791	9/24/2001	Article Irradiation System having Intermediate Wall of Radiation Shielding Material Within Loop of Conveyor System that transports the Articles.

29

Pending Patent Applications

Country	Serial No.	Filing Date	Title
U.S	09/710,730	11/10/2000	System For and Method of Irradiating an Object with an Optimal Amount of Radiation
U.S.	09/872131	6/1/2001	System For, and Method of Irradiating Article with Multiple Irradiations
U.S.	09/872,441	6/1/2001	System For, and Methods Of, Irradiating Articles
U.S.	09/456,061	12/7/1999	System For and Methods Of, Irradiating Articles to Sterilize The Articles
U.S.	9/753,287	12/29/2000	System For, And Method Of, Irradiating Articles With X-Ray Beam
U.S.	09/881,257	6/13/2001	System For, and Methods Of, Irradiating Articles With X-Ray Beam
U.S.	09/710,730	11/10/2000	System For, And Methods Of, Irradiating Opposite Sides Of Articles With Optimal amounts of Cumulative Irradiation
U.S.	09/569,402	5/12/2000	System For, and Method of Providing Frequency Hopping
PCT WO	09/458,051	12/7/1999	Apparatus For, And Methods for Sterilizing Products, Primarily Food Products
U.S.	60/141,781	6/30/1999	Apparatus For, And Methods for Sterilizing Products, Primarily Food Products
U.S.	09/912,576	7/24/2001	System For, and Methods Of, Irradiating Articles
U.S.	09/971,986	10/4/2001	Compact Self-Shielded Irradiation System and Method
U.S.	10/167,544	6/10/2002	System For, and Method Of, Irradiating Articles To Sterilize Articles
U.S.	09/964,785	9/26/2001	System For, And Methods Of, Irradiating Opposite Sides Of Articles With Optimal amounts of Cumulative Irradiation

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

30

Patent Applications in Preparation

Expected*Country	Docket No.	Filing Date	Inventor(s)	Title

Item B.  Patent Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

31

SCHEDULE III

Item A.  Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Status
United States	SUREBEAM in class 40	(RN) 1,855,367	Registered
Lebanon	SUREBEAM in classes 9 & 40	(RN) 88045	Registered

Pending Trademark Applications

*Country	Trademark	Serial No.	Status
United States	GOOD FOOD. MADE BETTER. in class 40	(SN) 76/326,832	Pending
United States	SAFER FRESHER BETTER in class 40	(SN) 76/326,461	Pending
United States	SERVE WITH CONFIDENCE in class 40	(SN) 76/264,588	Pending
United States	SERVED WITH CONFIDENCE in class 40	(SN) 76/264,589	Pending
United States	SUREBEAM in class 9	(SN) 76/260,478	Published
United States	SUREBEAM & Design in class 40	(SN) 76/326,834	Pending
United States	SUREMAIL in class 40	(SN) 76/335,335	Pending
United States	YOUR FAVORITE FOODS MADE BETTER in class 40	(SN) 76/264,590	Pending
United States	Be SureBeam Safe	78/145,494	Pending
Australia	GOOD FOOD. MADE BETTER. in class 40	(SN) 894010	Pending
Australia	SUREBEAM in classes 9 & 40	(SN) 865938	Allowed for Registration
Brazil	SUREBEAM in class 9	(SN) 822,218,100	Published
Brazil	SUREBEAM in class 40	(SN) 822,218,119	Published
Canada	SUREBEAM in classes 9 & 40	(SN) 1068730	Pending
China	SUREBEAM in class 9	(SN) 2001165531	Pending
China	SUREBEAM in class 40	(SN) 2001179227	Pending

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

32

*Country	Trademark	Serial No.	Status
Egypt	SUREBEAM in class 9	(SN) 144891	Pending
Egypt	SUREBEAM in class 40	(SN) 144892	Pending
Guatemala	SUREBEAM in class 9	(SN) 07579	Pending
Guatemala	SUREBEAM in class 40	(SN) 07580	Pending
Indonesia	SUREBEAM in class 9	(SN) 16501-16604	Pending
Indonesia	SUREBEAM in class 40	(SN) 16502-16605	Published
India	SUREBEAM in class 9	(SN) 1012183	Pending
Japan	SUREBEAM in classes 9 & 40	(SN) 2000-097384	Published
Kuwait	SUREBEAM in class 40	(SN) 52208	Pending
Mexico	SUREBEAM in class 9	(SN) 496290	Pending
Mexico	SUREBEAM in class 40	(SN) 496291	Pending
New Zealand	GOOD FOOD. MADE BETTER. in class 40	(SN) 647625	Pending
Oman	SUREBEAM in class 9	(SN) 25945	Pending
Oman	SUREBEAM in class 40	(SN) 25946	Pending
Panama	SUREBEAM in class 9	(SN) 117604	Pending
Panama	SUREBEAM in class 40	(SN) 115892	Pending
Philippines	SUREBEAM in classes 9 & 40	(SN) 4-2001005137	Pending
Pakistan	SUREBEAM in class 9	(SN) 172685	Pending
Pakistan	SUREBEAM in class 16	(SN) 173569	Pending
Qatar	SUREBEAM in class 9	(SN) 25783	Pending
Qatar	SUREBEAM in class 40	(SN) 25784	Pending
Russia	SUREBEAM in class 9	(SN) 2001721891	Pending
Russia	SUREBEAM in class 40	(SN) 2001721845	Pending
Saudi Arabia	GOOD FOOD. MADE BETTER. in class 40	(SN) 73859	Pending
Saudi Arabia	SUREBEAM in class 9	(SN) 71887	Pending
Saudi Arabia	SUREBEAM in class 40	(SN) 71888	Pending
South Africa	SUREBEAM in class 9	(SN) 2001/12160	Pending
South Africa	SUREBEAM in class 40	(SN) 2001/12161	Pending
South Korea	SUREBEAM in class 7	(SN) 40200051220	Published
South Korea	SUREBEAM in class 9	(SN) 40200041625	Published
South Korea	SUREBEAM in class 40	(SN) 41200023540	Pending
Spain	SUREBEAM in class 9	(SN) 2351499	Published
Spain	SUREBEAM in class 37	(SN) 2414906	Published
Spain	SUREBEAM in class 40	(SN) 2346640	Published
Thailand	SUREBEAM in class 9	(SN) 472133	Pending
Thailand	SUREBEAM in class 40	(SN) 472134	Pending
Turkey	GOOD FOOD. MADE BETTER. in class 40	(SN) 2001-22756	Pending
United Arab Emirates	SUREBEAM in class 9	(SN) 44556	Pending
United Arab Emirates	SUREBEAM in class 40	(SN) 44557	Pending
Argentina	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

33

*Country	Trademark	Serial No.	Status
Brazil	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Guatemala	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Jordan	SUREBEAM in class 9	Awaiting serial number from local counsel	Pending
Jordan	SUREBEAM in class 40	Awaiting serial number from local counsel	Pending
Japan	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Mexico	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Philippines	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number from local counsel	Pending
Turkey	SUREBEAM in classes 9 & 40	Awaiting serial number from local counsel	Pending
Yemen	SUREBEAM in class 9	Awaiting serial number from local counsel	Pending

Trademark Applications in Preparation

			Expected	Products/
*Country	Trademark	Docket No.	Filing Date	Services

Item B.  Trademark Licenses

*Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

34

SCHEDULE IV

Item A.  Copyrights/Mask Works

Registered Copyrights/Mask Works

*Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

*Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Expected
*Country	Docket No.	Filing Date	Author(s)	Title

Item B.  Copyright/Mask Work Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

35

SCHEDULE V

Trade Secret or Know-How Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

36

EXHIBIT A

BORROWER PATENT SECURITY AGREEMENT

This BORROWER PATENT SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between SUREBEAM CORPORATION, a Delaware corporation (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Grantor and the Secured Party, the Secured Party has agreed to make Credit Extensions to the Grantor;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Borrower Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.           Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in all of the following property (the “Patent Collateral”), whether now owned or hereafter acquired or existing by it:

(a)           all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Attachment 1 attached hereto;

(b)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)           all patent licenses, including each patent license referred to in Item B of Attachment 1 attached hereto; and

(d)           all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Attachment 1 attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Attachment 1 attached hereto, and all rights corresponding thereto throughout the world.

SECTION 3.           Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.           Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

SECTION 5.           Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.           Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

2

IN WITNESS WHEREOF, the parties hereto have caused this Borrower Patent Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

SUREBEAM CORPORATION,

                as Grantor

By
Name:
Title:

THE TITAN CORPORATION,

                as Secured Party

By
Name:
Title:

3

ATTACHMENT 1

Item A.  Patents

Issued Patents

*Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications

*Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

Expected*Country	Docket No.	Filing Date	Inventor(s)	Title

Item B.  Patent Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

4

EXHIBIT B

BORROWER TRADEMARK SECURITY AGREEMENT

This BORROWER TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between SUREBEAM CORPORATION, a Delaware corporation (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Grantor and the Secured Party, the Secured Party has agreed to make Credit Extensions to the Grantor;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Borrower Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.           Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in, all of the following property (the “Trademark Collateral”), whether now owned or hereafter acquired or existing by it:

(a)           all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Attachment 1 attached hereto;

(b)           all Trademark licenses, including each Trademark license referred to in Item B of Attachment 1 attached hereto;

(c)           all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

(d)           all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)           all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Attachment 1 attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

SECTION 3.           Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.           Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

SECTION 5.           Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

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SECTION 6.           Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Borrower Trademark Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

SUREBEAM CORPORATION,

                as Grantor

By
Name:
Title:

THE TITAN CORPORATION,

                as Secured Party

By
Name:
Title:

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ATTACHMENT 1

Item A.  Trademarks

Registered Trademarks

*Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

*Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

Expected			Products/
*Country	Trademark	Filing Date	Services

Item B.  Trademark Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

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EXHIBIT C

BORROWER COPYRIGHT SECURITY AGREEMENT

This BORROWER COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between SUREBEAM CORPORATION, a Delaware corporation (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Grantor and the Secured Party, the Secured Party has agreed to make Credit Extensions to the Grantor;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Borrower Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.           Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in all of the following property (the “Copyright Collateral”), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Attachment 1 attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Attachment 1 attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

SECTION 3.           Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.           Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

SECTION 5.           Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.           Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Borrower Copyright Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

SUREBEAM CORPORATION,

                as Grantor

By
Name:
Title:

THE TITAN CORPORATION,

                as Secured Party

By
Name:
Title:

3

ATTACHMENT 1

Item A.  Copyrights/Mask Works

Registered Copyrights/Mask Works

*Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

*Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Expected
*Country	Docket No.	Filing Date	Author(s)	Title

Item B.  Copyright/Mask Work Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

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Exhibit D

                                                                                  BORROWING REQUEST

The Titan Corporation

3033 Science Park Road

San Diego, CA  92121

Attention:

Re:  SUREBEAM CORPORATION

Gentlemen and Ladies:

                This Borrowing Request is delivered to you pursuant to Section 2.4 of the Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SureBeam Corporation (the “Borrower”), and The Titan Corporation (the “Lender”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                The Borrower hereby requests that (i) a Revolving Loan in the aggregate principal amount of $15,000,000 and (ii) a Revolving Loan in the aggregate principal amount of $153,759.72 be made on August 2, 2002.

                The Borrower hereby acknowledges that, pursuant to Section 5.2(b) of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Revolving Loan requested hereby constitute a representation and warranty by the Borrower that, on the date of such Revolving Loan, and immediately before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in Section 5.2(a) of the Credit Agreement are true and correct in all material respects.

                The Borrower agrees that if prior to the time of the Borrowings requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Lender.  Except to the extent, if any, that prior to the time of the disbursement of funds or the issuance of the Letter of Credit for the Borrowings requested hereby, the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such disbursement or issuance as if then made.

                The proceeds of this Borrowing Request shall be used to refinance the principal and accrued interest of that certain Promissory Note dated May 24, 2002, in the original principal amount of $5,000,000, that certain Promissory Note dated June 14, 2002, in the original principal amount of $5,000,000 and that certain Promissory Note dated July 26, 2002, in the original principal amount of $5,000,000, each executed by the Borrower in favor of the Lender.

                IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this 2nd day of August, 2002.

,	SUREBEAM CORPORATION
	By:	/s/ DAVID A. RANE

Senior Vice President, Chief Financial Officer

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Exhibit E

[EXECUTION COPY]

CONSENT AND AGREEMENT

OF LICENSOR TO COLLATERAL ASSIGNMENT

THIS CONSENT AND AGREEMENT OF LICENSOR TO COLLATERAL ASSIGNMENT (this “Consent”), made and entered this 23rd day of May, 2002 by SB OPERATINGCO, INC. (the “Licensor”); THE TITAN CORPORATION, a Delaware corporation (the “Borrower”); and WACHOVIA BANK, NATIONAL ASSOCIATION (hereinafter “Bank”), as administrative agent (the “Agent”) for the lenders from time to time party to the Credit Agreement referred to below (individually a “Lender” and collectively the “Lenders”);

WITNESSETH:

WHEREAS, the Licensor and the Borrower are parties to a certain License Agreement, dated as of October 17, 2001 (such License Agreement, as amended, modified, supplemented or restated from time to time, being herein called the “License Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Licensor has granted to the Borrower certain rights with regard to Patent Rights, Improvements, Other Intellectual Property and Licensed Software (as those terms are defined in the License Agreement), all in the territory and upon the terms and subject to the conditions described therein (collectively, the “SureBeam Technology”);

WHEREAS, the Borrower, the Agent and the Lenders have entered into a certain Senior Secured Credit Agreement dated as of May 23, 2002 (such Senior Secured Credit Agreement, as amended, modified, supplemented or restated from time to time, being herein called the “Credit Agreement”), pursuant to which, and upon the terms and subject to the conditions contained therein, the Lenders have agreed to make loans and extend credit and other financial accommodations to the Borrower;

WHEREAS, pursuant to the Credit Agreement, the Borrower has executed in favor of the Agent a Security Agreement dated as of May 23, 2002 (such Security Agreement, as amended, modified, supplemented or restated from time to time, being herein called the “Assignment”), by which the Borrower has collaterally assigned to the Agent for the benefit of itself and the Lenders, as security for all of the Obligations (as such term is defined in the Credit Agreement), all of the Borrower’s right, title and interest in, to and under the License Agreement;

WHEREAS, pursuant to Section 11.4 of the License Agreement, the Borrower is prohibited from assigning any of its rights, interests or obligations under the License Agreement without, the prior written consent of the Licensor, which the Licensor agrees not to unreasonably withhold;

WHEREAS, as a condition precedent to the making of the loans and the extending of the credit to the Borrowers contemplated by the Credit Agreement, the Agent and the Lenders require the execution of this Consent by the Licensor, pursuant to which the Licensor shall grant its consent to the Assignment and shall grant certain assurances to the Agent and the Lenders with respect to the License Agreement: and

WHEREAS, in order to induce the Agent and the Lenders to enter into the Credit Agreement and to make the loans and extend the credit to the Borrowers contemplated thereby, the Licensor has agreed to make and execute this Consent;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Estoppel.  The Licensor hereby represents and warrants to the Agent and the Lenders that:

(a)           The Licensor is the licensor under the License Agreement;

(b)           A true, accurate and complete copy of the License Agreement, and all supplements, amendments and modifications thereto, is attached to this Consent as Exhibit A;

(c)           As of the date hereof, the License Agreement is valid and in full force and effect without modification or amendment;

(d)           The License Agreement embodies the entire agreement between the Licensor and Lessee with respect to the use and license by the Borrower of the SureBeam Technology.  There are no other agreements or understandings between the Licensor and the Borrower with regard to the use or license of the SureBeam Technology, and there are no other agreements, understandings or side letters whatsoever between the Licensor and the Borrower pertaining in any way to the SureBeam Technology; and

(e)           To the best knowledge of the Licensor, there have been and are no defaults under the terms and conditions of the License Agreement by either the Licensor or the Borrower and there are no events which have occurred which, with the giving of notice or the passage of time, or both, would constitute a default by either the Licensor or the Borrower thereunder.  No controversy presently exists between the Licensor and the Borrower, including litigation or arbitration, with regard to the License Agreement or the performance thereof.

2.             Consent to Assignment.  The Licensor hereby consents to the collateral assignment by the Borrower to the Agent for the benefit of itself and the Lenders of the Borrower’s rights in, to and under the License Agreement pursuant to the Assignment and agrees that the Assignment is permitted under the License Agreement and will not constitute a default or event of default on the part of the Borrower thereunder.

3.             Agreements of the Licensor.  The Licensor agrees with the Agent and the Lenders that:

(a)           The Licensor shall provide the Agent with a copy of any notice of default, notice of cure of default, termination or similar kind of notice given to the Borrower under the License Agreement, contemporaneously with the giving of such notice to the Borrower.  No default or event of default or termination of the License Agreement

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predicated on the giving of any notice to the Borrower shall be complete unless like notice in writing shall have been given to the Agent and the Agent has been given the same cure period as is given to the Borrower under the License Agreement, or a period of thirty (30) days, whichever period is longer;

(b)           In the event the Borrower defaults in the performance of any of its obligations under the License Agreement, regardless of whether such default consists of a failure to make a payment when due or a failure to do any other thing which the Borrower is required to do under the License Agreement, the Agent, without prejudice to any of its rights against the Borrower, shall have the right (but not the obligation) to make good such default within the period set forth in Section 3(a) above, and the Licensor shall accept such performance on the part of the Agent as though the same had been performed by the Borrower; and

(c)           If the Borrower is in default under the Obligations secured by the Assignment and the Agent elects to exercise its rights and remedies with the License Agreement as granted under the Assignment, the License Agreement may be assigned by the Agent to a third party assignee or to any purchaser pursuant to a private or public foreclosure sale, in each case to a third party assignee or other purchaser approved by the Licensor, which approval shall not be unreasonably withheld, but otherwise subject to all of the other covenants, conditions and restrictions set forth in the License Agreement, and the requirement that all amounts then due and owing to the Licensor under the License Agreement be paid concurrently with the granting of any such approval by the Licensor.  Nothing herein, however, shall give the Agent, any third party assignee or any purchaser any greater rights than those granted under the License Agreement.

4.             Notices.  All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and, unless expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three (3) business days after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a business day and, if not received on a business day, then on the next business day after receipt), addressed as follows:

(i)	If to the Agent, at:	Wachovia Bank, National Association
One Wachovia Center
301 South College Street, 5th Floor
Charlotte, NC 28288-0760
Attention: Scott Santa Cruz
Facsimile No.: 704-374-4793

(ii)	If to the Borrower, at:	The Titan Corporation
3033 Science Park Road
San Diego, CA 92121
Attention: Mark Sopp
Facsimile No.: 858-552-9802

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(iii)	If to the Licensor, at:	SB OperatingCo, Inc.
3033 Science Park Rd.
San Diego, CA 92121
Attention: David Rane
Facsimile No.: 858-552-9973

or to such other address as each party may designate for itself by notice given in accordance with this Section 4.  Any written notice or demand that is not sent in conformity, with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

5.             Term of Agreement.  This Consent, and the agreement of the parties set forth herein, shall continue to be effective until all Obligations owed by the Borrower to the Agent and the Lenders shall have been paid and discharged in full and the Credit Agreement shall be terminated in writing, provided, however, that nothing herein shall be deemed to extend the term of the License Agreement beyond the term specified therein.

6.             Execution in Counterparts.  This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

7.             Miscellaneous.  The provisions of this Consent may not be modified or terminated orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The Section titles contained in this Consent are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement among the parties hereto.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their duly authorized corporate offices on the day and year first above written.

SB OPERATINGCO, INC.

By:	/s/ David Rane
Name:	David Rane
Title:	SVP, CFO

THE TITAN CORPORATION

By:	/s/ Ray H. Guillaume
Name:	Ray H. Guillaume
Title:	Director of Corporate Treasury

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Gerald P. Hullinger
Name:	Gerald P. Hullinger
Title:	Vice President

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EXHIBIT F

COMPLIANCE CERTIFICATE

The Titan Corporation

3033 Science Park Road

San Diego, California 92121

Attention:

SUREBEAM CORPORATION

Ladies and Gentlemen:

This Compliance Certificate is delivered to you pursuant to Section 5.1(k) of the Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SureBeam Corporation, a Delaware corporation (the “Borrower”), and The Titan Corporation, a Delaware corporation (the “Lender”).  Unless otherwise defined in this Compliance Certificate, terms used herein (including the Attachments hereto) have the meanings provided in the Credit Agreement.  Each reference to a Section is to the relevant Section in the Credit Agreement.

The Borrower hereby certifies and warrants that as of June 30, 2002 (the “Computation Date”):

1.             Borrower’s Revenue for the current Fiscal Quarter* is $10,785,000.  The quarterly revenue target for the current Fiscal Quarter, as set forth in Borrower’s Annual Operating Plan is $11,000,000.

                Borrower’s Revenue for the current Fiscal Quarter is greater than 85% of the quarterly revenue target set forth in the Annual Operating Plan.

The Capital Expenditures for the current Fiscal Quarter of the Borrower are $6,102,000.

                The maximum Capital Expenditures permitted pursuant to clause (a) of Section 8.4 of the Credit Agreement is $9,625,000 in the aggregate during Fiscal Year 2002 and, accordingly, the Capital Expenditures covenant has been satisfied.

2.             Borrower’s Revenue for the current Fiscal Quarter is $10,785,000.  The quarterly revenue target for the current Fiscal Quarter, as set forth in Borrower’s Annual Operating Plan is $11,000,000.

                Borrower’s Revenue for the current Fiscal Quarter is greater than 85% of the quarterly revenue target set forth in the Annual Operating Plan.

The Operating Expenses for the current Fiscal Quarter of the Borrower are $9,844,000.

                The maximum Operating Expenses permitted pursuant to clause (b) of Section 8.4 of the Credit Agreement is $9,844,000 in the aggregate during Fiscal Year 2002 and, accordingly, the Operating Expenses covenant has been satisfied.

3.             Borrower’s EBITDA for the Fiscal Quarter is $(1,254,000), as computed on Attachment 1 hereto.

4.             Indebtedness of the Borrower and the Guarantors as set forth in clause (f) of Section 8.2 of the Credit Agreement was, in the aggregate, $0.  Indebtedness pursuant to clause (f) of Section 8.2 of the Credit Agreement is not allowed to exceed, in an aggregate amount at any time, $5,000,000, and accordingly, such Indebtedness was permitted.

5.             Other Investments (other than any acquisition of any Person) of the Borrower or any of its Subsidiaries as set forth in clause (j) of Section 8.5 of the Credit Agreement, was $0.  Such other Investments pursuant to clause (j) of Section 8.5 of the Credit Agreement are not permitted to exceed $500,000 in the aggregate over the term of the Credit Agreement, and accordingly, to date, such Investments were permitted.

6.             The aggregate amount of acquisitions (whether pursuant to an acquisition of stock, assets constituting a business unit of any Person, or substantially all of the assets of any Person or Persons or otherwise and including any assumed debt) by the Borrower or any Guarantor of any Person or Persons or the assets of any Person or Persons was $0.  Such acquisitions pursuant to clause (j)(iii) of Section 8.5 of the Credit Agreement are not permitted to exceed $2,000,000 in the aggregate over the term of the Credit Agreement, and accordingly, to date, such acquisitions were permitted.

7.             The aggregate value of Capital Stock redemptions for the Borrower and its Subsidiaries under clause (c) of Section 8.6 of the Credit Agreement was $0.  The aggregate value of such redemptions pursuant to clause (c) of Section 8.6 of the Credit Agreement are not permitted to exceed $1,000,000, and accordingly, such redemptions were permitted.

8.             The amount of sale proceeds from sale-leasebacks of the Borrower and its Subsidiaries under Section 8.14 of the Credit Agreement was $0 in the aggregate.  Such proceeds from sale-leasebacks pursuant to such Section 8.14 of the Credit Agreement are not allowed exceed $2,500,000 in the aggregate, and accordingly, such sale-leasebacks were permitted.

9.             No Default has occurred or is continuing.

*  As used herein, the term “current Fiscal Quarter” shall mean the Fiscal Quarter for which calculations are being provided.

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IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be duly executed and delivered by its chief executive, financial or accounting Authorized Officer this 2nd day of August 2002.

SUREBEAM CORPORATION

By:	/s/ David A. Rane
Name:	David A. Rane
Title:	Senior Vice President and
Chief Financial Officer

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SCHEDULE 1

(Compliance Certificate as of June 30, 2002)

DEFAULTS

Describe details of Default and actions that the Borrower has taken or proposes to take with respect thereto.

None.

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ATTACHMENT 1

EBITDA

for the preceding Fiscal Quarter

ending on June 30, 2002 (the “Computation Date”)

(the “Computation Period”)

1.             EBITDA:

(a) Net Income	$(5,102,000)
(b) the amount deducted by the Borrower and its Subsidiaries, in determining Net Income, representing amortization, as determined in accordance with GAAP	$4,157,000
(c) the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower and its Subsidiaries,	$0
(d) the amount deducted, in determining Net Income, of Interest Expense of the Borrower and its Subsidiaries	$65
(e) the amount deducted, in determining Net Income, representing depreciation of assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP	$667

(f) The sum of Items 1(a) through 1(e)	$(213)
(g) all amounts added by the Borrower and its Subsidiaries, in determining Net Income, representing either non-cash or non-recurring gains, including as a result of changes in accounting treatment under GAAP, and including royalty income recognized by the Borrower and its Subsidiaries in accordance with that certain Amended and Restated License Agreement dated October 17, 2001 between SB OperatingCo, Inc., now known as SB OperatingCo, LLC, and Lender	$1,041
(h) EBITDA: Item 1(f) minus Item 1(g)	$(1,254)

Exhibit G

BORROWER COPYRIGHT SECURITY AGREEMENT

This BORROWER COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between SUREBEAM CORPORATION, a Delaware corporation (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Grantor and the Secured Party, the Secured Party has agreed to make Credit Extensions to the Grantor;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Borrower Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.           Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in all of the following property (the “Copyright Collateral”), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Attachment 1 attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Attachment 1 attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in, any of the Grantor’s rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9407(a) or 9408(a) of the U.C.C. or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 3.           Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.           Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

SECTION 5.           Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.           Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

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SECTION 7.           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Borrower Copyright Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

SUREBEAM CORPORATION, as Grantor
By:	/s/ DAVID A. RANE

David A. Rane Senior Vice President, Chief Financial Officer

THE TITAN CORPORATION, as Secured Party
By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President, Chief Financial Officer

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ATTACHMENT 1

Item A.  Copyrights/Mask Works

Registered Copyrights/Mask Works

*Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

*Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Expected
*Country	Docket No.	Filing Date	Author(s)	Title

Item B.  Copyright/Mask Work Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

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Exhibit H

[BORROWING] [ISSUANCE] REQUEST

The Titan Corporation

[ADDRESS]

Attention:

Re:  SUREBEAM CORPORATION

Gentlemen and Ladies:

                This Borrowing Request is delivered to you pursuant to [Section 2.4] [Section 2.6] of the Senior Secured Credit Agreement, dated as of August    , 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SureBeam Corporation (the “Borrower”), and The Titan Corporation (the “Lender”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                [The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $                     on                               , 20   .]

                [The Borrower requests that Lender issue or cause to be issued a Letter of Credit in the amount of $                     on                               , 20   .]

                The Borrower hereby acknowledges that, pursuant to Section 5.2(b) of the Credit Agreement, each of the delivery of this [Borrowing Request] [Issuance Request] and the acceptance by the Borrower of the [proceeds of the Revolving Loan] [Letter of Credit] requested hereby constitute a representation and warranty by the Borrower that, on the date of such [Revolving Loan] [Letter of Credit], and immediately before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in Section 5.2(a) of the Credit Agreement are true and correct in all material respects.

                The Borrower hereby certifies that, pursuant to Section 2.1(c) of the Credit Agreement, Borrower’s EBITDA for the immediately preceding Fiscal Quarter (or for the second preceding Fiscal Quarter in accordance with Section 2.5 of the Credit Agreement) is                                              .

                [If amount in blank space above is less that 25% of the EBITDA AOP Target for such preceding Fiscal Quarter, include the following:  Borrower hereby covenants that it shall restrict its Operating Expenses during the current Fiscal Quarter to an amount not to exceed Five Million Dollars ($5,000,000), not taking into account amounts allowed to be carried forward as provided in Section 8.4(b) of the Credit Agreement.]

                The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Lender.  Except to the extent, if any, that prior to the time of the disbursement of funds or the issuance of the Letter of Credit for the Borrowing requested hereby, the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such disbursement or issuance as if then made.

                [Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:]

Amount to be Transferred	Person to be Paid	Name, Account No., Address, etc.

$

Attention:

$

Attention:

$
Balance of such proceeds

Attention:

                [Please cause to be issued a Letter of Credit in the name of the following persons in the following amounts:]

Amount of Letter of Credit	Issued in the Name of	Name, Address, etc.

$

$

$

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                IN WITNESS WHEREOF, the Borrower has caused this [Borrowing Request] [Issuance Request] to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this        day of                       ,         .

SUREBEAM CORPORATION

By
Name:
Title:

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Exhibit I

                                                                                       REVOLVING NOTE

$50,000,000                                                                                                                                                           August 2, 2002

San Diego, California

                FOR VALUE RECEIVED, the undersigned, SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of THE TITAN CORPORATION, a Delaware corporation, and its assigns (the “Lender”) on the Revolving Loan Maturity Date, the principal sum of FIFITY MILLION DOLLARS ($50,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to that certain Senior Secured Credit Agreement, dated as of August 2, 2002 by and between the Borrower and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

                The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds at the place or places designated by the Lender pursuant to the Credit Agreement.

                This Revolving Note is the Revolving Note referred to in, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable.

                The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal of, the Revolving Loans evidenced hereby.  Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

                All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

SUREBEAM CORPORATION
By:	/s/ L. A. OBERKFELL

L. A. Oberkfeff President and Chief Executive Officer

The following subtractions and additions of portions of the principal amount of this Revolving Note have been made:

Date Made	Principal Amount Subtracted or Added	Principal Amount Following Such Subtraction of Addition

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Exhibit J

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), dated as of August 2, 2002, is made by each Subsidiary of SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”), now or after the date hereof (including pursuant to Section 5.5) a party to this Guaranty (individually referred to as a “Guarantor” and collectively referred to as the “Guarantors”) in favor of THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Secured Party, the Secured Party has agreed to extend Commitments to make Credit Extensions to the Borrower;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Party pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Borrower, each Guarantor jointly and severally agrees, for the benefit of the Secured Party, as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Certain Terms.  The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Guarantor” and “Guarantors” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Termination Date” means the date on which all Obligations have indefeasibly been paid in full in cash, all Commitments have been fully terminated and all Letters of Credit and Lender Guaranties have been canceled or otherwise terminated.

Section 1.2             Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY PROVISIONS

Section 2.1             Guaranty.  Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably:

(a)           guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 9.1(i) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, Reimbursement Obligations, Hedging Obligations, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (the “Liabilities”); and

(b)           indemnifies and holds harmless the Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Secured Party in enforcing any rights under this Guaranty (together with the Liabilities, the “Guaranty Obligations”);

provided, however, that each Guarantor shall only be liable under this Guaranty for the maximum amount, if there is such a maximum amount, of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower, any other Obligor or any other Person before or as a condition to the obligations of such Guarantor hereunder.

Section 2.2             Reinstatement, etc.  Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be

2

fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Secured Party, upon the insolvency, bankruptcy, reorganization (or similar event) of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

Section 2.3             Guaranty Absolute, etc.  This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred.  Each Guarantor jointly and severally guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement, each other Loan Document and any Interest Rate Hedging Agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect thereto.  The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of the Credit Agreement or any other Loan Document;

(b)           the failure of the Secured Party

(1)           to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document, any Interest Rate Hedging Agreement or otherwise, or

(2)           to exercise any right or remedy against any other guarantor (including each Guarantor) of, or collateral securing, any Obligations;

any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any extension, compromise or renewal of any Obligation;

(c)           any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(d)           any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of the Credit Agreement, any other Loan Document or any Interest Rate Hedging Agreement, including without limitation any increase in the Obligations from the extension of additional credit to the Borrower or otherwise;

(e)           any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by the Secured Party securing any of the Obligations;

(f)            any change, restructuring or termination of the corporate structure or existence of the Borrower or any other Obligor; or

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(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

Section 2.4             Setoff.  Each Guarantor hereby irrevocably authorizes the Secured Party, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of any Default described in Section 9.1(i) of the Credit Agreement as it relates to the Borrower or upon the occurrence and during the continuance of any other Event of Default, to set-off and appropriate and apply to the payment of the Obligations owing to the Secured Party (whether or not then due, and whether or not the Secured Party has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Guarantor then or thereafter maintained with the Secured Party.  The Secured Party agrees to notify the applicable Guarantor after any such setoff and application made by the Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Secured Party may have.

Section 2.5             Waiver, Etc.

(a)           Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

(b)           Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

(c)           Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 2.4 are knowingly made in contemplation of such benefits.

(d)           Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, and of all other circumstances bearing upon the risk of non-payment of the Obligations and the nature, scope and extent of the risks the Guarantors assume and incur hereunder, and agrees that the Secured Party shall have no duty to advise the Guarantors of information known to it regarding such circumstances or risks.

(e)           Each Guarantor hereby waives all claims (as such term is defined in the United States Bankruptcy Code) it may at any time otherwise have against the Borrower arising from any transaction whatsoever, including, without limitation, its rights to assert or enforce any such claims, until the Obligations are repaid in full in cash and all Commitments have been terminated.

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(f)            Each Guarantor hereby waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to each Guarantor under Sections 1432, 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(g)           Each Guarantor acknowledges and affirms that it understands and is aware that if the Secured Party elects to foreclose on any real property security nonjudicially, any right of subrogation of such Guarantor against the Borrower may be impaired or extinguished and that as a result of such impairment or extinguishment or subrogation rights, the Guarantors might otherwise have a defense to a deficiency judgment arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel, and waives any defense arising out of any such election by the Secured Party, including, without limitation, the defense arising out of the operation of Section 580d of the Code of Civil Procedure and related principles of estoppel, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

Section 2.6             Subrogation.  Each Guarantor agrees that it will not exercise any rights that it may now have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Loan Document, including without limitation any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Party or any beneficiary against the Borrower or any collateral, whether or not such claim, remedy or right arises at equity or under contract, statute or common law, including without limitation the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right except as specifically otherwise provided in the Loan Documents, until the Obligations are repaid in full in cash and all Commitments have been terminated.  Any amount paid to any Guarantor on account of any such subrogation rights shall be held in trust for the benefit of the Secured Party and shall immediately be paid and turned over to the Secured Party in the exact form received by such Guarantor (duly endorsed in favor of the Secured Party, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7 hereof ; provided, however, that if:

(a)           any Guarantor has made payment to the Secured Party of all or any part of the Obligations; and

(b)           the Termination Date has occurred;

then at such Guarantor’s request, the Secured Party will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.  In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or  its or their successors or assigns, whether in connection with a bankruptcy proceeding or

5

otherwise) to recover any amounts in the respect of payments made under this Guaranty to the Secured Party.  Notwithstanding the foregoing, to the extent necessary to toll the statute of limitations, such Guarantor may take such action required to preserve any rights it has by way of rights of subrogation as consented to by the Secured Party in its reasonable discretion.

Section 2.7             Successors, Transferees and Assigns, etc.  This Guaranty shall:

(a)           be binding upon each Guarantor, and its successors, transferees and assigns; and

(b)           inure to the benefit of and be enforceable by the Secured Party.

Without limiting the generality of clause (b), the Secured Party may assign or otherwise transfer (in whole or in part) the Revolving Note or any Credit Extension or Commitment held by it to any other Person and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to the Secured Party under any Loan Document (including this Guaranty) or otherwise, in each case as provided in Section 10.10 of the Credit Agreement.

Section 2.8             Payments; Application.  Each Guarantor hereby agrees with the Secured Party as follows:

(a)           Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Secured Party, without set-off, counterclaim or other defense and in accordance with Sections 4.2 and 4.3 of the Credit Agreement, free and clear of and without deduction for any Taxes, the Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.2 and 4.3 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” shall be deemed to be references to this Guaranty.

(b)           All payments made hereunder shall be applied upon receipt as follows:

(1)           first, to the payment of all Obligations owing to the Secured Party pursuant to Section 10.3 of the Credit Agreement;

(2)           second, after payment in full of the amounts specified in clause (b)(1), to the payment of all other Obligations owing to the Secured Party, with such amounts applied first to fees and expenses, then to accrued and unpaid interest, then to the outstanding principal amount of the Revolving Loan, then to Letter of Credit Outstandings, then to Lender Guaranty Outstandings, and then to Interest Rate Hedging Obligations, if any; and

(3)           third, after payment in full of the amounts specified in clauses (b)(1) and (b)(2), and following the Termination Date, to such Guarantor or any other Person lawfully entitled to receive such surplus.

Section 2.9             Acceleration of Guaranty.  Each Guarantor hereby jointly and severally agrees that, in the event of an Event of Default under the Credit Agreement, each Guarantor

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jointly and severally agrees that all or any part of the Guaranty Obligations may, at the option of the Secured Party and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations.  In order to induce the Secured Party to enter into the Credit Agreement and make Credit Extensions thereunder, each Guarantor represents and warrants to the Secured Party that the representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to it and its properties, are true and correct (it being understood that such representations and warranties not qualified by reference to materiality or Material Adverse Effect shall be true and correct in all material respects), each such representation and warranty set forth in such Article VI (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article III.  Furthermore, each Guarantor represents that it has knowledge of the Borrower’s and each other Obligor’s financial condition and affairs and that it has adequate means to obtain from the Borrower and each other Obligor on an ongoing basis, information relating thereto and to the Borrower’s and such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect.  Each Guarantor acknowledges and agrees that the Secured Party shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Obligor that might become known to the Secured Party at any time, whether or not the Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

ARTICLE IV

COVENANTS, ETC.

Section 4.1             Covenants.  Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VII and VIII thereof) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article IV.

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ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1             Loan Document.  This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

Section 5.2             Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.6, this Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Secured Party and its respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.6); provided, however, that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of the Secured Party.

Section 5.3             Amendments, etc.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.4             Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and, mailed or telecopied or delivered to each Guarantor, in care of the Borrower at the address or facsimile number of the Borrower specified in the Credit Agreement.  All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

Section 5.5             Additional Subsidiary Guarantors.  Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if originally named as a “Guarantor” herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 5.6             No Waiver; Remedies.  In addition to, and not in limitation of, Section 2.2 and Section 2.4 hereof, no failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Section 5.7             Captions.  Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

Section 5.8             Severability.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 5.9             Governing Law, Entire Agreement, etc.  THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

Section 5.10           Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTY OR ANY GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA ADDRESSED TO SUCH GUARANTOR, CARE OF THE BORROWER, AT THE ADDRESS FOR NOTICES SPECIFIED IN THE CREDIT AGREEMENT.  EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORINIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.   EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF

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EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

Section 5.11           Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTY OR SUCH GUARANTOR.  EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 5.12           Counterparts.  This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTOR	SB OPERATINGCO, LLC, a Delaware limited liability company
	By:	/s/ L. A. OBERKFELL

L. A. Oberkfeff President and Chief Executive Officer

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ANNEX I

to the

Subsidiary Guaranty

SUPPLEMENT, dated as of _______________, ____ (this “Supplement”), to the Subsidiary Guaranty, dated as of August 2, 2002 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the “Guaranty”), among the initial signatories thereto and each other Person (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) which from time to time thereafter became a party thereto pursuant to Section 5.5 thereof (each, individually, a “Guarantor”, and, collectively, the “Guarantors”), in favor of the Secured Party (as defined in the Guaranty).

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty; and

WHEREAS, the undersigned Guarantor desires to become a “Guarantor” under the Guaranty in order to induce the Secured Party to continue to extend Credit Extensions under the Credit Agreement;

NOW THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of the Secured Party, as follows.

SECTION 1.           In accordance with the terms of the Guaranty, by its signature below the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto, and the undersigned Guarantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof.  In furtherance of the foregoing, each reference to a “Guarantor” in the Guaranty and each other Loan Document shall be deemed to include the undersigned Guarantor.

SECTION 2.           The undersigned Guarantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of the undersigned Guarantor, enforceable against it in accordance with its terms.

SECTION 3.           Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION 4.           In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.

SECTION 5.           THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 6.           This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTORS]
By:
Name:
Title:

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Exhibit K

SUBSIDIARY PLEDGE AGREEMENT

This SUBSIDIARY PLEDGE AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Pledge Agreement”), dated as of August 2,2002 is made by each Subsidiary (as defined in the Credit Agreement referred to below) of SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”), now or after the date hereof (including pursuant to Section 7.6) a signatory hereto (each, individually, a “Pledgor,” and collectively, the “Pledgors”), in favor of THE TITAN CORPORATION, a Delaware corporation (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), between Borrower and Pledgee, the Pledgee has extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Pledgor is required to execute and deliver this Pledge Agreement;

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as such Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Pledgee pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Pledgee to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Pledgor jointly and severally agrees, for the benefit of Pledgee, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1             Certain Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.  The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Act” is defined in Section 6.2.

“Certificated Interests” means, collectively, all Pledged Shares evidenced by certificates.

“Collateral” is defined in Section 2.1.

“Credit Agreement” is defined in the first recital.

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other shares of Capital Stock constituting Collateral, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Pledged Interests made in the ordinary course of business and not as a liquidating dividend.

“Interest Rate Hedging Agreements” means interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect against fluctuations in interest rates, entered into for the purpose of hedging interest rate risk with respect to the Obligations.

“Interest Rate Hedging Obligations” means all liabilities of the Pledgors under Interest Rate Hedging Agreements.

“LLC” means each limited liability company listed from time to time as a Pledged Interest Issuer on Attachment 1 hereto.

“LLC Interest” means the entire ownership interest of any Pledgor in each Pledged Interest Issuer that is an LLC listed on Attachment 1 hereto, including such Pledgor’s capital account, its gain, loss, deduction and credit of such Pledged Interest Issuer, such Pledgor’s interest in all distributions made or to be made by such Pledged Interest Issuer to such Pledgor and all of the other rights, titles and interests of such Pledgor as an owner or a member of such Pledged Interest Issuer, whether set forth in the operating or membership agreement of such Pledged Interest Issuer, by separate agreement or otherwise.

“Partnership” means each general partnership or limited partnership listed from time to time as a Pledged Interest Issuer on Attachment 1 hereto.

“Partnership Interest” means the entire ownership interest of the Pledgor in each Pledged Interest Issuer that is a Partnership listed on Attachment 1 hereto, including the Pledgor’s capital account, its gain, loss, deduction and credit of such Pledged Interest Issuer, the Pledgor’s interest in all distributions made or to be made by such Pledged Interest Issuer to the Pledgor and all of the other rights, titles and interests of the Pledgor as an owner, a general partner or a limited partner of

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such Pledged Interest Issuer, whether set forth in the partnership agreement of such Pledged Interest Issuer, by separate agreement or otherwise.

“Pledge Agreement” is defined in the preamble.

“Pledged Interest Issuers” means each Person identified in Attachment 1 hereto as the issuer of the Pledged Interests (including the maker of each Pledged Note) identified opposite the name of such Person and each Person whose ownership, equity or other similar interests, including shares of Capital Stock, Partnership Interests and LLC Interests, are , or are required to be pledged hereunder and under the Credit Agreement from time to time.

“Pledged Interests” means (i) all Pledged Shares and (ii) all Pledged Notes.

“Pledged Notes” means all promissory notes of any Pledged Interest Issuer, identified on Attachment 1 hereto, and any promissory notes issued to any Pledgor in the future, as such promissory notes are amended, restated, supplemented or otherwise modified from time to time, in accordance with Section 4.1.6, together with any promissory note of any Pledged Interest Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Shares” means (a) all ownership, equity or other similar interests, including shares of Capital Stock, Partnership Interests and LLC Interests, of any Pledged Interest Issuer listed on Attachment 1 hereto and any shares of Capital Stock, Partnership Interests and LLC Interests of any Pledged Interest Issuer obtained in the future by any Pledgor, (b) the certificates representing all such ownership, equity or similar interests and (c) all securities convertible into, and all warrants, options or other rights to acquire, such ownership, equity or similar interests; but excluding all shares of voting stock of each class of any Foreign Subsidiary in excess of sixty-five percent (65%) of the total issued and outstanding shares of the voting stock of each such class.

“Pledgee” is defined in the preamble.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in Section 2.2.

“Termination Date” means the date on which all Obligations have been indefeasibly paid in full in cash, all Commitments have been fully terminated and all Letters of Credit have been canceled or otherwise terminated.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Pledgee’s security interest in any Collateral is governed by the Uniform Commercial Code (including Articles thereof) as in effect in a jurisdiction other than the State of California, “U.C.C.” shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment,

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perfection or priority and for purposes of definitions related to such provisions.

SECTION 1.2             Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3             U.C.C. Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

SECTION 2.1             Grant of Security Interest.  Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Pledgee, and each Pledgor hereby grants to the Pledgee, to secure the Secured Obligations, a continuing security interest in, all of the following property (the “Collateral”):

(a)           all Pledged Interests;

(b)           all right, title and interest of such Pledgor, whether now existing or hereafter arising or acquired, in, to and under any partnership agreement, limited liability company agreement or similar agreement which governs the rights and obligations of the holder of ownership, equity or similar interests in a Pledged Interest Issuer;

(c)           all voting trust certificates held by each Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust;

(d)           all Dividends, Distributions, interest and without duplication, other payments and rights with respect to any Pledged Interest; and

(e)           all Proceeds of any of the foregoing.

SECTION 2.2             Security for Obligations.  This Pledge Agreement secures the payment in full of (i) all Obligations of the Borrower now or hereafter existing under the Credit Agreement, each other Loan Document to which the Borrower is or may become a party, and each Interest Rate Hedging Agreement, whether for principal, interest, costs, fees, expenses, Interest Rate Hedging Obligations or otherwise, and (ii) all Obligations of each Pledgor now or hereafter existing under the Credit Agreement and each other Loan Document and each Interest Rate Hedging Agreement, whether for principal, interest, costs, fees, indemnities, expenses, Interest Rate Hedging Obligations or otherwise (including all Obligations of each Pledgor now or hereafter existing under this Pledge

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Agreement and each other Loan Document to which such Pledgor is or may become a party), with all such Obligations being referred to as the “Secured Obligations”.

SECTION 2.3             Pledge and Transfer of Pledged Interests.  Any Certificated Interests representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments or documents of transfer or assignment, duly executed in blank by the applicable Pledgor or, if any Collateral is in the form of uncertificated securities, confirmation and evidence satisfactory to the Pledgee that the applicable Pledgor has taken all actions requested by the Pledgee to provide for the transfer to and perfection by the Pledgee of the security interests in such uncertificated securities in accordance with the U.C.C. and any other applicable law.

SECTION 2.4             Dividends on Pledged Interests.

(a)           In the event that any Dividend or other payment is to be paid on any Pledged Interests (including any payment of any principal or interest on any Pledged Note) at a time when no Default has occurred and is continuing or would result therefrom, such Dividend or payment may be paid directly to the applicable Pledgor.

(b)           If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Pledgee.

SECTION 2.5             Continuing Security Interest.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall:

(a)           remain in full force and effect until the Termination Date;

(b)           be binding upon each Pledgor and its successors, transferees and assigns; and

(c)           inure to the benefit of and be enforceable by the Pledgee.

Without limiting clause (c), the Pledgee may assign or otherwise transfer (in whole or in part) the Revolving Note or any Credit Extension or Commitment held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to the Pledgee under any Loan Document (including this Pledge Agreement) or otherwise, in each case as provided in Section 10.10 of the Credit Agreement.

Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement, or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)), or (y) all Collateral (in the case of clause (ii)), and at such time the Pledgee will, at each Pledgor’s sole expense, deliver to the applicable Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments previously delivered to the Pledgee representing or

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evidencing all Pledged Interests, together with all other Collateral held by the Pledgee hereunder, and execute and deliver to the applicable Pledgor such documents as a Pledgor shall reasonably request to evidence such termination.

SECTION 2.6             Security Interest Absolute.  All rights of the Pledgee and the security interests granted to the Pledgee hereunder, and all obligations of each Pledgor hereunder, shall be joint and several and shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(b)           the failure of the Pledgee

(i)            to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person under the provisions of the Credit Agreement, any other Loan Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

(d)           any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;

(f)            any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g)           any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

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SECTION 2.7             Postponement of Subrogation, etc.  Each Pledgor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Pledge Agreement, any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until after the Termination Date.  Any amount paid to any Pledgor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Pledgee and shall immediately be paid to the Pledgee and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if:

(a)           any Pledgor has made payment to the Pledgee of all or any part of the Secured Obligations; and

(b)           the Termination Date has occurred;

then the Pledgee agrees that, at such Pledgor’s request, the Pledgee will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Secured Obligations resulting from such payment by such Pledgor.  In furtherance of the foregoing, at all times prior to the Termination Date, each Pledgor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to the Pledgee.  Notwithstanding the foregoing, to the extent necessary to toll the statute of limitations, such Pledgor may take such action required to preserve any rights it has by way of rights of subrogation as consented to by the Pledgee in its reasonable discretion.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1             Representations and Warranties, etc.  In order to induce the Pledgee to enter into the Credit Agreement and to make Credit Extensions thereunder, each Pledgor represents and warrants to the Pledgee as set forth in this Article III.

SECTION 3.1.1              Ownership, No Liens, etc.  Each Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) its Collateral, free and clear of all Liens, options and other charges, except any Lien granted pursuant hereto in favor of the Pledgee.

SECTION 3.1.2              Valid Security Interest.  With respect to U.S. entities, the execution and delivery of this Pledge Agreement, together with (a)(i) in the case of Collateral in the form of a Certificated Interest, the delivery of such Collateral to the Pledgee together with undated stock powers executed in blank by the Pledgor, (ii) in the case of Collateral in the form of an uncertificated

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security, the registration  in the name of the Secured Party as owner with the Pledged Interest Issuer of such uncertificated security, or (iii) in the case of Collateral in the form of Pledged Notes, delivery of such Collateral and an allonge to such Collateral to the Pledgee, or (b) in the case of other than Certificated Interests, the filing of U.C.C. financing statements in the filing offices listed on Attachment 2 hereto, is effective to create a valid, perfected, first priority security interest in such Collateral and all Proceeds thereof, securing the Secured Obligations.  Upon the performance of the actions set forth in the first sentence of this Section 3.1.2, no further action is necessary to perfect or protect such security interest in the Collateral and the Proceeds thereof.  The Pledgor agrees that it shall take all necessary actions reasonably requested by the Pledgee to create a valid, perfected security interest in the Collateral related to non-U.S. entities.

SECTION 3.1.3              As to Pledged Interests.  In the case of

(a)           any Pledged Interests (other than Pledged Notes) constituting Collateral,

(i)            all of such Pledged Interests are duly authorized, and validly issued, fully paid, and non-assessable, and constitute that percentage of the issued and outstanding shares of Capital Stock, Partnership Interests, LLC Interests and other ownership interests of each Pledged Interest Issuer set forth on Attachment 1 hereto; and

(ii)           the Pledgor has delivered to the Pledgee true and complete copies of the partnership, membership, operating or ownership agreements, as applicable, for each Pledged Interest Issuer that is an LLC or a Partnership, which agreements are currently in full force and effect and have not been amended or modified except as disclosed to the Pledgee in writing; and

(b)           each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and no default or event of default has occurred and is continuing thereunder.

SECTION 3.1.4              Location of Pledgor.  The jurisdictions in which the Pledgor is located for purposes of Section 9307 of the U.C.C. are set forth in Attachment 1 hereto.

SECTION 3.1.5              Nature of Pledged Interests.  No LLC Interests or Partnership Interests are Certificated Interests.

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ARTICLE IV

COVENANTS

SECTION 4.1             Covenants.  Each Pledgor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by the obligations set forth in this Article IV.

SECTION 4.1.1              Protect Collateral; Further Assurances, etc.  Each Pledgor covenants and agrees that it will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Pledgee hereunder or as permitted in the Credit Agreement).  Each Pledgor will warrant and defend the right and title herein granted unto the Pledgee in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all other Persons.  Each Pledgor agrees that from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Pledgor will not, without thirty (30) days’ prior written notice to the Pledgee, (i) change its name or structure so as to make any financing or other statement filed pursuant to this Pledge Agreement become seriously misleading or (ii) change the jurisdiction in which it is located to other than those specified in Section 3.1.4 hereof.  Each Pledgor further covenants and agrees as follows:

(a)           If any Pledgor shall become entitled to receive or shall receive any stock or other certificate (including any certificate representing a Dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Collateral (or otherwise in respect thereof), such Pledgor shall accept the same as the agent of the Pledgee, hold the same in trust for the Pledgee and deliver the same forthwith to the Pledgee in the exact form received, duly endorsed (in blank) by such Pledgor to the Pledgee, if required, together with an undated stock power or other necessary instrument of transfer covering such certificate duly executed in blank by such Pledgor, to be held by the Pledgee, subject to the terms of this Pledge Agreement, as additional security for the Secured Obligations.  In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Pledged Interest Issuer shall be held by the Pledgee as additional security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of any Collateral shall be received by any Pledgor, then such Pledgor shall, until such money or property is paid or delivered to the Pledgee, hold such money or property in trust for the Pledgee, segregated from other funds of such Pledgor, as additional collateral securing the Secured Obligations.

(b)           Except as otherwise expressly permitted by the Credit Agreement, without the prior written consent of the Pledgee, no Pledgor will (i) consent to any material modification, extension or alteration of the terms of any membership, partnership or operating agreement of the LLCs or the Partnerships or (ii) accept a

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surrender of any membership, partnership or operating agreement of any of the LLCs or the Partnerships, as applicable, or waive any breach of or default under any such agreement by any other party thereto.

(c)           Each Pledgor will advise the Pledgee promptly, in reasonable detail (i) of any Lien or claim made or asserted against any part of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event relating specifically to such Pledgor or its assets which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

SECTION 4.1.2              Registration of Pledged Interests, etc.  Concurrently with the execution and delivery of this Pledge Agreement, each Pledgor shall execute and deliver to the applicable Pledged Interest Issuer instructions to register, substantially in the form of Exhibit A hereto, and cause each Pledged Interest Issuer to execute and deliver to the Pledgee the Initial Transaction Statement, substantially in the form of Exhibit B hereto, confirming that each Pledged Interest Issuer (in which such Pledgor owns a Pledged Interest (other than in the case of a Certificated Interest or a Pledged Note)) has registered the pledge by such Pledgor effected by this Pledge Agreement on its books.  In addition, the Pledgor agrees that it shall cause each issuer of Certificated Interests to execute and deliver to the Pledgee an acknowledgment in a form satisfactory to the Pledgee.

SECTION 4.1.3              Stock Powers, etc.  Each Pledgor agrees that all Certificated Interests constituting Collateral delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments or documents of transfer acceptable to the Pledgee, as are necessary under all applicable laws to perfect the Lien in favor of the Pledgee on such Collateral.  Each Pledgor will, from time to time upon the request of the Pledgee, promptly deliver to the Pledgee such stock powers, instruments, and similar documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgee may reasonably request and will, from time to time upon the request of the Pledgee after the occurrence, and during the continuance, of any Event of Default, promptly transfer any Pledged Interests or other shares of Capital Stock or other ownership interests constituting Collateral into the name of any nominee designated by the Pledgee.

SECTION 4.1.4              Continuous Pledge.  Each Pledgor will, at all times, keep pledged to the Pledgee pursuant hereto all Pledged Interests and all other shares of Capital Stock or other ownership interests constituting Collateral, all Dividends and Distributions with respect thereto [(provided that if no Event of Default shall have occurred or be continuing, such Dividends and Distributions may be used for working capital or other purposes)], all Pledged Notes, all interest, principal and other proceeds received by the Pledgee with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral, and will not permit any Pledged Interest Issuer to issue any Capital Stock or other ownership interests or any options, warrants or other rights

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to subscribe for or purchase Capital Stock (other than as permitted by the Credit Agreement) which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

SECTION 4.1.5              Voting Rights; Dividends, etc.  Each Pledgor agrees:

(a)           after any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by such Pledgor and without any request therefor by the Pledgee, such Pledgor will deliver (properly endorsed where required hereby or requested by the Pledgee) to the Pledgee all Dividends, Distributions, all other cash payments, and all Proceeds of the Collateral, all of which shall be held by the Pledgee as additional Collateral for use in accordance with Section 6.4 hereof; and

(b)           after any Event of Default shall have occurred and be continuing and the Pledgee has notified any Pledgor of the Pledgee’s intention to exercise its voting power under this Section 4.1.5:

(i)            the Pledgee may exercise (to the exclusion of each Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of Capital Stock or other ownership interests constituting Collateral and each Pledgor hereby grants the Pledgee an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Collateral; and

(ii)           to promptly deliver to the Pledgee such additional proxies and other documents requested by the Pledgee as may be necessary to allow the Pledgee to exercise such voting power.

All Dividends, Distributions, cash payments and Proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is then obligated to deliver to the Pledgee, shall, until delivery to the Pledgee, be held by such Pledgor separate and apart from its other property in trust for the Pledgee.  The Pledgee agrees that unless an Event of Default shall have occurred and be continuing and the Pledgee shall have given the notice referred to in clause (b), such Pledgor shall have the exclusive voting power with respect to any shares of Capital Stock or other ownership interests (including any of the Pledged Interests) constituting Collateral and the Pledgee shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of Capital Stock or other ownership interests (including any of the Pledged Interests) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement, any other Loan Document or any Interest Rate Hedging Agreement.

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SECTION 4.1.6              Additional Undertakings.  No Pledgor will, without the prior written consent of the Pledgee, take or omit to take any action the taking or the omission of which could with reasonable likelihood result in any impairment or alteration of any Instrument constituting Collateral.  In furtherance of the foregoing, each Pledgor agrees that it will not, without the prior written consent of the Pledgee, which consent shall not be unreasonably withheld:

(a)           enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying Instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

(b)           take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other Instrument constituting Collateral.

SECTION 4.1.7              Pledgor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)           each Pledgor shall remain liable to perform all of its duties and obligations as an owner of the Pledged Interests, to the same extent as if this Pledge Agreement had not been executed;

(b)           the exercise by the Pledgee of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations as owner of the Pledged Interests; and

(c)           the Pledgee shall not have any obligation or liability as an owner of any Pledged Interest, by reason of this Pledge Agreement.

ARTICLE V

ATTORNEY IN FACT

SECTION 5.1             Pledgee Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Pledgee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Pledgee’s discretion, after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument or document which such Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

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(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a); and

(c)           to file any claims or take any action or institute any proceedings which the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

SECTION 5.2             Pledgee May Perform.  If any Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be jointly and severally payable by the Pledgors pursuant to Section 6.5 hereof.

SECTION 5.3             Pledgee Has No Duty.  The powers conferred on the Pledgee hereunder are solely to protect its interests in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral or responsibility for:

(a)           ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not the Pledgee has or is deemed to have knowledge of such matters; or

(b)           taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4             Reasonable Care.  Other than the exercise of reasonable care in the custody and preservation of the Collateral in its possession, the Pledgee shall have no duty with respect thereto.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.  The Pledgee shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Pledgee in good faith.

ARTICLE VI

REMEDIES

SECTION 6.1             Certain Remedies.  If any Event of Default shall have occurred and be continuing:

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(a)           The Pledgee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to any Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Pledgee may:

(i)            transfer all or any part of the Collateral into the name of the Pledgee or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)           notify the parties obligated on any of the Collateral to make payment to the Pledgee of any amount due or to become due thereunder;

(iii)          enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)          endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Collateral;

(v)           take control of any Proceeds of the Collateral;

(vi)          execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments or other documents of conveyance or transfer with respect to all or any of the Collateral;

(vii)         accelerate any Pledged Note which may be accelerated in accordance with its terms and take any other action to collect upon any Pledged Note (including, without limitation, making any demand for payment thereon); and

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(viii)        to vote all or any part of the Pledged Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral (including, without limitation, under all operating agreements, partnership agreements or other agreements relating to the Collateral) and otherwise act with respect thereto as if the Pledgee were the outright owner thereof.

SECTION 6.2             Securities Laws.  If the Pledgee shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1 hereof, each Pledgor agrees that, upon request of the Pledgee, such Pledgor will, at such Pledgor’s own expense:

(a)           execute and deliver, and cause each issuer of the Collateral contemplated to be sold and cause the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Pledgee, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Act”), and comparable legislation in other jurisdictions, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Pledgee, are necessary or advisable, all in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and comparable legislation, rules and regulations in other jurisdictions;

(b)           use its best efforts to qualify the Collateral under the applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Pledgee;

(c)           cause each such Pledged Interest Issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Act and comparable legislation in other jurisdictions; and

(d)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Pledgee by reason of the failure by such Pledgor to perform any of the covenants contained in this Section 6.2 and, consequently, jointly and severally, agrees that, if any Pledgor shall fail to perform any of such covenants, such Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Pledgee) of the Collateral on the date the Pledgee shall demand compliance with this Section.  Notwithstanding the provisions

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of this Section 6.2, the Pledgee shall not be obligated to register any of the Collateral under the Act in connection with the exercise of remedies hereunder and may elect, in its sole discretion, to sell the Collateral or any part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale be effected without such registration.

SECTION 6.3             Compliance with Restrictions.  Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable or accountable to any Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4             Application of Proceeds.  All cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as additional collateral security for, or then or at any time thereafter be applied in whole or in part by the Pledgee against all or any part of the Secured Obligations as follows:

(i)            first, to the payment of all Obligations owing to the Pledgee pursuant to Section 10.3 of the Credit Agreement and Section 6.5 hereof;

(ii)           second, after payment in full of the amounts specified in clause (i), to the payment of all other Obligations owing to the Pledgee, with such amounts applied first to fees and expenses, then to accrued and unpaid interest, then to the outstanding principal amount of the Revolving Loan, and then to Letter of Credit Outstandings and then to Interest Rate Hedging Obligations, if any; and

(iii)          third, after payment in full of the amounts specified in clauses (i) and (ii), and following the Termination Date, to the Pledgors or any other Person lawfully entitled to receive such surplus.

SECTION 6.5             Indemnity and Expenses.  Each Pledgor hereby jointly and severally agrees to indemnify and hold harmless the Pledgee from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this

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Pledge Agreement), except claims, losses, or liabilities resulting from the Pledgee’s gross negligence or willful misconduct.  Upon demand, each Pledgor jointly and severally agrees that it will pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Pledgee may incur in connection with:

(a)           the administration of this Pledge Agreement, the Credit Agreement and any other Loan Document;

(b)           the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)           the exercise or enforcement of any of the rights of the Pledgee hereunder; or

(d)           the failure by any Pledgor to perform or observe any of the provisions hereof.

The provisions of this Section 6.5 shall survive the Termination Date.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1             Loan Document.  This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7.2             Protection of Collateral.  The Pledgee may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Pledgee may from time to time take any other action which the Pledgee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7.3             Binding on Successors, Transferees and Assigns; Assignment.  This Pledge Agreement shall be jointly and several binding upon each Pledgor and each of their successors, transferees and assigns and shall inure to the benefit of and be enforceable by Pledgee and its successors, transferees and assigns; provided, however, that no Pledgor may assign any of its obligations hereunder without the prior written consent of the Pledgee.

SECTION 7.4             Amendments, etc.  No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be

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effective unless the same shall be in writing and signed by the Pledgee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.5             Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and, mailed or telecopied or delivered to each Pledgor, in care of the Borrower at the address specified in the Credit Agreement.  All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.6             Additional Subsidiary Pledgors.  Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a “Pledgor” hereunder with the same force and effect as if originally named as a “Pledgor” herein.  The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

SECTION 7.7             No Waiver; Remedies.  No failure on the part of the Pledgee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.8             Captions.  Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

SECTION 7.9             Severability.  Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 7.10           Counterparts.  This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 7.11           Governing Law, Entire Agreement, etc.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

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SECTION 7.12               Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PLEDGEE OR ANY PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE PLEDGEE’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.  EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 7.13               Waiver of Jury Trial.  EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PLEDGEE OR SUCH PLEDGOR.  EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PLEDGEE ENTERING INTO THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT.

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[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Pledgor has caused this Subsidiary Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SB OPERATINGCO, LLC, as Pledgor
By:	/s/ L. A. OBERKFELL

L. A. Oberkfell President, Chief Executive Officer

THE TITAN CORPORATION, as Pledgee
By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President, Chief Financial Officer

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ATTACHMENT 1

Owner	Issuer	Class	Certificate Numbers, if applicable	Number of Shares or percentage ownership interest

Pledged Notes

Location of Pledgor (Section 3.1.4)

SB OperatingCo, LLC — Delaware

9276 Scranton Road, Suite 600

San Diego, California  92121

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ANNEX I

SUPPLEMENT, dated as of ________________, ____ (this “Supplement”), to the Subsidiary Pledge Agreement, dated as of August 2, 2002 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the “Pledge Agreement”), among the initial signatories thereto and each other Person (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Pledge Agreement) which from time to time thereafter became a party thereto pursuant to Section 7.6 thereof (each, individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of the Pledgee (as defined in the Pledge Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of Section 7.6 of the Pledge Agreement, the undersigned is becoming a Pledgor under the Pledge Agreement; and

WHEREAS, the undersigned Pledgor desires to become a “Pledgor” under the Pledge Agreement in order to induce the Pledgee to continue to extend Credit Extensions under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of Pledgee, as follows.

SECTION 1.           In accordance with the terms of the Pledge Agreement, by its signature below the undersigned hereby irrevocably agrees to become a Pledgor under the Pledge Agreement with the same force and effect as if it were an original signatory thereto and the undersigned Pledgor, hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Pledge Agreement applicable to it as a Pledgor and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct as of the date hereof.  In furtherance of the foregoing, each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the undersigned Pledgor.

SECTION 2.           The undersigned Pledgor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Pledge Agreement constitute the legal, valid and binding obligation of the undersigned Pledgor, enforceable against it in accordance with its terms.

SECTION 3.           Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with its terms.

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SECTION 4.           In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired.

SECTION 5.           THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 6.           This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY PLEDGOR]

By:
Name:
Title:

ACCEPTED BY:

THE TITAN CORPORATION,

as Pledgee

By:
Name:
Title:

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EXHIBIT A

INSTRUCTION TO REGISTER PLEDGE

___________ __, ____

[                        ]

Attention: ________________

Ladies and Gentlemen:

The undersigned, a [member] [partner] [shareholder] of ___________, a [___________ limited liability company] [a ________ partnership] [a __________ corporation] (the “Company”), hereby instructs the Company to register on the books of the Company the pledge of the undersigned’s [membership] [partnership] interest in favor of THE TITAN CORPORATION, a Delaware corporation, as Pledgee (the “Pledgee”), pursuant to the Subsidiary Pledge Agreement, dated as of May 24, 2002, made by, among others, the undersigned in favor of the Pledgee.

Very truly yours,

[NAME OF PLEDGOR]

By:
Name:
Title:

cc:  The Titan Corporation

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EXHIBIT B

INITIAL TRANSACTION STATEMENT

___________ __, ____

To:          The Titan Corporation

                Attention:

This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of The Titan Corporation (the “Pledgee”), as follows:

1.             Uncertificated Securities:

The entire [limited liability company] [partnership] interests of [NAME OF PLEDGOR] in the undersigned [limited liability company] [________ partnership] [corporation].

2.             Registered Owner:

[NAME OF PLEDGOR]

3.             Pledged in favor of:

The Titan Corporation,

   as the Pledgee

4.             There are no liens or restrictions of the undersigned [limited liability company] [________ partnership] [corporation] and no adverse claims to which the uncertificated securities are or may be subject known to the undersigned [limited liability company] [________ partnership] [corporation], other than in favor of The Titan Corporation, in its capacity as the Pledgee.

5.             The pledge was registered on _______ __, ____.

6.             No transfer of the uncertificated securities shall be made without the prior written consent of the Pledgee.

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A

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NEGOTIABLE INSTRUMENT NOR A SECURITY.

Very truly yours,

[NAME OF PLEDGED INTEREST ISSUER]

By:
Name:
Title:

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Exhibit L

SUBSIDIARY SECURITY AGREEMENT

This SUBSIDIARY SECURITY AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Security Agreement”), dated as of August 2, 2002, is made by each Subsidiary (as defined in the Credit Agreement referred to below) of the Borrower (as defined below), now or after the date hereof (including pursuant to Section 7.4) a signatory hereto (each, individually, a “Grantor,” and collectively, the “Grantors”), in favor of THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”) and Secured Party, the Secured Party has extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

WHEREAS, each Grantor is a Subsidiary of the Borrower;

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Party pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Grantor jointly and severally agrees, for the benefit of the Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1             Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the first recital.

“Chattel Paper” has the meaning provided in the U.C.C.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in Section 4.1.2(b).

“Commercial Tort Claims” means any claim arising in tort now or hereafter owned, acquired, or received by any Grantor in which any Grantor now holds or hereafter acquires any right or interest.

“Computer Hardware and Software Collateral” means:

(a)       all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

(b)       all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by any Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)       all firmware associated therewith;

(d)       all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)       all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

“Contracts” means all agreements between any Grantor and one or more additional parties.

“Contract Rights” means all rights of any Grantor (including, without limitation, all rights to payment) under each Contract.

“Copyright Collateral” means all copyrights (including all copyrights for semi-conductor chip product mask works) of each Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of such Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights

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corresponding thereto throughout the world, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

“Credit Agreement” is defined in the first recital.

“Deposit Accounts” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution, including those Deposit Accounts set forth in Item G of Schedule I hereto.

“Documents” has the meaning provided in the U.C.C.

“Equipment” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, all equipment in all of its forms of the Grantors, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto.

“Fixtures” has the meaning provided in the U.C.C., and in any event, includes, without limitation, with respect to the Grantors, regardless of where located, any of the fixtures, systems, machinery, apparatus, equipment or fittings of any kind or nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including sign, escalator, elevator, any heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning or air cooling, refrigerating, food preparation, incinerating or power, loading or unloading, boilers, communication, switchboard, tank, pump, filter, sprinkler or other fire prevention or extinguishing fixture, system, machinery, apparatus or equipment, and any engine, motor, dynamo, machinery, pipe, pump, tank, conduit or duct constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

“General Intangibles” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, with respect to the Grantors, all Contracts, agreements, Instruments and indentures in any form, and portions thereof, to which any Grantor is a party or under which any Grantor has any right, title or interest or to which any Grantor or any property of any Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Goods” has the meaning provided in the U.C.C.

“Grantor” and “Grantors” are defined in the preamble.

“Instrument” has the meaning provided in the U.C.C.

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“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” has the meaning provided in the U.C.C. and, in any event, includes, without limitation, all inventory in all of its forms of the Grantors, wherever located, including

(i)      all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

(ii)     all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), and

(iii)    all goods which are returned to or repossessed by any Grantor,

and all accessions thereto, products thereof and documents therefor.

“Investment Property” has the meaning provided in the U.C.C.

“Letter of Credit Right” means any right of any Grantor to payment or performance under a letter of credit (as such term in defined in Article 5 of the U.C.C.), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Patent Collateral” means:

(a)       all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule II attached hereto;

(b)       all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)       all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto; and

(d)       all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto, and all rights corresponding thereto throughout the world.

“Payment Intangibles” has the meaning provided in the U.C.C.

“Promissory Notes” has the meaning provided in the U.C.C.

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“Proceeds” has the meaning provided in the U.C.C., and shall include, in any event, with respect to any Grantor, any and all currently owned or after-acquired (a) Receivables, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by any Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral, (b) proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, including by reason of the loss, nonconformity or interference with the use of, defects or infringement of rights in, or damage to, any of the Collateral, (c) payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (d) claims of any Grantor against third parties arising out of the loss, nonconformity, interference with the use of, defects or infringements of rights in, or damage to, any of the Collateral, including any claim (i) for past, present or future infringement of any patent or patent license, copyright or copyright license or (ii) for past, present or future infringement or dilution of any Trademark or Trademark license or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license, (e) certificates, dividends, cash, Instruments or other forms of money, currency or funds and other Property received or distributed in respect of or in exchange for any Investment Property, (f) cash or other forms of money, currency or funds and other proceeds received under and in respect of any letter of credit or other support obligation, (g) rights arising out of any of the Collateral, and (h) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

“Receivables” means “accounts” (as such term is defined in the U.C.C.), including but not limited to rights to payments for goods sold or leased or services rendered, whether now existing or hereafter arising, including, without limitation, rights evidenced by an account, note, Contract, security agreement, Chattel Paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (b) all of any Grantor’s right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other Instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

“Secured Obligations” is defined in Section 2.2.

“Secured Party” is defined in the preamble.

“Securities Account” has the meaning provided in the U.C.C., including without limitation those Securities Accounts listed in Item H of Schedule I hereto.

“Security Agreement” is defined in the preamble.

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“Supporting Obligations” has the meaning provided in the U.C.C.

“Termination Date” means the date on which all Obligations have indefeasibly been paid in full in cash, all Commitments have been fully terminated and all Letters of Credit and Lender Guaranties have been canceled or otherwise terminated.

“Trademark Collateral” means:

(a)       all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto;

(b)       all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto;

(c)       all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

(d)       all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)       all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

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“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “U.C.C.” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 1.2             Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3             U.C.C. Definitions.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1             Grant of Security.  Each Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party, to secure the Secured Obligations, a security interest in all of the following, whether now or hereafter existing or acquired by such Grantor (the “Collateral”):

(a)       the Collateral Account;

(b)       all Commercial Tort Claims;

(c)       all Computer Hardware and Software Collateral;

(d)       all Contracts, together with any Contract Rights arising thereunder;

(e)       all Deposit Accounts;

(f)        all Equipment;

(g)       all Fixtures;

(h)       all Intellectual Property Collateral;

(i)        all Inventory;

(j)        all Investment Property;

(k)       all Letter of Credit Rights;

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(l)        all Receivables;

(m)      all Securities Accounts;

(n)       all Supporting Obligations;

(o)       all other Goods, Chattel Paper, Documents, Instruments (including, without limitation, Promissory Notes), and General Intangibles (including, without limitation, Payment Intangibles and tax refunds) of such Grantor now or hereafter existing;

(p)       all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(q)       all of such Grantor’s other personal property and rights of every kind and description and interests therein; and

(r)        all products and Proceeds of and from any and all of the foregoing Collateral (including Proceeds which constitute property of the types described in clauses (a) through (q) and, to the extent not otherwise included, all payments under insurance which such Grantor is entitled to receive (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9407(a) or 9408(a) of the U.C.C. or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 2.2             Security for Obligations.  This Security Agreement secures the payment of (i) all Obligations of the Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses, Interest Rate Hedging Obligations or otherwise, and (ii) all obligations of each Grantor and each other Obligor now or hereafter existing under this Security Agreement and each other Loan Document to which such Grantor or such other Obligor is or may become a party, with all such obligations of the Borrower and each Grantor and each other Obligor being collectively referred to as the “Secured Obligations”.

SECTION 2.3             Continuing Security Interest; Transfer of Notes.  This Security Agreement shall create a continuing security interest in the Collateral and shall:

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(a)       remain in full force and effect until the Termination Date;

(b)       be binding upon each Grantor and each of their successors, transferees and assigns; and

(c)       inure to the benefit of the Secured Party.

The Secured Party may assign or otherwise transfer (in whole or in part) the Revolving Note or any Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Secured Party under any Loan Document (including this Security Agreement) or otherwise, subject, however, to the provisions of Section 10.10 of the Credit Agreement.

SECTION 2.4             Grantors Remain Liable.  Anything herein to the contrary notwithstanding:

(a)       each Grantor shall remain liable under the Contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such Contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)       the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts or agreements included in the Collateral; and

(c)       the Secured Party shall not have any obligation or liability under any such Contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.5             Security Interest Absolute.  All rights of the Secured Party and the security interests granted to the Secured Party hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a)       any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(b)       the failure of the Secured Party

(i)      to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person under the provisions of the Credit Agreement, any other Loan Document or otherwise, or

(ii)     to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations;

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(c)       any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

(d)       any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e)       any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;

(f)        any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(g)       any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

SECTION 2.6             Postponement of Subrogation, etc.  Each Grantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Security Agreement, by any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until after the Termination Date.  Any amount paid to any Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Party and shall immediately be paid to the Secured Party and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if:

(a)       any Grantor has made payment to the Secured Party of all or any part of the Secured Obligations; and

(b)       the Termination Date has occurred;

then the Secured Party agrees that, at such Grantor’s request, the Secured Party will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor.  In furtherance of the foregoing, at all times prior to the Termination Date, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Secured Party.  Notwithstanding the foregoing, to the extent necessary to toll the statute of limitations, such Grantor may take such action required to preserve any rights it has by way of rights of subrogation as consented to by the Secured Party in its reasonable discretion.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1             Representations and Warranties.  Each Grantor represents and warrants to the Secured Party (a) as to all matters contained in Article VI of the Credit Agreement insofar as the representations and warranties contained therein are applicable to such Grantor and its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Security Agreement by reference as though specifically set forth in this Section 3.1 and (b) insofar as the representations and warranties contained herein are applicable to such Grantor and its properties, as set forth in this Article.

SECTION 3.1.1              Location of Collateral, etc.  All of the Equipment and Inventory of such Grantor is located at the places specified in Item A and Item B, respectively, of Schedule I hereto, except for such property in transit in the ordinary course.  None of the Equipment and Inventory has, within the four (4) months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A and Item B, respectively, of Schedule I applicable to such Grantor hereto except as set forth in a footnote thereto.  The place(s) of business and chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the Receivables, and all originals of all Chattel Paper which evidence Receivables, are located at the address set forth in Item D of Schedule I applicable to such Grantor hereto.  Such Grantor has no trade names other than those set forth in Item E of Schedule I applicable to such Grantor hereto.  During the four (4) months preceding the date hereto, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item F of Schedule I applicable to such Grantor hereto.  All Receivables[, if such Receivables are in excess of Two Hundred Fifty Thousand Dollars ($250,000), and otherwise at the request of Security Party) evidenced by a promissory note or other Instrument, negotiable Document or Chattel Paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party and delivered and pledged to the Secured Party pursuant to Section 4.1.7 hereto.

SECTION 3.1.2              Ownership, No Liens, etc.  Such Grantor and/or the Borrower (with respect to Collateral shown on Schedules II through V hereto) owns its Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Security Agreement or as have been filed in connection with Liens permitted pursuant to Section 8.3 of the Credit Agreement.

SECTION 3.1.3              Possession and Control.  Such Grantor has exclusive possession and control of its Equipment and Inventory, except for property in transit in the ordinary course.

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SECTION 3.1.4              Negotiable Documents, Instruments and Chattel Paper.  Such Grantor has, contemporaneously herewith, delivered to the Secured Party possession of all originals of all negotiable Documents, Instruments and Chattel Paper currently owned or held by such Grantor (duly endorsed in blank, if requested by the Secured Party).

SECTION 3.1.5              Intellectual Property Collateral.  With respect to any Intellectual Property Collateral the loss, impairment or infringement of which is reasonably likely to have a Material Adverse Effect:

(a)       such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(b)       such Intellectual Property Collateral is valid and enforceable;

(c)       such Grantor (and/or the Borrower) has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world, in each case where it is commercially reasonable to do so;

(d)       other than as previously disclosed in writing to the Secured Party, such Grantor (and/or the Borrower) is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

(e)       such Grantor has performed and will continue to perform and cause all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable, unless such Grantor (i) has reasonably and in good faith determined that any of the Intellectual Property Collateral is of negligible economic value to such Grantor, or (ii) has a reasonable and valid business purpose to do otherwise.

Such Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing necessary to the conduct of such Grantor’s business as presently conducted.

SECTION 3.1.6              Validity, Priority, etc.  Assuming the proper filing of one or more financing statements identifying the Collateral with the proper local, state and/or federal authorities, the security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing first priority perfected security interests in the Collateral (subject to Liens permitted under the Credit Agreement), securing payment of the Secured Obligations, to the extent such security interests may be perfected by the filing of financing statements or other filings with the United States Patent and Trademark Office or United States Copyright Office.

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SECTION 3.1.7              Authorization, Approval, etc.  Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required under U.S. law, except for necessary filings in connection with the U.C.C., either:

(a)       for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor; or

(b)       for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder.

SECTION 3.1.8              Compliance with Laws.  Such Grantor is in compliance in all material respects with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which is reasonably likely to have a Material Adverse Effect or which is reasonably likely to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

ARTICLE IV

COVENANTS

SECTION 4.1             Certain Covenants.  Each Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, any Letters of Credit shall be outstanding or the Secured Party shall have any outstanding Commitment, such Grantor will, unless the Secured Party shall otherwise consent in writing, perform, comply with and be bound by (a) all of the agreements, covenants and obligations contained in Article VII of the Credit Agreement which are applicable to such Grantor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Security Agreement by reference as though specifically set forth in this Section 4.1 and (b) the obligations set forth in this Article.

SECTION 4.1.1              As to Equipment and Inventory.  Such Grantor hereby agrees that it shall:

(a)       keep all the Equipment and Inventory (other than Inventory sold or certain Equipment in transit and is permitted under the Credit Agreement), each in the ordinary course of business, or except as otherwise provided in the Credit Agreement or any of the other Loan Documents) at the places therefor specified in Section 3.1.1 hereof or, upon thirty (30) days’ prior written notice to the Secured Party, at such other places in a jurisdiction where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.7 hereof shall have been taken with respect to the Equipment and Inventory (collectively, “Specified Locations”);

(b)       cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance

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with any manufacturer’s manual or good business practice; and forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Secured Party a statement respecting any material loss or damage to any of the Equipment; and

(c)       pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

SECTION 4.1.2              As to Receivables and Contracts.

(a)       Such Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all Chattel Paper which evidences Receivables, located at the address(es) set forth in Item D of Schedule I hereto, or, upon thirty (30) days’ prior written notice to the Secured Party, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.1.7 hereof shall have been taken with respect to the Receivables; not change its name except upon thirty (30) days’ prior written notice to the Secured Party; hold and preserve such records and Chattel Paper; and permit representatives of the Secured Party at any time during normal business hours to inspect (upon reasonable prior written notice so long as no Event of Default shall have occurred and be continuing) and make abstracts from such records and Chattel Paper.  In addition, such Grantor shall give the Secured Party a supplement to Schedule I hereto on each date a Compliance Certificate is required to be delivered by the Borrower to the Secured Party under the Credit Agreement, which shall set forth any changes to the information set forth in Section 3.1.1 hereof.

(b)       Upon written notice by the Secured Party to such Grantor pursuant to this clause, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Secured Party for deposit to a deposit account (the “Collateral Account”) of such Grantor maintained with Comerica Bank-California, and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Secured Party until delivery thereof is made to the Secured Party.  The Secured Party will not give the notice referred to in the preceding sentence unless there shall have occurred and be continuing an Event of Default.

(c)       The Secured Party shall have the right to apply any amount in any such Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand, or to the payment of any Secured Obligations at any time that an Event of Default shall exist.

(d)       Such Grantor shall not enter into any government contract which prohibits assignment to the Secured Party of any payments due or to become due thereunder or under

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any other government contract, other than contracts for which the government has determined that a prohibition on assignment of claims is in the government’s interest.

(e)       Without Lender’s prior written consent, which consent shall not be unreasonably withheld, such Grantor shall not cause the aggregate value of Receivables or Contracts or Contract Rights and the value of similar Receivables and Contracts as to which a Lien in favor of the Secured Party cannot be granted hereunder pursuant to the final paragraph of Section 2.1 (including Liens granted by other Grantors), or pursuant to the Borrower Security Agreement to exceed $[500,000] at any time.

SECTION 4.1.3              As to Collateral.

(a)       Until the occurrence and continuance of an Event of Default, such Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Secured Party may reasonably request following the occurrence of an Event of Default or, in the absence of such request, as such Grantor may reasonably deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.  The Secured Party may, at any time following an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon request of the Secured Party following an Event of Default, such Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

(b)       After an Event of Default, the Secured Party is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Secured Party, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.1.4              As to Intellectual Property Collateral.  Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of such Grantor:

(a)       Such Grantor shall not do any act, or omit to do any act, whereby any of its Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, unless such Grantor shall either (i) reasonably and in good faith determine

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that any of its Patent Collateral is of negligible economic value to such Grantor, or (ii) have a reasonable and valid business purpose to do otherwise.

(b)       Such Grantor shall not, and such Grantor shall not permit any of its licensees to:

(i)        fail to continue to use any of its Trademark Collateral in order to maintain all of its Trademark Collateral in full force free from any claim of abandonment for non-use,

(ii)       fail to maintain as in the past the quality of products and services offered under all of its Trademark Collateral,

(iii)      fail to employ all of its Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration,

(iv)      adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of its Trademark Collateral,

(v)       use any of its Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of its Trademark Collateral has been made, and

(vi)      do or permit any act or knowingly omit to do any act whereby any of its Trademark Collateral may lapse or become invalid or unenforceable,

unless such Grantor shall either (x) reasonably and in good faith determine that any of its Trademark Collateral is of negligible economic value to such Grantor, or (y) have a reasonable and valid business purpose to do otherwise.

(c)       Such Grantor shall not do or permit any act or knowingly omit to do any act whereby any of its Copyright Collateral or any of its Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless such Grantor shall either (i) reasonably and in good faith determine that any of its Copyright Collateral or any of its Trade Secrets Collateral is of negligible economic value to such Grantor, or (ii) have a reasonable and valid business purpose to do otherwise.

(d)       Such Grantor shall notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any material item of its Intellectual Property Collateral may become abandoned or dedicated to the public or be placed in the public domain or become invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of its Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

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(e)       In no event shall such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly upon such filing informs the Secured Party, and upon request of the Secured Party, executes and delivers any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f)        Such Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, its Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

(g)       Such Grantor shall, contemporaneously herewith, execute and deliver to the Secured Party a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, and shall execute and deliver to the Secured Party any other document required to acknowledge or register or perfect the Secured Party’s interest in any part of its Intellectual Property Collateral.

SECTION 4.1.5              Insurance.  Such Grantor will maintain or cause to be maintained with financially sound and reputable insurance companies insurance with respect to its business and properties (including the Equipment and Inventory) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Credit Agreement and will, upon the request of the Secured Party, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by such Grantor in accordance with this Section.  Without limiting the foregoing, such Grantor further agrees as follows:

(a)       Each policy for property insurance shall show the Secured Party as loss payee.

(b)       Each policy for liability insurance shall show the Secured Party as an additional insured.

(c)       Each insurance policy shall provide that at least thirty (30) days’ prior written notice of cancellation or of lapse shall be given to the Secured Party by the insured (or at least ten (10) days’ prior written notice of cancellation shall be given with respect to failure to pay the premium).

(d)       Such Grantor shall, if so requested by the Secured Party, deliver to the Secured Party a copy of each insurance policy.

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SECTION 4.1.6              Transfers and Other Liens.  Such Grantor shall not:

(a)       sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as may be permitted by the Credit Agreement; or

(b)       create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement, including the cure periods set forth therein

SECTION 4.1.7              Further Assurances, etc.  Such Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable (provided that it is reasonable), or that the Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:

(a)       mark conspicuously each Document (evidencing title) included in the Inventory, each Chattel Paper included in the Receivables and, at the request of the Secured Party, and upon the occurrence and during the continuance of an Event of Default, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Document, Chattel Paper, or Collateral is subject to the security interest granted hereby;

(b)       if any Receivable shall be evidenced by a Promissory Note or other Instrument, negotiable Document or Chattel Paper, deliver and pledge to the Secured Party hereunder such Promissory Note, Instrument, negotiable Document or Chattel Paper duly endorsed and accompanied by duly executed Instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; provided, however, if such evidences amounts less than Two Hundred Fifty Thousand Dollars ($250,000) such delivery and pledge shall be at Secured Party’s Request;

(c)       execute and file such financing or continuation statements, or amendments thereto, and such other Instruments or notices as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Secured Party hereby;

(d)       promptly execute and file any notice or other required form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof, as the Secured Party may reasonably request; and

(e)       furnish to the Secured Party, from time to time at the Secured Party’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

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With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor.  A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE V

ATTORNEY-IN-FACT

SECTION 5.1             Secured Party Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Secured Party such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Secured Party’s discretion, following the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)       to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)       to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c)       to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

(d)       to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.7 hereof).

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable until the Obligations are satisfied and coupled with an interest.

SECTION 5.2             Secured Party May Perform.  If any Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2 hereof.

SECTION 5.3             Secured Party Has No Duty.  In addition to, and not in limitation of, Section 2.4(c) hereof, the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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SECTION 5.4             Reasonable Care.  Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Secured Party shall have no duty with respect thereto.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.  The Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Secured Party in good faith.

ARTICLE VI

REMEDIES

SECTION 6.1             Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a)       The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may:

(i)        require each Grantor to, and such Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

(ii)       reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, or advertise for sale or lease the Collateral;

(iii)      without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(iv)      withdraw all monies, securities and Instruments in the Collateral Account for application to the Obligations; and

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(v)       license or sublicense, whether on an exclusive or nonexclusive basis, any Trademark Collateral, Patent Collateral or Copyright Collateral included in the Intellectual Property Collateral for such term and on such conditions and in such manner as the Secured Party shall in its sole judgment determine.

(b)       All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 6.2 hereof) in whole or in part by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which the Secured Party is entitled from such Grantor.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full in cash of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)       To the extent such Grantor has the right to do so, such Grantor authorizes the Secured Party to take possession of the Collateral, or any part of it, and to pay, purchase, contract, or compromise any encumbrance, charge, or Lien which, in the opinion of the Secured Party, appears to be prior or superior to its security interest.

(d)       The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases.

(e)       To the maximum extent permitted by law, the Grantors waive all claims, damages, and demands against the Secured Party arising out of the repossession, retention, or sale of the Collateral.

(f)        As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 6.1(f), and shall not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Secured Party may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own

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account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In addition to a private sale as provided above in this Section 6.1(f), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Secured Party may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(g)       Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.2             Indemnity and Expenses.

(a)       Each Grantor jointly and severally agrees to indemnify the Secured Party and its officers, employees, and agents from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Secured Party.

(b)       Each Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with:

(i)        the administration of this Security Agreement;

(ii)       the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(iii)      the exercise or enforcement of any of the rights of the Secured Party hereunder: or

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(iv)      the failure by any Grantor to perform or observe any of the provisions hereof.

The provisions of this Section 6.2 shall survive the Termination Date.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1             Loan Document.  This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2             Amendments; etc.  No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor here from, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only for the specified Grantor, in the specific instance, and for the specific purpose for which given.

SECTION 7.3             Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and, if to any Grantor, mailed or telecopied or delivered to it, addressed to it, care of the Borrower at the address for the Borrower specified in the Credit Agreement, if to Secured Party, mailed or telecopied or delivered to it, addressed to it at the address of the Secured Party specified in the Credit Agreement.  All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.4             Additional Subsidiary Grantors.  Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if originally named as a “Grantor” herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.5             Captions.  Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

SECTION 7.6             Severability.  Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

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SECTION 7.7             Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

SECTION 7.8             Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.  THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.9             Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTY OR ANY GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA ADDRESSED TO SUCH GRANTOR, CARE OF THE BORROWER, AT THE ADDRESS FOR NOTICES SPECIFIED IN THE CREDIT AGREEMENT.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF

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ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 7.10       Waiver of Jury Trial.  EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTY OR SUCH GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

[Remainder of page left blank intentionally.]

25

IN WITNESS WHEREOF, each Grantor has caused this Subsidiary Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SB OPERATINGCO, LLC, as Grantor
By:	/s/ L. A. OBERKFELL

L. A. Oberkfell President, Chief Executive Officer

26

ANNEX I

SUPPLEMENT, dated as of ________________, ____ (this “Supplement”), to the Subsidiary Security Agreement, dated as of August 2, 2002 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the “Security Agreement”), among the initial signatories thereto and each other Person (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) which from time to time thereafter became a party thereto pursuant to Section 7.4 thereof (each, individually, a “Grantor”, and, collectively, the “Grantors”), in favor of the Secured Party.

W I T N E S S E T H :

WHEREAS, pursuant to the provisions of Section 7.4 of the Security Agreement, the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, the undersigned Grantor desires to become a “Grantor” under the Security Agreement in order to induce the Secured Party to continue to extend Credit Extensions under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of the Secured Party, as follows.

SECTION 1.           In accordance with the terms of the Security Agreement, by its signature below the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and the undersigned Grantor, hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof.  In furtherance of the foregoing, each reference to a “Grantor” in the Security Agreement shall be deemed to include the undersigned Grantor.

SECTION 2.           The undersigned Grantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of the undersigned Grantor, enforceable against it in accordance with its terms.

SECTION 3.           Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4.           In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.

SECTION 5.           THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 6.           This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GRANTOR]

By:
Name:
Title:

ACCEPTED BY:

THE TITAN CORPORATION, as Secured Party

By:
Name:
Title:

2

SCHEDULE I

Item A.  Location of Equipment

Location	Description
9276 Scranton Road, Suite 600	Leasehold improvements, furniture
San Diego, CA 92121	and computer equipment

6780 Sierra Court, Suite A	Leasehold improvements, furniture,
Dublin, CA 94568	machinery and computer equipment.

9040 Activity Road, Suite A	Leasehold improvements, furniture
San Diego, CA	and computer equipment

2640 Murray Street	Furniture, computer equipment and machinery
Sioux City, IA 51111

9300 Underwood Avenue Suite 150	Leasehold improvements, furniture and
Omaha, NE 68114-2684	computer equipment

3285 East Vernon Avenue	Leasehold improvements, furniture,
Vernon, CA 90058	computer equipment and machinery

300 Regency Drive	Leasehold improvements, furniture,
Glendale Heights, IL60139	computer equipment and machinery

400 Discovery Drive	Machinery and equipment
College Station, TX 77845

Avenida Brasil 19001	Leasehold improvements, furniture,
(Proximo Ao lado Pavilhao 100	computer equipment and machinery
CEASA) Rio de Janeiro, RJ
Brazil 21-531-140

Abbraj Att’awuneya BLDG	Leasehold improvements, furniture and
8th floor North	computer equipment
King Fahad Road
Riyadh 11533
Kingdom of Saudi Arabia

3

Item B.  Location of Inventory

Location	Description
9276 Scranton Road, Suite 600	Inventory
San Diego, CA 92121

6780 Sierra Court, Suite A	Inventory
Dublin, CA 94568

9040 Activity Road, Suite A	Inventory
San Diego, CA

*Item C.  Location of Lock Boxes

		Contact
Bank Name and Address	Account Number	Person
Comerica Bank California	1891382754
600 B Street	1891505008
San Diego, CA 92101

Item D.  Place(s) of Business and Chief Executive Office

Current:                  9276 Scranton Road, Suite 600

                                San Diego, CA  92121

Former:                   3033 Science Park Road

                                San Diego, CA  92121

Item E.  Trade Names

SB OperatingCo, LLC (8/1/02)

SB OperatingCo, Inc. (8/3/00)

SureBeam Corporation (4/17/00)

Titan Scan Corp. (8/25/98)

Titan Purification Inc. (12/8/97)

SureBeam Brasil LTDA

* Accounts are SB OperatingCo, LLC and/or Borrower accounts.

4

Item F.  Merger or Other Corporate Reorganization

*Item G.  Location of Deposit Accounts

		Contact
Bank Name and Address	Account Number	Person
Comerica Bank California	1891507129
600 B Street	1891428169
San Diego, CA 92101	1891427583
	1891382747
	1891427591
	1891507970
	2176994453
	1891504993

Item H.  Location of Securities Accounts

Contact
Bank Name and Address	Account Number	Person

                None.

5

SCHEDULE II

Item A.  Patents

Country	Patent No.	Issue Date	Title

U.S.	5,590,602	1/7/1997	Conveyor System Utilizing Articles Carriers
PCT	5,994,706	11/30/1999	Article Irradiation System ________ Intermediate Wall of ________ Shielding Material Within Loop of Conveyor System That Transports the Articles
U.S. PCT EPO JAP CA	5,994,706	11/30/1999	Article Irradiation System in Which Articles Transporting Conveyor is Closely Encompassed by Shielding Material
U.S. AUS DAN CAN EPO JAP KR MA	5,396,074	3/7/1995	Irradiation System Utilizing Conveyor Transported Article Carriers
U.S.	6,127,687	10/3/2000	Article Irradiation System having Intermediate Wall of Radiation Shielding Material Within Loop of Conveyor System that transports the Articles.
U.S.	6,236,055	5/22/2001	Article Irradiation System having Intermediate Wall of Radiation Shielding Material Within Loop of Conveyor System that transports the Articles.
U.S.	6,285,030	9/4/2001	Article Irradiation System in Which Article Transporting Conveyor is Closely Encompassed by Shielding
U.S.	6,294,791	9/24/2001	Article Irradiation System having Intermediate Wall of Radiation Shielding Material Within Loop of Conveyor System that transports the Articles.

6

Pending Patent Applications

Country	Serial No.	Filing Date	Title
U.S	09/710,730	11/10/2000	System For and Method of Irradiating an Object with an Optimal Amount of Radiation
U.S.	09/872131	6/1/2001	System For, and Method of Irradiating Article with Multiple Irradiations
U.S.	09/872,441	6/1/2001	System For, and Methods Of, Irradiating Articles
U.S.	09/456,061	12/7/1999	System For and Methods Of, Irradiating Articles to Sterilize The Articles
U.S.	9/753,287	12/29/2000	System For, And Method Of, Irradiating Articles With X-Ray Beam
U.S.	09/881,257	6/13/2001	System For, and Methods Of, Irradiating Articles With X-Ray Beam
U.S.	09/710,730	11/10/2000	System For, And Methods Of, Irradiating Opposite Sides Of Articles With Optimal amounts of Cumulative Irradiation
U.S.	09/569,402	5/12/2000	System For, and Method of Providing Frequency Hopping
PCT WO	09/458,051	12/7/1999	Apparatus For, And Methods for Sterilizing Products, Primarily Food Products
U.S.	60/141,781	6/30/1999	Apparatus For, And Methods for Sterilizing Products, Primarily Food Products
U.S.	09/912,576	7/24/2001	System For, and Methods Of, Irradiating Articles
U.S.	09/971,986	10/4/2001	Compact Self-Shielded Irradiation System and Method
U.S.	10/167,544	6/10/2002	System For, and Method Of, Irradiating Articles To Sterilize Articles
U.S.	09/964,785	9/26/2001	System For, And Methods Of, Irradiating Opposite Sides Of Articles With Optimal amounts of Cumulative Irradiation

7

Patent Applications in Preparation

Expected*Country	Docket No.	Filing Date	Inventor(s)	Title

Item B.  Patent Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

8

SCHEDULE III

Item A.  Trademarks

Registered Trademarks

*Country	Trademark	Registration No.	Status
United States	SUREBEAM in class 40	(RN) 1,855,367	Registered
Lebanon	SUREBEAM in classes 9 & 40	(RN) 88045	Registered

Pending Trademark Applications

*Country	Trademark	Serial No.	Status
United States	GOOD FOOD. MADE BETTER. in class 40	(SN) 76/326,832	Pending
United States	SAFER FRESHER BETTER in class 40	(SN) 76/326,461	Pending
United States	SERVE WITH CONFIDENCE in class 40	(SN) 76/264,588	Pending
United States	SERVED WITH CONFIDENCE in class 40	(SN) 76/264,589	Pending
United States	SUREBEAM in class 9	(SN) 76/260,478	Published
United States	SUREBEAM & Design in class 40	(SN) 76/326,834	Pending
United States	SUREMAIL in class 40	(SN) 76/335,335	Pending
United States	YOUR FAVORITE FOODS MADE BETTER in class 40	(SN) 76/264,590	Pending
United States	Be SureBeam Safe	78/145,494	Pending
Australia	GOOD FOOD. MADE BETTER. in class 40	(SN) 894010	Pending
Australia	SUREBEAM in classes 9 & 40	(SN) 865938	Allowed for Registration
Brazil	SUREBEAM in class 9	(SN) 822,218,100	Published
Brazil	SUREBEAM in class 40	(SN) 822,218,119	Published
Canada	SUREBEAM in classes 9 & 40	(SN) 1068730	Pending
China	SUREBEAM in class 9	(SN) 2001165531	Pending
China	SUREBEAM in class 40	(SN) 2001179227	Pending

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

9

Egypt	SUREBEAM in class 9	(SN) 144891	Pending
Egypt	SUREBEAM in class 40	(SN) 144892	Pending
Guatemala	SUREBEAM in class 9	(SN) 07579	Pending
Guatemala	SUREBEAM in class 40	(SN) 07580	Pending
Indonesia	SUREBEAM in class 9	(SN) 16501-16604	Pending
Indonesia	SUREBEAM in class 40	(SN) 16502-16605	Published
India	SUREBEAM in class 9	(SN) 1012183	Pending
Japan	SUREBEAM in classes 9 & 40	(SN) 2000-097384	Published
Kuwait	SUREBEAM in class 40	(SN) 52208	Pending
Mexico	SUREBEAM in class 9	(SN) 496290	Pending
Mexico	SUREBEAM in class 40	(SN) 496291	Pending
New Zealand	GOOD FOOD. MADE BETTER. in class 40	(SN) 647625	Pending
Oman	SUREBEAM in class 9	(SN) 25945	Pending
Oman	SUREBEAM in class 40	(SN) 25946	Pending
Panama	SUREBEAM in class 9	(SN) 117604	Pending
Panama	SUREBEAM in class 40	(SN) 115892	Pending
Philippines	SUREBEAM in classes 9 & 40	(SN) 4-2001005137	Pending
Pakistan	SUREBEAM in class 9	(SN) 172685	Pending
Pakistan	SUREBEAM in class 16	(SN) 173569	Pending
Qatar	SUREBEAM in class 9	(SN) 25783	Pending
Qatar	SUREBEAM in class 40	(SN) 25784	Pending
Russia	SUREBEAM in class 9	(SN) 2001721891	Pending
Russia	SUREBEAM in class 40	(SN) 2001721845	Pending
Saudi Arabia	GOOD FOOD. MADE BETTER. in class 40	(SN) 73859	Pending
Saudi Arabia	SUREBEAM in class 9	(SN) 71887	Pending
Saudi Arabia	SUREBEAM in class 40	(SN) 71888	Pending
South Africa	SUREBEAM in class 9	(SN) 2001/12160	Pending
South Africa	SUREBEAM in class 40	(SN) 2001/12161	Pending
South Korea	SUREBEAM in class 7	(SN) 40200051220	Published
South Korea	SUREBEAM in class 9	(SN) 40200041625	Published
South Korea	SUREBEAM in class 40	(SN) 41200023540	Pending
Spain	SUREBEAM in class 9	(SN) 2351499	Published
Spain	SUREBEAM in class 37	(SN) 2414906	Published
Spain	SUREBEAM in class 40	(SN) 2346640	Published
Thailand	SUREBEAM in class 9	(SN) 472133	Pending
Thailand	SUREBEAM in class 40	(SN) 472134	Pending
Turkey	GOOD FOOD. MADE BETTER. in class 40	(SN) 2001-22756	Pending
United Arab Emirates	SUREBEAM in class 9	(SN) 44556	Pending
United Arab Emirates	SUREBEAM in class 40	(SN) 44557	Pending

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

10

Argentina	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Brazil	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Guatemala	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Jordan	SUREBEAM in class 9	Awaiting serial number from local counsel	Pending
Jordan	SUREBEAM in class 40	Awaiting serial number from local counsel	Pending
Japan	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Mexico	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number and confirmation of application filed from local counsel	Unfiled
Philippines	GOOD FOOD. MADE BETTER. in class 40	Awaiting serial number from local counsel	Pending
Turkey	SUREBEAM in classes 9 & 40	Awaiting serial number from local counsel	Pending
Yemen	SUREBEAM in class 9	Awaiting serial number from local counsel	Pending

Trademark Applications in Preparation

			Expected	Products/
*Country	Trademark	Docket No.	Filing Date	Services

Item B.  Trademark Licenses

*Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

11

SCHEDULE IV

Item A.  Copyrights/Mask Works

Registered Copyrights/Mask Works

*Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

*Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

Expected
*Country	Docket No.	Filing Date	Author(s)	Title

Item B.  Copyright/Mask Work Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

12

SCHEDULE V

Trade Secret or Know-How Licenses

*Country or			Effective	Expiration	Subject
Territory	Licensor	Licensee	Date	Date	Matter

13

EXHIBIT A

SUBSIDIARY PATENT SECURITY AGREEMENT

This SUBSIDIARY PATENT SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between ___________________, a ____________ (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”), and the Secured Party, the Secured Party has extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Subsidiary Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Party pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Secured Party, as follows:

SECTION 1.    Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.    Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the

Secured Party a security interest in all of the following property (the “Patent Collateral”), whether now owned or hereafter acquired or existing by it:

(a)           all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Attachment 1 attached hereto;

(b)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)           all patent licenses, including each patent license referred to in Item B of Attachment 1 attached hereto; and

(d)           all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Attachment 1 attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Attachment 1 attached hereto, and all rights corresponding thereto throughout the world.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in, any of the Grantor’s rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9407(a) or 9408(a) of the U.C.C. or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 3.    Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.    Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

14

SECTION 5.    Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.    Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.    Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Patent Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF GRANTOR]

By
Name:
Title:

THE TITAN CORPORATION,

as Secured Party

By
Name:
Title:

15

ATTACHMENT 1

Item A.   Patents

Issued Patents

Patent No.
*Country	Title	Issue Date	Inventor(s)

Pending Patent Applications

Serial No.
*Country	Title	Filing Date	Inventor(s)

Patent Applications in Preparation

Docket No.
*Country	Title	Expected Filing Date	Inventor(s)

Item B.                    Patent Licenses

*Country or Territory	Subject Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

16

EXHIBIT B

SUBSIDIARY TRADEMARK SECURITY AGREEMENT

This SUBSIDIARY TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between _____________________, a ___________ __________ (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SUREBEAM CORPORATION, a Delaware corporation, (the “Borrower”) and the Secured Party, the Secured Party has extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Subsidiary Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Party pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Secured Party, as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.           Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the

1

Secured Party a security interest in all of the following property (the “Trademark Collateral”), whether now owned or hereafter acquired or existing by it:

(a)           all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Attachment 1 attached hereto;

(b)           all Trademark licenses, including each Trademark license referred to in Item B of Attachment 1 attached hereto;

(c)           all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

(d)           all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e)           all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Attachment 1 attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in, any of the Grantor’s rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9407(a) or 9408(a) of the U.C.C. or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 3.           Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to,

2

and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.           Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

SECTION 5.           Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.           Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7.           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Trademark Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF GRANTOR]

By
Name:
Title:

THE TITAN CORPORATION,

as Secured Party

By
Name:
Title:

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ATTACHMENT 1

Item A.   Trademarks

Registered Trademarks

*Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

*Country	Trademark	Serial No.	Filing Date

Trademark Applications in Preparation

*Country	Trademark	Docket No.	Expected Filing Date	Products/ Services

Item B.                    Trademark Licenses

*Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

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EXHIBIT C

SUBSIDIARY COPYRIGHT SECURITY AGREEMENT

This SUBSIDIARY COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of August 2, 2002, is made between _____________________, a __________ __________ (the “Grantor”), and THE TITAN CORPORATION, a Delaware corporation (the “Secured Party”);

W I T N E S S E T H :

WHEREAS, pursuant to a Senior Secured Credit Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between SUREBEAM CORPORATION, a Delaware corporation (the “Borrower”), and the Secured Party, the Secured Party has extended Commitments to make Credit Extensions to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered to the Secured Party a Subsidiary Security Agreement, dated as of August 2, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Party pursuant to the Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Secured Party, as follows:

SECTION 1.           Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2.           Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Secured Party, and grant to the Secured Party a security interest in all of the following property (the “Copyright Collateral”),

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whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Attachment 1 attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Attachment 1 attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in, any of the Grantor’s rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9407(a) or 9408(a) of the U.C.C. or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 3.           Security Agreement.  This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Secured Party in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.           Release of Security Interest.  Upon the Termination Date, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all Instruments and other Documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

SECTION 5.           Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 6.           Loan Document, etc.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

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SECTION 7.           Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Copyright Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[NAME OF GRANTOR]

By
Name:
Title:

THE TITAN CORPORATION,

as Secured Party

By
Name:
Title:

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ATTACHMENT 1

Item A.   Copyrights/Mask Works

Registered Copyrights/Mask Works

*Country	Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

*Country	Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation

*Country	Docket No.	Expected Filing Date	Author(s)	Title

Item B.                    Copyright/Mask Work Licenses

*Country or Territory	Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

*              List items related to the United States first for ease of recordation.
List items related to other countries next, grouped by country and in alphabetical order by country name.

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EXHIBIT A

DESCRIPTION OF PREMISES

[See attached.]

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